                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                                U.S.$510,000,000
                              AMENDED AND RESTATED
                          LOAN AND FACILITIES AGREEMENT

                                      among

                                 OPBIZ, L.L.C.,
                                 as the Borrower

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                 THE BANK OF NEW YORK, ASSET SOLUTIONS DIVISION,
                  as Administrative Agent and Collateral Agent

                           dated as of August 31, 2004

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE 1       DEFINITIONS.......................................................     2
         1.1    Specific Definitions..............................................     2
         1.2    Other Definitional Provisions.....................................    39
         1.3    Other Terms.......................................................    40
         1.4    Accounting Terms..................................................    40

ARTICLE 2       LOANS.............................................................    41
         2.1    Total Facility....................................................    41
         2.2    Term Loan A.......................................................    41
         2.3    Term Loan B.......................................................    41
         2.4    Notes Evidencing Term Loans.......................................    41
         2.5    Borrowing of Term Loans...........................................    42
         2.6    Renewals of Term Loans............................................    42
         2.7    Term Loan Account.................................................    42

ARTICLE 3       INTEREST AND OTHER CHARGES........................................    42
         3.1    Term Loan A Interest..............................................    42
         3.2    Term Loan B Interest..............................................    43
         3.3    Default Rate......................................................    44
         3.4    Maximum Interest Rate.............................................    44
         3.5    Computation of Interest...........................................    44
         3.6    Agency and Collateral Monitoring Fee..............................    45
         3.7    Taxes.............................................................    45
         3.8    Requirements of Law...............................................    47
         3.9    Capital Adequacy Costs............................................    47
         3.10   Inability to Determine Interest Rate..............................    48
         3.11   Indemnity.........................................................    48
         3.12   Illegality........................................................    49
         3.13   Replacement by the Borrower of a Lender...........................    49

ARTICLE 4       PAYMENTS AND PREPAYMENTS..........................................    49
         4.1    Principal Payments................................................    49
         4.2    Optional Prepayments of Term Loans................................    51
         4.3    Mandatory Prepayments.............................................    51
         4.4    Payments, No Reborrowings.........................................    54
         4.5    Place and Form of Payments; Extension of Time.....................    54
         4.6    Sharing of Payments...............................................    54
         4.7    Indemnity for Returned Payments...................................    55
         4.8    Regulatory Replacement of Lender..................................    56
         4.9    Replacement of Lender Due to Gaming Authorities...................    56
         4.10   Agent's and Lenders' Books and Records............................    57
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         4.11   Register...............................................................    57

ARTICLE 5       CONDITIONS PRECEDENT...................................................    57
         5.1    Lender Conditions Precedent............................................    57
         5.2    Borrower Condition Precedent...........................................    63

ARTICLE 6       GENERAL WARRANTIES AND REPRESENTATIONS.................................    64
         6.1    Authorization, Validity, and Enforceability of this Agreement
                and the Loan Documents.................................................    64
         6.2    Organization and Qualification.........................................    64
         6.3    Subsidiaries...........................................................    65
         6.4    Financial Statements...................................................    65
         6.5    Capitalization.........................................................    65
         6.6    Solvency...............................................................    65
         6.7    Restrictive Agreements.................................................    65
         6.8    Regulations U and X....................................................    65
         6.9    Broker's Fees..........................................................    65
         6.10   Disclosure.............................................................    66
         6.11   Investment and Holding Company Status..................................    66
         6.12   Projections. ..........................................................    66
         6.13   Payments with respect to Time Share Premises.  ........................    66

ARTICLE 7       AFFIRMATIVE COVENANTS..................................................    66
         7.1    Books and Records......................................................    67
         7.2    Financial and Other Information........................................    67
         7.3    Notices to the Agent...................................................    71
         7.4    Taxes and Other Obligations............................................    73
         7.5    Existence, Good Standing and Legal Requirements........................    73
         7.6    Insurance..............................................................    74
         7.7    Environmental Laws.....................................................    76
         7.8    Maintain Operating and Other Accounts..................................    77
         7.9    End of Fiscal Years....................................................    77
         7.10   Discharge of Liens.....................................................    77
         7.11   Further Assurances.....................................................    78
         7.12   Subsidiary Security Agreement..........................................    79
         7.13   Use of Additional Capital for Renovation Capital Expenditures..........    79
         7.14   Letter of Credit.......................................................    80
         7.15   Ownership of Premises and other Collateral; Defense of Title...........    80
         7.16   Management of Premises.................................................    80
         7.17   Leases.................................................................    82
         7.18   Maintenance, Operations, Repairs and Alterations.......................    83
         7.19   Application of Insurance Proceeds......................................    86
         7.20   Application of Condemnation Proceeds...................................    88
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         7.21   Appraisals..........................................................      89
         7.22   ERISA...............................................................      89
         7.23   Intentionally Omitted...............................................      90
         7.24   Material Operating Agreements.......................................      90
         7.25   Use of Reserve......................................................      91
         7.26   Easements, Etc.,  in Favor of Time Share Entity.  ..................      91
         7.27   Consents. ..........................................................      91
         7.28   Term Loan A Note Rating.............................................      91
         7.29   Certain Matters Relating to Time Share Premises.....................      92
         7.30   Delivery of Borrower's Plan.........................................      92
         7.31   Notice under Mezzanine Escrow Agreement.............................      92
         7.32   Delivery of Business Plan...........................................      93

ARTICLE 8       NEGATIVE COVENANTS..................................................      93
         8.1    Mergers, Consolidations, Sales or other Disposition;
                Disposition of Time Share Premises..................................      93
         8.2    Distributions.......................................................      94
         8.3    Guaranties..........................................................      95
         8.4    Debt................................................................      95
         8.5    Prepayment; Certain Matters Relating to the Mezzanine Loan..........      96
         8.6    Transactions with Affiliates........................................      96
         8.7    Business Conducted..................................................      97
         8.8    Liens...............................................................      97
         8.9    Subsidiaries........................................................      97
         8.10   Restricted Investments..............................................      97
         8.11   Capital Expenditures................................................      97
         8.12   Maintenance Capital Expenditures....................................      97
         8.13   EBITDA..............................................................      98
         8.14   Interest Coverage Ratio.............................................      99
         8.15   Leverage Ratio......................................................     100
         8.16   Negative Pledge Clauses.............................................     101
         8.17   Restrictions on Subsidiary Distributions............................     101
         8.18   Confirmation Order..................................................     101
         8.19   Easements...........................................................     101
         8.20   Changes in Zoning...................................................     102
         8.21   ERISA...............................................................     102
         8.22   Organizational Documents............................................     102
         8.23   Development Agreement with respect to Time Share Premises...........     102
         8.24   Management Agreement; Casino Operator Agreement.....................     103
         8.25   Adverse Contracts...................................................     103
         8.26   Management of the Borrower..........................................     103
         8.27   Maximum Operating Cash Reserve Amount...............................     103
         8.28   Plan of Reorganization..............................................     104
         8.29   Maintenance of Operating Cash Reserve Amount.  .....................     104
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         8.30   Time Share Entity. ..............................................     104
         8.31   Payments with respect to Time Share Premises. ...................     104
         8.32   Rates for Hotel Usage by the Time Share Entity...................     104
         8.33   Intentionally Omitted............................................     104
         8.34   Limited Activities...............................................     104
         8.35   Leases at Shopping Mall f/k/a Desert Passage.....................     105

ARTICLE 9       DEFAULT; REMEDIES................................................     105
         9.1    Events of Default................................................     105
         9.2    Remedies.........................................................     109
         9.3    Application of Proceeds of Collateral and Guaranty
                Agreements.......................................................     111

ARTICLE 10      TERMINATION OF AGREEMENT.........................................     112
         10.1   Termination Date.................................................     112
         10.2   Termination by the Borrower......................................     112
         10.3   Termination by the Required Term Loan A Lenders..................     112
         10.4   Obligations......................................................     112

ARTICLE 11      MISCELLANEOUS....................................................     112
         11.1   Cumulative Remedies; No Prior Recourse to Collateral.............     112
         11.2   No Implied Waivers...............................................     113
         11.3   Severability.....................................................     113
         11.4   Governing Law....................................................     113
         11.5   Consent to Jurisdiction and Venue; Service of Process............     113
         11.6   Waiver of Jury Trial.............................................     113
         11.7   Survival of Representations and Warranties and
                Indemnification..................................................     114
         11.8   Indemnification..................................................     114
         11.9   Other Security and Guaranties....................................     115
         11.10  Fees and Expenses................................................     115
         11.11  Notices..........................................................     116
         11.12  Waiver of Notices................................................     118
         11.13  Binding Effect; Assignment; Confidentiality......................     118
         11.14  Modification.....................................................     120
         11.15  Counterparts.....................................................     122
         11.16  Captions.........................................................     122
         11.17  Right of Set-Off; Security Interest in Deposit Accounts..........     122
         11.18  Limitation of Liability..........................................     122
         11.19  Time Within Which to Consent to Certain Actions. ................     123
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ARTICLE 12      THE AGENT........................................................     123

ARTICLE 13      GUARANTEES.......................................................     126
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EXHIBITS

EXHIBIT A       Schedule of Commitments for each Lender
EXHIBIT B-1     Description of Energy Premises
EXHIBIT B-2     Description of Time Share Premises
EXHIBIT B-3     Description of Theater
EXHIBIT C       Description of Premises
EXHIBIT D       Form of Security Agreement
EXHIBIT E-1     Form of Term Loan A Notes
EXHIBIT E-2     Form of Term Loan B Notes
EXHIBIT F       Form of U.S. Tax Compliance Certificate
EXHIBIT G       Form of Opinion of the Borrower's Counsel
EXHIBIT H       Confirmation Order
EXHIBIT I       Form of Assignment and Acceptance Agreement
EXHIBIT J       Form of Monthly Operating Report
EXHIBIT K       Intentionally Omitted
EXHIBIT L       Renovation Capital Expenditures
EXHIBIT M       Form of Holdings Guarantee
EXHIBIT N       Form of Representation and Warranty Certificate
EXHIBIT O       Form of Assignment of Contract
EXHIBIT P       Intentionally Omitted
EXHIBIT Q       Mezzanine Loan Agreement
EXHIBIT R       Form of Mezzanine Intercreditor Agreement
EXHIBIT S       Form of Deposit Account Control Agreement
EXHIBIT T       Planet Hollywood Security Agreement
EXHIBIT U       Management Agreement
EXHIBIT V       Manager Subordination Agreement
EXHIBIT W       License Agreement
EXHIBIT X       License Subordination Agreement

SCHEDULES

SCHEDULE 1.1    Other Permitted Liens
SCHEDULE 5.1(d) Certain Lenders Entitled to Fee
SCHEDULE 6.1    Consents
SCHEDULE 6.3    Consolidated Subsidiaries; Other Subsidiaries
SCHEDULE 6.5    Capitalization
SCHEDULE 6.7    Restrictive Agreements
SCHEDULE 8.3    Guaranties
SCHEDULE 8.4    Debt
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                                       vi

            AMENDED AND RESTATED LOAN AND FACILITIES AGREEMENT, dated as of August 31, 2004 among OPBIZ, L.L.C., a Nevada limited liability company (the "Borrower"), THE FINANCIAL INSTITUTIONS PARTY HERETO AS LENDERS, THE OTHER FINANCIAL INSTITUTIONS THAT HEREAFTER BECOME PARTIES HERETO AS LENDERS (individually, a "Lender" and collectively, the "Lenders") and THE BANK OF NEW YORK, ASSET SOLUTIONS DIVISION, as administrative agent and collateral agent for the Lenders (in such capacity together with any successor thereto in such capacity, the "Agent").

                              W I T N E S S E T H:

            WHEREAS, Aladdin Gaming, LLC, a Nevada limited liability company ("Aladdin") entered into a (i) Credit Agreement dated as of February 26, 1998, as amended to date (the "Pre-Petition Credit Agreement") with the Lenders party thereto, The Bank of New York, Asset Solutions Division (as successor to The Bank of Nova Scotia), as administrative agent for such Lenders, and Merrill Lynch Capital Corporation, as syndication agent, and CIBC Oppenheimer Corp., as documentation agent, and (ii) Facilities Agreement dated July 26, 1998 with General Electric Capital Corporation, individually and as agent for certain participants, as amended to date (the "GECC Facilities Agreement");

            WHEREAS, on September 28, 2001, Aladdin filed in the United States Bankruptcy Court for the District of Nevada, Southern Division (the "Bankruptcy Court") a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined);

            WHEREAS, in connection with the implementation of Aladdin's Plan of Reorganization (as hereinafter defined), the Borrower has entered into the Purchase and Sale Agreement (as hereinafter defined) pursuant to which the Borrower shall purchase certain assets from Aladdin including without limitation the Premises (as hereinafter defined);

            WHEREAS, in connection with the implementation of Aladdin's Plan of Reorganization and pursuant to the Purchase and Sale Agreement, the Borrower will assume certain liabilities of Aladdin arising under, inter alia, the (i) Pre-Petition Credit Agreement and Pre-Petition Loan Documents (as hereinafter defined) and (ii) GECC Facilities Agreement and GECC Facilities Loan Documents (as hereinafter defined) in the aggregate principal amount of $510,000,000, such assumption to be evidenced by this Loan Agreement and the other Loan Documents, and the Borrower shall be obligated to repay such amount to the Lenders in accordance with the terms and provisions set forth in this Agreement;

            WHEREAS, the Lenders have agreed to make available to the Borrower credit upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree the Pre-

Petition Credit Agreement and the GECC Facilities Agreement shall be amended, restated and superseded(1) as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 Specific Definitions. In addition to certain terms defined elsewhere in this Agreement, the following terms shall have the meanings specified below:

            "Accounts" means, collectively, all bank and other deposit accounts of the Borrower, any Subsidiary thereof and all bank and other deposit accounts of any Manager or any other Person, held on behalf of or for the benefit of the Borrower or any Subsidiary thereof, including those bank and other deposit accounts described in Section P of the Disclosure Schedule.

            "Affiliate" of a specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with, the specified Person, including, without limitation, any Person: (a) which beneficially owns or holds, directly or indirectly, ten percent (10%) or more of
(i) any class of voting stock of the specified Person, or (ii) the Equity Interests (with voting capacity) of a Person, or (b) who (i) is a director or executive officer (or individual with similar responsibilities) of the specified Person or (ii) if the Person does not have directors or executive officers, has similar responsibilities to a director or executive officer. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person. The term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. For the purpose of this definition, any Manager and each Member and any other Person who becomes a Member after the Closing Date if permitted under this Agreement and any Affiliates of the foregoing shall be deemed Affiliates of the Borrower.

            "Agency and Collateral Monitoring Fee" has the meaning given to such term in Section 3.6.

            "Agent" has the meaning given to such term in the recitals to this Agreement.

----------

(1) with respect to Aladdin-- for purposes of clarity the entering into of this Agreement by any Pre-Petition Lender shall not preclude such Pre-Petition Lender from taking any action against any party (other than Aladdin) to the Pre-Petition Loan Documents with respect to the obligations of any such party under the Pre-Petition Loan Documents.

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            "Agreement" means this Amended and Restated Loan and Facilities
Agreement, as amended, supplemented or otherwise modified from time to time.

            "Aladdin" has the meaning given to such term in the recitals to this Agreement.

            "A&M" has the meaning given to such term in Section 6.12 of this Agreement.

            "Anniversary Date" means each one year anniversary of the Closing Date.

            "Annual Actual Amount of Interest" has the meaning given to such term in Section 3.1(a)(ii) of this Agreement.

            "Annual Estimated Amount of Interest" has the meaning given to such term in Section 3.1(a)(ii) of this Agreement.

            "Appraisal" means a written appraisal report of the Premises, as the term "appraisal" is defined in the Code of Professional Ethics of the American Institute of Appraisers, meeting the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended, prepared by a professional appraiser retained at the Borrower's expense, who is a member of the American Institute of Appraisers, addressed to the Agent, the Borrower and the Lenders, setting forth such appraiser's determination of the fair market value of the Premises on the date of the Appraisal and which shall in form and scope be satisfactory to the Agent in its reasonable discretion.

            "Approved Fund" means, relative to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Approved Officer" means, as to the Borrower, the president, the chief executive, chief operating or chief financial officer, treasurer (or assistant treasurer), controller or any vice president, manager, managing or sole member, or other Authorized Person, of the Borrower, whose signatures and incumbency have been certified to the Agent and the Lenders in a certificate of the Borrower delivered to the Agent.

            "Asset Transfer" means any Disposition (other than a Disposition of the Time Share Premises (i) by the Borrower to Holdings as permitted pursuant to
Section 8.1(a) or (ii) to any other Person provided that the Net Cash Proceeds of any such Disposition are paid to the Agent as required by Section 4.3(a)) of any Property of the Borrower or a Subsidiary (including, without limitation, any Equity Interests of any Subsidiary, but excluding Casualty Events), without regard to the consideration, if any, received therefor, including, without limitation, any Disposition effected through a merger or consolidation.

            "Assignment Agreement" has the meaning given to such term in Section 11.13(b) of this Agreement.

            "Assignment of Contract" means that certain Assignment of Contract, dated as of the Closing Date to be executed and delivered by the Borrower and the Agent, for its own benefit and the benefit of the Lenders, in substantially the form of Exhibit O.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as amended, and any successor statute applicable to the Chapter 11 Case.

            "Bankruptcy Court" has the meaning given to such term in the recitals to this Agreement.

            "Bay Harbour Investor" has the meaning given to such term in the definition of "Investor Group".

            "BH/RE" means BH/RE, L.L.C., a Nevada limited liability company.

            "BH/RE-Starwood Agreement" means the Agreement, made and entered into as of August 9, 2004, by and between Starwood Nevada Holdings, LLC, Sheraton, BH/RE, EquityCo, the Borrower, and, for certain purposes as described therein, Starwood.

            "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower" has the meaning given to such term in the recitals to this Agreement.

            "Borrower Certificate" has the meaning given to such term in Section 5.1(i).

            "Borrower's Plan" has the meaning given to such term in Section
7.30.

            "Boulevard Invest" means Boulevard Invest, LLC, a Delaware limited liability company.

            "Business" means collectively, (i) the rental of guest, conference or banquet rooms at the Premises; (ii) the operation of the casino at the Premises; (iii) the operation of restaurant, bar or banquet services at the Premises; (iv) the rental of commercial, entertainment or retail space to tenants at the Premises; and (v) the operation of the Theater.

            "Business Day" means any day excluding Saturday, Sunday and any day which shall be in Nevada, Texas or the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

            "Capital Expenditures" means all expenditures by the Borrower or a Subsidiary for the acquisition or leasing (pursuant to a Capital Lease) of assets or additions to equipment (including replacements, capitalized repairs and improvements) which are required to be capitalized under GAAP, and in any event shall include Maintenance Capital Expenditures and Renovation Capital Expenditures (it being agreed that up to $9,000,000 of such Renovation

Capital Expenditures are not required to be capitalized under GAAP) .

            "Capital Lease" means any lease of Property by the Borrower or a Subsidiary that, in accordance with GAAP, is required to be reflected as a liability on the balance sheet of the Borrower or such Subsidiary.

            "Capital Lease Obligations" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, (i) the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP and (ii) shall exclude obligations of the Borrower or any Subsidiary to Northwind under the Energy Service Agreement.

            "Carry-Over Cash Flow Amount" means at any time after the Initial Excess Cash Flow Principal Payment Date, the Excess Cash Flow for the immediately prior period of two Fiscal Quarters that was not distributed to the Term Loan A Lenders or spent or distributed by the Borrower for purposes permitted by this Agreement, and shall specifically exclude the Reserve Amount and the Operating Cash Reserve Amount.

            "Carry-Over Reserve Amount" means for any Fiscal Quarter, the Reserve Amount for all prior Fiscal Quarters.

            "Cash Interest Expense" means, with respect to the Borrower for any period, Interest Expense for such period less all non-cash items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts, Closing Date fees and expenses and payments of interest on Debt by issuance of Debt) determined in accordance with GAAP.

            "Casino" means the portion of the Premises operated as a casino, including entertainment and music areas, but excluding the Hotel Premises.

            "Casualty Event" means the damage, destruction or Taking, as the case may be, of Property, or any part thereof, of the Borrower or any Subsidiary.

            "Change of Control" means (i) if at any time the Persons designated by the Bay Harbour Investor, any Hotel Investor, the Earl Investor and the Lenders as managers or directors of the Borrower cease for any reason to constitute a majority of the directors or managers of the Borrower then in office (if any), (ii) the Investor Group shall cease to directly or indirectly own and control beneficially and of record, free and clear of all Liens, other encumbrances or, unless otherwise (A) set forth in the Organizational Documents of the Borrower or any Guarantor provided to the Agent in accordance with
Section 5.1(q) or any entity (x) formed by the Investor Group, (y) that directly or indirectly holds any Equity Interest in any Guarantor or the Borrower and (z) whose Organizational Documents have been approved in writing by the Agent (acting at the reasonable direction of the Required Lenders) prior to the Closing Date or
(B) approved in writing by the Agent (acting at the reasonable direction of the Required Lenders), voting agreements, restrictions or trusts of any kind, Equity Interests of the Borrower entitling it, at the time a determination is made hereunder, to manage and control the operations (either through control of a board of directors or otherwise) of the Borrower, (iii) either (x) the Bay Harbour Investor and the Earl Investor shall cease to directly or indirectly own and control at least 50% of all Equity Interests with voting rights of the Borrower, free and clear of all Liens, other encumbrances, or, unless otherwise
(A) set forth in the Organizational Documents of the Borrower or any Guarantor provided to the Agent in accordance with Section 5.1(q) or any entity (x) formed by the Investor Group, (y) that directly or indirectly holds any Equity Interest in any Guarantor or the Borrower and (z) whose Organizational Documents have been approved in writing by the Agent (acting at the reasonable direction of the Required Lenders) prior to the Closing Date or (B) approved in writing by the Agent (acting at the reasonable direction of the Required Lenders), voting agreements, restrictions or trusts of any kind or (y) the Bay Harbour Investor, the Earl Investor and any Hotel Investor or any Person that replaces such Hotel Investor with the prior written consent of the Agent (acting upon the reasonable direction of the Required Lenders) pursuant to the terms of this Agreement shall cease to directly or indirectly own and control at least 50% of all Equity Interests with voting rights of the Borrower, free and clear of all Liens, other encumbrances, or unless otherwise set forth in the Organizational Documents of the Borrower or approved in writing by the Agent (acting at the reasonable direction of the Required Lenders), voting agreements, restrictions or trusts of any kind, (iv) the Borrower shall cease to directly own 100% of all Equity Interests of its Subsidiaries; or (v) if at any time the Mezzanine Lender obtains management control of the Borrower pursuant to the Mezzanine Investor Rights Agreement. For purposes of clarity, the exercise of any warrants by the Mezzanine Lender or any other Person shall be included in determining the applicability of the above provisions of this definition.

            "Chapter 11 Case" means Aladdin's case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

            "Closing Date" means the date on which the conditions precedent set forth in Article 5 shall have been satisfied or waived by the Agent or the Borrower, as applicable.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all Property of the Loan Parties (other than Holdings), now owned or hereafter acquired, including, without limitation, the Mortgaged Property, but excluding the Excluded Assets and those contracts, leases and agreements described on Schedule 6.1 to the extent any such contracts, leases, and agreements are unassignable under applicable legal requirements or without the written consent of another Person unless consent from the relevant party or parties has been obtained and under the terms of which contract, lease, or agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in a breach thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code or any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

            "Commitment" means, for each Lender, the amount (i) set forth opposite such Lender's name on Exhibit A of this Agreement with respect to Term Loans or (ii) pursuant to a written assignment agreement pursuant to Section 11.13(b) or other agreement, under which a Person becomes a Lender, the amount of Commitment so agreed to by such new Lender and an existing Lender, in each case as may be reduced from time to time in accordance with the terms hereof.

            "Comparable Standards" means (a) with respect to the Hotel Premises, the standards of management, operation and maintenance of a first-class hotel of a like quality to the Walt Disney World Dolphin located at 1500 Epcot Resort Boulevard, Lake Buena Vista, Florida 32830 or in the event that the Agent (acting upon the reasonable direction of the Required Lenders) determines that the Walt Disney World Dolphin is closed or no longer maintains the same standards as it did on the date of the Purchase and Sale Agreement, a Sheraton hotel located in a major city of the United States that is a vacation destination center at a prime location as reasonably determined by the Agent which is comparable to the Hotel Premises in location, size, facilities, quality and nature (or in the event that the Borrower has entered into a Management Agreement with a Manager other than Sheraton, a hotel operated by such Manager that the Agent (acting upon the reasonable direction of the Required Lenders) determines is similar to the Walt Disney World Dolphin, (b) with respect to the Retail Shops, the standards of management, operation and maintenance of a first-class retail shopping center which is comparable to the Retail Shops in location, size, tenant composition, facilities, quality and nature, (c) with respect to the Casino, the standards of management, operation and maintenance of a first-class casino which is comparable to the Casino in location, size, facilities, quality and nature, and (d) with respect to the Theater, the standards of management, operation and maintenance of a first- class theater which is comparable to the Theater in location, size, facilities, quality and nature.

            "Condition of the Business" means the financial condition and results of operations of the Business or the Collateral (taken as a whole).

            "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization in the Chapter 11 Case dated August 29, 2003 and attached hereto as Exhibit H.

            "Consent Letter- 2003" means the (i) letter agreement dated as of April 23, 2003 by the Borrower and agreed and acknowledged by the representative of the steering committee, which refers to, inter alia, the draft Management Agreement, Manager Subordination Agreement and chief executive officer agreement and (ii) letter agreement dated as of May 7, 2003 by the Borrower and agreed and acknowledged by the representative of the steering committee, which refers to, inter alia, the draft License Subordination Agreement.

            "Consent Letter- 2004" means that certain letter agreement dated as of August 9, 2004 by the Borrower and agreed and acknowledged by the representative of the steering committee, which refers to, inter alia, the August 9, 2004 draft Mezzanine Loan Documents and

License Agreement.

            "Consolidated" means, in respect of any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all of its Consolidated Subsidiaries thereof.

            "Debt" means, without duplication, with respect to the Borrower and its Consolidated Subsidiaries: (a) all obligations of such Person for borrowed money or for the deferred purchase price of Property or services (other than current accounts payable incurred in the ordinary course of business, and accrued expenses and liabilities incurred in the ordinary course of business), and all obligations evidenced by bonds, debentures, notes, or similar instruments, and any other obligations which, in accordance with GAAP, are required to be shown as a liability on such Person's balance sheet; (b) all obligations and liabilities of any Person secured by any Lien on the Property of the Borrower or any Subsidiary, with respect to which obligations and liabilities neither the Borrower nor any of its Consolidated Subsidiaries shall have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower or any of its Consolidated Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties, indemnities, and for reimbursement in connection with letters of credit and surety bonds; and (e) all Hedge Obligations. For the purposes of this Agreement, the Debt of any Person shall include the proportion of Debt of any partnership in which such Person is a general partner or joint venturer with liability for the indebtedness of such Person but only to the extent of such Person's interest in such general partnership or joint venture. For purposes of clarity, the parties hereto agree that "Debt" shall specifically exclude the obligations of the Borrower to Northwind pursuant to the Energy Services Agreement.

            "Developer" has the meaning given to such term in Section 8.23.

            "Disclosure Schedule" means the disclosure schedule attached to the Representation and Warranty Certificate.

            "Disposition" means with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer (including as a result of a Taking), contribution or other disposition thereof.

            "Distribution" means, in respect of any corporation, partnership, joint venture, limited liability company or similar business entity: (a) the payment or making of any dividend (other than a dividend in stock or in the right to acquire stock), payment, preferred return or other distribution of Property (including, without limitation, the issuing or granting of warrants to purchase Equity Interests) in respect of or in connection with its Equity Interests or any other profit participation or economic interests; or (b) the redemption, repurchase or other acquisition of (i) any of its Equity Interests,
(ii) any of its securities or debt instruments convertible into such Equity Interests, or (iii) any option, warrant, or other right to acquire such Equity Interests.

            "Dollars" and "$" mean the lawful currency of the United States of America.

            "Earl Investor" has the meaning given to such term in the definition of "Investor Group".

            "EBITDA" means with respect to the Borrower for any period, without duplication, (a) the sum of (i) Net Income, (ii) Interest Expense, (iii) federal, state and local income taxes deducted in determining Net Income, and
(iv) depreciation and amortization and other non-cash items properly deducted in determining Net Income, in each case on a consolidated basis for the Borrower and its Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, minus (b) non-cash items properly added in determining Net Income for such period (calculated on a Consolidated basis in accordance with GAAP). Any and all payments made by the Borrower to Northwind in cash pursuant to the Energy Services Agreement shall be deemed to be operating expenses of the Borrower for the purpose of determining EBITDA.

            "EBITDA Cure Amount" has the meaning given to such term in Section 8.13(b).

            "Effective Date" has the meaning given to such term in the Plan of Reorganization.

            "Eligible Assignee" means, with respect to any assignment of the rights, interests and obligations of a Lender hereunder, a Person that (a) is at that time of such assignment (i) a commercial bank, a finance company, insurance company, fund or other financial institution, in each case of the foregoing cases having a net worth or combined capital and surplus of at least $750,000,000, (ii) an investment company whose shares are publicly traded and who has at least $250,000,000 of assets, (iii) a successor (whether by transfer of all or substantially all of assets, merger, consolidation or otherwise) to the assigning Lender, (iv) is a Lender as of the date of this Agreement, or (v) any other entity approved in writing by both the Borrower (so long as no Event or Event of Default has occurred and is continuing) and the Agent; provided, however, that no Person shall be an Eligible Assignee if such Person would at the time of any such assignment subject the Borrower to liability under Section 3.7, 3.8, 3.9 or 3.11 of this Agreement, and (b) so long as no Event or Event of Default shall have occurred and be continuing, is not, at the time of such assignment, an entity that operates casinos or is a substantial holder of equity in an entity that operates casinos or casino/hotels (any such entity shall be referred to herein as a "Competitor") (the determination of whether any assignee or proposed assignee is a Competitor to be made in good faith by the Borrower or the board of directors or managers of the Borrower, if any or the relevant member of the Investor Group, as the circumstances require, acting in a reasonable and timely manner); provided, however, that in no event shall a Person who is a Lender as of the date of this Agreement at any time constitute a Competitor.

            "Energy Premises" means the real property on which the utility plant owned and operated by Northwind is located and the adjoining optional improvement site as described on Exhibit B-1 and the Borrower's right, title and interest in such utility plant.

            "Energy Premises Lease" means that certain lease, dated December 3, 1997, as amended to date, between Northwind and Aladdin as amended by the Settlement Agreement and assumed by Aladdin pursuant to the order of the Bankruptcy Court dated December 9, 2002 and assigned to the Borrower under the Purchase and Sale Agreement.

            "Energy Service Agreement" means that certain Energy Service Agreement dated as of September 24, 1998 by and between Aladdin and Northwind as amended by the Settlement Agreement and assumed by Aladdin pursuant to the order of the Bankruptcy Court dated December 9, 2002 and assigned to the Borrower under the Purchase and Sale Agreement.

            "Environmental Claim" means a claim, however asserted, by any Governmental Authority or other Person alleging potential liability on the part of the Borrower or any of its Subsidiaries for violation of or liability under any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability for damages, punitive damages, cleanup costs, removal costs, remedial costs, response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental placement, spill, leak, discharge, emission or release) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Indemnity" means that certain Environmental Indemnity dated as of the Closing Date made by the Borrower and the Investor Group for the benefit of Agent and Lenders substantially in the form attached hereto as Exhibit P; provided that, the Investor Group shall not be obligated to provide such Environmental Indemnity solely in the event that the Borrower provides environmental insurance (the "Environmental Insurance") with $20,000,000 of coverage (with an exclusion for offsite subterranean migrating hydrocarbons) for a term of six (6) years from the Closing Date and with such other terms and conditions reasonably satisfactory to the Agent (acting at the reasonable direction of the Required Lenders).

            "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the business and facilities of the Borrower or a Subsidiary (in each case whether or not owned by it). Such laws and regulations include but are not limited to the

Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended; the Hazardous Material Transportation Act, 49 U.S.C.
Section 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Nevada Hazardous Materials law (NRS Chapter 459); the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 to 444.650, inclusive); the Nevada Water Controls/Pollution law (NRS Chapter 445A); the Nevada Air Pollution law (NRS Chapter 445B); the Nevada Cleanup of Discharged Petroleum law (NRS
590.700 to 590.920, inclusive); the Nevada Control of Asbestos law (NRS 618.750 to 618.850, inclusive); the Nevada Appropriation of Public Waters law (NRS
533.324 to 533.4385, inclusive); and the Nevada Artificial Water Body Development Permit law (NRS 502.390).

            "Equipment" means, with respect to the Borrower or any other Loan Party (other than Holdings), all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property, including, without limitation, Gaming Equipment, data processing hardware and software, computers, motor vehicles, trailers, aircraft, tools, office equipment, store fixtures, and leasehold improvements, as well as all of such Person's rights and interests with respect thereto under such leases of such types of personal property (including, without limitation, options to purchase); together with all component and auxiliary parts and supplies owned by such Person and used or to be used in connection therewith, and all substitutes for any of the foregoing, all manuals, drawings, instructions, warranties and rights with respect thereto owned by such Person, and all proceeds and general intangibles relating to all of the foregoing, including without limitation any claims against third parties for loss or damage.

            "EquityCo" means EquityCo, L.L.C., a Nevada limited liability company.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower or any of its Subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

            "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits in the interbank Eurodollar market may be carried on in London, England, Nevada and New York, New York.

            "Eurodollar Loans" means Loans bearing interest at the Term Loan A Eurodollar Rate or the Term Loan B Eurodollar Rate, as the case may be.

            "Event" means any event or condition which, with notice, the passage of time, or any combination thereof, would constitute an Event of Default.

            "Event of Default" has the meaning given to such term in Section 9.1 of this Agreement.

            "Excess Cash Flow" means, with respect to the Borrower for any Fiscal Quarter:

            (i)   EBITDA for such Fiscal Quarter,

            plus

            (ii)  the EBITDA Cure Amount, if any, paid during such Fiscal
                  Quarter,

            plus

            (iii) the Carry-Over Cash Flow Amount, if any,

            less

            (iv) the Cash Interest Expense of the Borrower and its Subsidiaries paid during such Fiscal Quarter,

            less

            (v) the aggregate amount of any Maintenance Capital Expenditures paid in cash during such Fiscal Quarter (subject to the limitations set forth in Section 8.12 and expressly excluding the additional $3,000,000 of Capital Expenditures permitted to be made in the second paragraph of Section 8.12), less

            (vi)  all payments of principal on the Term Loan A pursuant to (A)
                  Section 4.1(b) (x) made by the Borrower during such Fiscal Quarter solely to the extent any such payments were not previously deducted in determining the Excess Cash Flow in a prior period and (y) to be made by the Borrower in the immediately following consecutive Fiscal Quarter, (B) Section
                  4.2 made by the Borrower during such Fiscal Quarter, and (C)
                  Section 4.3(a) made by the Borrower during such Fiscal Quarter solely to the extent that any amounts received by the Borrower pursuant to Section 4.3(a) were included in EBITDA for such Fiscal Quarter, less

            (vii) the amount of any Taxes paid in cash by the Borrower and its
                  Subsidiaries during such Fiscal Quarter or if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Distributions made in cash by the Borrower in accordance with Section 8.2(c) (Distributions) during such Fiscal Quarter, less

            (viii) the amount of any additions during such Fiscal Quarter to the
                  Operating Cash Reserve Amount permitted under Section 8.27 of this Agreement, and less

            (ix) the amount of any cash Distributions made by the Borrower to its Members pursuant to Section 8.2(d) during such Fiscal Quarter (up to an aggregate maximum amount of $1,500,000 for such Fiscal Quarter).

Excess Cash Flow shall be computed to avoid duplication of additions and subtractions made in calculating EBITDA so as to prevent the double counting of any such additions and subtractions in a Fiscal Quarter. In addition, any amounts subtracted from EBITDA in determining Excess Cash Flow shall not be subtracted in any calculation of Excess Cash Flow for any subsequent Fiscal Quarter.

            "Excess Interest Amount" has the meaning given to such term in
Section 3.1(a)(ii) of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, including all rules and regulations issued thereunder.

            "Excluded Assets" has the meaning given to such term in the Security Agreement.

            "FF&E Lender" means General Electric Capital Corporation (for both its Term Loan A Loan and its Term Loan B Loan), GMAC Commercial Mortgage Corporation (for both its Term Loan A Loan and its Term Loan B Loan), OCM Real Estate Opportunities Fund II, L.P. (for its Term Loan A in the initial amount of $12,956,061 and its Term Loan B).

            "FF&E Lender Appraisal" means a written appraisal report of the Time Share Premises, as the term "appraisal" is defined in the Code of Professional Ethics of the American Institute of Appraisers, meeting the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended, prepared by a professional appraiser retained at the joint and equal expense of the FF&E Lender (50%) and the Term Loan A Lenders (other than the FF&E Lender) (50%), who is a member of the American Institute of Appraisers, addressed to the

Term Loan A Lenders, setting forth such appraiser's determination of the fair market value of the Time Share Premises as of the Closing Date and based upon the highest and best use of the Time Share Premises as developed (without regard to any contractual restrictions on development of such Property, including, without limitation, the REA).

            "Facility" means the Term Loan Commitments and the Term Loans deemed to be made thereunder.

            "Fair Market Value" means the price at which a willing buyer under no compulsion to buy would purchase Property from a willing seller under no compulsion to sell in a transaction under customary terms and conditions for the time and location, as determined in good faith by the Agent (acting upon the direction of the Required Term Loan A Lenders) and in the context of the Time Share Premises shall be based upon a transaction meeting the above criteria and shall also assume the highest and best use of the Time Share Premises (without regard to any contractual restrictions on development or operation of the Time Share Premises, including, without limitation, the REA).

            "Fifth Measurement Period" has the meaning set forth in Section 8.13(a) of this Agreement.

            "Filing Date" means September 28, 2001.

            "Final Order" means an order of the Bankruptcy Court or other court having jurisdiction over the Chapter 11 Case (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

            "Financing Statements" means financing statements in accordance with the applicable uniform commercial code to be filed with the appropriate state and/or county offices for the perfection of a security interest in the Collateral.

            "First Measurement Period" has the meaning given to such term in
Section 8.13(a) of this Agreement.

            "First Renovation Capital Expenditure Measurement Date" means the second Anniversary Date.

            "Fiscal Quarter" means any of the quarterly accounting periods of the Borrower, ending on March 31, June 30, September 30 and December 31 of each year; references to FQ with a following number (e.g., FQ1) refer to the number of Fiscal Quarters then to have elapsed in whole or in part since the Closing Date.

            "Fiscal Year" means the Borrower's Fiscal Year for financial accounting purposes, which ends on December 31 of each year. Any reference in this Agreement to "Fiscal Year" immediately followed by a specific year (e.g., Fiscal Year 2004) means the Fiscal Year ending on December 31 of such year.

            "Fourth Measurement Period" has the meaning set forth in Section 8.13(a) of this Agreement.

            "Funded Debt" means, as to any Person, all Debt described in the definition of "Debt" (other than clauses (d) and (e) of such definition) with respect to such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Debt whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, such Debt in respect of the Loans.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time and consistently applied.

            "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other gaming regulatory body or any agency which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities of the Premises or any successor to such authority.

            "Gaming Equipment" means the gaming equipment and gaming devices which are regulated gaming devices under any Gaming Laws (including but not limited to slot machines, gaming tables, cards, dice, cashless wagering systems and tangible associated equipment (as defined in NRS 463.0136) together with all improvements and/or additions thereto.

            "Gaming Laws" means the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other Legal Requirements of any Gaming Authority.

            "Gaming License" means any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization relating to gaming, the gaming business or the operation of a casino under the Gaming Laws or required by the Gaming Authorities or otherwise necessary for the operation of gaming, the gaming business or a resort casino.

            "GECC Facilities Loan Documents" means the GECC Facilities Agreement and all agreements, documents and instruments executed and/or delivered by Aladdin and/or its Affiliates in connection therewith.

            "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or judicial, authority, body, agency, bureau or entity (including the Gaming Authorities, any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board, any central bank or any comparable authority) or any arbitrator with authority to bind the party at law.

            "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against the payment or performance of all or any part of such guaranteed obligations, including, without limitation, the Holdings Guarantee and any such obligations incurred through an agreement: (a) to purchase the guaranteed obligations or any Property constituting security therefor; or (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition.

            "Guarantor" means Holdings and each Subsidiary of the Borrower existing on the date hereof and each Subsidiary of the Borrower which becomes a guarantor of the Obligations after the date hereof.

            "Hazardous Material" means any of those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including, without limitation, all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, and including, without limitation, any petrochemical or petroleum products, radioactive materials, asbestos in any form which is friable, UREA formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas.

            "Hedge Obligations" means all indebtedness and obligations of the Borrower set forth on any balance sheet of the Borrower furnished to the Agent pursuant to Section 7.2 of this Agreement in connection with interest rate swaps, caps or collar agreements or similar agreements entered into by the Borrower with any Lender (or an Affiliate of any Lender) in connection with this Agreement, providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies. "Hedge Obligations" expressly excludes any and all of the foregoing Hedge Obligations related to, or arising out of, or in connection with the Pre-Petition Credit Agreement (except to the extent amended and restated hereunder) or the GECC Facilities Agreement (except to the extent amended and restated hereunder).

            "Hedging Agreements" means any and all agreements or documents evidencing any Hedge Obligations.

            "Holdings" means MezzCo, L.L.C., a Nevada limited liability company.

            "Holdings Guarantee" means the Guarantee by Holdings of the Obligations substantially in the form of Exhibit M hereto, as amended, modified or supplemented from time to time.

            "Hotel Investor" means any Person (other than the Earl Investor and the Bay Harbour Investor) approved in writing by the Agent (acting at the reasonable direction of the Required Lenders) to hold Equity Interests, directly or indirectly of Holdings and/or the Borrower and in any event shall include Starwood if Sheraton becomes the Manager.

            "Hotel Premises" means the portion of the Premises operated as a hotel, including all rooms and suites, amenities, restaurants, conference centers, meeting, banquet and other public rooms, spa, parking spaces and other facilities of the hotel portion of the Premises, but excluding the Casino.

            "Identified Hotel Manager" means any of Sheraton, Hilton Hotels Corporation, Hyatt Corporation, Marriott International Inc. or Loew's Hotels Holding Corporation (or any Affiliate of any of the foregoing primarily engaged in the management of hotels of at least a like quality to a Sheraton), or any replacement of comparable standing in the hotel management industry that is (i) acceptable to the Agent acting at the reasonable direction of the Required Lenders and (ii) identified on a list delivered to the Agent by the Borrower no more frequently than once every two years, commencing on the second Anniversary Date.

            "Indemnified Loss" has the meaning given to such term in Section
11.8 of this Agreement.

            "Indemnitee" has the meaning given to such term in Section 11.8 of this Agreement.

            "Initial Default Rate" has the meaning given to such term in Section
3.3 of this Agreement.

            "Initial Excess Cash Flow Principal Payment Date" has the meaning set forth in Section 4.1(a) of this Agreement.

            "Initial Interest Period" means the period commencing on the Closing Date and ending on the third Anniversary Date.

            "Initial Operating Cash Reserve Amount" means $10,000,000 of the amount of cash transferred to the Borrower by Aladdin pursuant to Section 2.01(a)(xvi) of the Purchase and Sale Agreement.

            "Initial Time Share Premises Payment" has the meaning set forth in
Section 4.3(d) of this Agreement.

            "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent" means pertaining to a condition of Insolvency.

            "Insurance Policies" means, in addition to any insurance required to be maintained by the Borrower or any Subsidiary under any Operating Agreement, Lease or other Loan Document, the insurance policies described in Section U of the Disclosure Schedule.

            "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the ratio of (i) EBITDA for such period to (ii) the Cash Interest Expense for such period.

            "Interest Expense" means, with respect to the Borrower for any period, the aggregate interest expense of the Borrower and its Consolidated Subsidiaries during such period determined on a Consolidated basis, and shall in any event include, without limitation, (i) the amortization of debt discounts,
(ii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense and (iii) the portion of any Capital Lease Obligation allocable to interest expense (recognizing that, in any event, no portion of "Debt Service" or "Return on Equity" under the Energy Service Agreement shall be treated as interest expense on Capital Lease Obligations, regardless of GAAP, but instead shall be treated as a component of EBITDA as set forth in the definition of EBITDA).

            "Interest Payment Date" means with respect to any Loan, the first Business Day of each month immediately following the end of a Fiscal Quarter (i.e. on or about April 1, July 1, October 1 and January 1).

            "Interest Period" means, with respect to each Eurodollar Loan:

            (i) initially, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding date three months thereafter; and

            (ii) thereafter for each renewal of such Loan, the period commencing on the last day of the next preceding Interest Period for such Loan and ending three months thereafter;

provided that: (A) any such Interest Period which would otherwise end on a day which is not a

Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day (and interest shall accrue and be payable for the period of such extension) unless such next succeeding Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; and (B) any such Interest Period which begins on the last Eurodollar Business Day of any calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month.

            "Investor Group" means, collectively, Robert Earl, an individual resident in the State of Florida, or one or more Affiliates of such individual (the "Earl Investor"), Bay Harbour Management, LC, a Florida company, or an Affiliate thereof (the "Bay Harbour Investor"), and, at the option of the Earl Investor and the Bay Harbour Investor, a Hotel Investor or any successor to any of such Persons that the Agent has approved in writing (upon the reasonable direction of the Required Lenders) pursuant to the terms of this Agreement.

            "IRS" means the Internal Revenue Service or any successor.

            "Knowledge" means the actual knowledge of an Approved Officer or director of the Borrower.

            "Last Ended Fiscal Quarter" has the meaning given to such term in
Section 7.2(f) of this Agreement.

            "Leases" means, collectively, all space leases, occupancy agreements, subleases, licenses, Permits, concessions or other agreements or arrangements, whether written or oral, and all agreements for the use or occupancy of all or any portion of the Premises, entered into by the Borrower or by any Person on behalf of the Borrower or assumed by Aladdin and assigned to the Borrower in connection with the Purchase and Sale Agreement or the Confirmation Order, together with any and all extensions or renewals thereof, excluding room rentals.

            "Leasing Manager" means any leasing manager designated by the Borrower pursuant to a Leasing Services Agreement and approved in writing by the Agent (acting at the reasonable direction of the Required Term Loan A Lenders) prior to the retention thereof.

            "Leasing Manager Subordination Agreement" means a Leasing Manager Subordination and Cooperation Agreement entered into between the Agent and the Leasing Manager and consented to by the Borrower which consent shall not be unreasonably withheld or delayed, and in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders).

            "Leasing Services Agreement" means any contract or agreement pursuant to which any Person other than the Borrower or an employee of the Borrower is granted authority to manage the leasing of the Retail Shops or any other portion of the Premises.

            "Legal Requirements" means all laws, ordinances, rules, regulations, codes, statutes, orders, permits, licenses, authorizations, directives and requirements of any Governmental Authority applicable to the Borrower, any Manager, any casino operator, the Lenders or the Premises or any portion thereof, including all applicable licenses, building codes, rent stabilization laws, zoning, planning, use and subdivision ordinances, flood disaster, health, safety and environmental laws and regulations, and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto.

            "Lender" has the meaning given to such term in the recitals to this Agreement.

            "Lending Office" means, with respect to a Lender, the office of such Lender in the United States designated as its "Lending Office" opposite its name on the signature pages of this Agreement, or such other office in the United States as such Lender may from time to time specify to the Borrower and the Agent.

            "Letter of Credit" means one or more unconditional irrevocable stand-by letters of credit issued in favor of the Agent (for the benefit of the Lenders) in form and issued by a financial institution reasonably satisfactory to the Required Term Loan A Lenders and which when taken together with the amounts in the Renovation Capital Expenditure Account and Theater Renovation Account shall support the Borrower's obligations to make $90,000,000 of Renovation Capital Expenditures as provided in Section 4.3(b) and Section 7.13 hereof (it being understood that the stated face amount of all Letters of Credit may be reduced from time to time after Renovation Capital Expenditures are made so long as the stated face amount of any remaining Letters of Credit plus the amount of funds in the Renovation Capital Expenditure Account and Theater Renovation Account is at least equal to the amount of Renovation Capital Expenditures still required to be made (after giving effect to any reduction of the stated face amount of any Letter of Credit) pursuant to Section 4.3(b)).

            "Leverage Ratio" with respect to the Borrower means the ratio of (i) Funded Debt as at such date to (ii) EBITDA for the period of four Fiscal Quarters (or if a lesser number of periods has elapsed from the Closing Date, EBITDA annualized based on the number of Fiscal Quarters that have elapsed from the Closing Date) most recently ended on or prior to such date.

            "LIBOR" means, with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), LIBOR for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be reasonably selected by the Agent or, in the absence of such availability, by reference to the rate at which The Bank of New York is offered Dollar deposits at or about 11:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "License Agreement" means that certain Amended and Restated Planet Hollywood Resort & Casino Licensing Agreement dated as of August 9, 2004 among the Borrower, PHI, PHMemo and PHIV and supplemented by that certain letter agreement dated as of August 9, 2004 and executed by PHI, PHMemo and PHIV each attached hereto as Exhibit W.

            "License Subordination Agreement" means that certain Amended and Restated Licensor Subordination and Cooperation Agreement entered into among the Agent, PHI, PHMemo and PHIV and consented to by the Borrower (which consent shall not be unreasonably withheld or delayed) and substantially in the form attached hereto as Exhibit X.

            "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, (a) a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, or conditional sale or a lease, consignment or bailment for security purposes, or (b) any reservation, exception, encroachment, easement, right-of-way, condition, restriction or other title exception or encumbrance affecting Property.

            "Loan" means any loan made by any Lender pursuant to this Agreement.

            "Loan Documents" means, collectively, this Agreement, the Term Loan Notes, the Financing Statements, any Security Document, the Environmental Indemnity (if any), the Subordination Agreements, the Borrower Certificate, the Representation and Warranty Certificate, any Hedging Agreement, the Holdings Guarantee, the Mezzanine Intercreditor Agreement, and such other documents, agreements and instruments evidencing, securing or pertaining to the Obligations, or any part thereof executed on or about the Closing Date by the Borrower, any Manager or any other Person or, as shall, from time to time thereafter be executed and delivered by the Borrower, any Manager or any other Person, in each case pursuant to or in connection with the Loan or any other Loan Document. "Loan Documents" shall expressly exclude any and all of the Pre-Petition Credit Agreement, the GECC Facilities Agreement and any documents and agreements executed in connection therewith or contemplated thereby, except to the extent any of the foregoing agreements or instruments have been amended and restated and signed by the Borrower pursuant to this Agreement or any other Loan Document.

            "Loan Parties" means Holdings, the Borrower and each of the Borrower's Subsidiaries which is a party to a Loan Document.

            "Maintenance Capital Expenditures" means any Capital Expenditures by the Borrower or any of its Subsidiaries (subject to the granting of a Lien in favor of the Agent on the assets of any such Subsidiary) that are made to maintain, restore, replace or refurbish the condition or usefulness of Property of the Borrower or any of its Subsidiaries, or otherwise to support the continuation of such Person's day-to-day operations as then conducted, but that are not properly chargeable to repairs and maintenance in accordance with GAAP. The amount of

Maintenance Capital Expenditures permitted to be made by the Borrower and its Subsidiaries is subject to Section 8.12 of this Agreement. Maintenance Capital Expenditures shall for all purposes exclude Renovation Capital Expenditures.

            "Management Agreement" means the Management Contract for the Planet Hollywood Hotel and Casino, a Sheraton Hotel relating to the Hotel Premises entered into on April 23, 2003 by the Borrower and Sheraton, as Manager, as amended by the BH/RE-Starwood Agreement and attached hereto as Exhibit U and any other amendment or modification thereto made in accordance with Section 7.16 hereof or any other management agreement entered into in substitution, amendment or modification of the foregoing which has been approved in writing by Agent (acting upon the written direction of the Required Lenders in their reasonable discretion) pursuant to Section 7.16 hereof prior to the effectiveness thereof.

            "Manager" means (a) any Identified Hotel Manager or any other Person approved in writing by the Agent (acting at the reasonable direction of the Required Term Loan A Lenders) or (b) any replacement manager designated by the Borrower and approved in writing by the Agent (acting at the reasonable direction of the Required Term Loan A Lenders) prior to the retention thereof; provided, that the consent of the Agent and the Required Lenders shall not be required in the event that the Borrower replaces any Manager with an Identified Hotel Manager so long as any such Identified Hotel Manager or other replacement manager approved by the Agent executes a Manager Subordination Agreement.

            "Manager Subordination Agreement" means the Amended and Restated Manager Subordination and Cooperation Agreement entered into between the Agent and the Manager and consented to by the Borrower, and substantially in the form attached hereto as Exhibit V.

            "Marketing Fees" has the meaning given to such term in Section 8.23.

            "Material Adverse Effect" means an event has occurred or condition exists that has or would reasonably be expected to have a material adverse effect on the (i) Condition of the Business, (ii) gaming business (taken as a whole) conducted by casinos located on the portion of Las Vegas Boulevard in Clark County, Nevada bounded by Blue Diamond Road at the south end and Oakey Boulevard at the north end, or (iii) on the validity or enforceability of this Agreement, the Term Loan Notes, the Security Agreement, the Mortgage, the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder; provided, that the material adverse effect was not the direct or indirect result of (x) any action or inaction of the Borrower or any Subsidiary or Affiliate of the Borrower taken at the written request of the Agent (acting upon the reasonable direction of Required Lenders) or (y) the lack of consent by Boulevard Invest to the proposed Renovation Capital Expenditures set forth in the Borrower's Plan.

            "Material Operating Agreements" means (a) the Operating Agreements set forth on the Disclosure Schedule (which shall include, without limitation, the following agreements: the Management Agreement, the Leasing Services Agreement (if any), the Energy Premises Lease, the Energy Services Agreement, the Parking Agreement, the REA, the License

Agreement, the Restaurant License Agreement and any casino operating agreement entered into in accordance with Section 8.24 of this Agreement) and any contracts or agreements entered into in replacement thereof or substitution therefor, and (b) any other Operating Agreements entered into after the Closing Date by the Borrower or any Manager or any other Person on their behalf with respect to the Premises or other Property, which (i) has a noncancellable term which exceeds one (1) year in length and requires in excess of an aggregate of $1,500,000 per annum in payments by or on behalf of the Borrower or any Manager or (ii) requires in excess of an aggregate of $1,500,000 per annum in payments by or on behalf of the Borrower or any Manager regardless of the term of such Operating Agreement; provided, that contracts or agreements entered into in respect of events or performances at the Theater or the Premises will be excluded from Material Operating Agreements so long as any such contracts or agreements (x) are entered into by the Borrower or any Manager with a headline performing artist of international repute and standing and the average ticket price for any such performance or event shall be at least $100 per ticket or (y) have a term or duration of less than sixty (60) days and are entered into by the Borrower or any Manager with a Person who is not covered by clause (x) above.

            "Maturity Date" means the sixth anniversary of the Closing Date.

            "Maximum Term Loan A Rate" means, for the Initial Interest Period for a Term Loan A, a rate per annum equal to the sum of: (a) 3.00% and (b) LIBOR.

            "Member" means any current or future member of the Borrower.

            "Mezzanine Escrow Agreement" means that certain Escow Agreement dated as of August 9, 2004 among Holdings, the Mezzanine Lenders party thereto and JPMorgan Chase Bank, as escrow agent.

            "Mezzanine Intercreditor Agreement" means that certain Subordination Agreement by and among the Agent and the Mezzanine Lender, and acknowledged by the Borrower and Holdings (such acknowledgment not to be unreasonably withheld or delayed), substantially in the form of Exhibit R attached hereto, as the same may be amended, restated, modified or supplemented in accordance with its terms.

            "Mezzanine Investor Rights Agreement" means that certain Investor Rights Agreement dated as of August 9, 2004 among Holdings, the Mezzanine Lenders named therein, and the other signatories thereto and acknowledged and agreed to by the Borrower (solely with respect to the provisions of Article VI and Section 7.1 therein).

            "Mezzanine Lender" means one or more Persons making the Mezzanine Loan.

            "Mezzanine Loan" means any subordinated loan made by the Mezzanine Lender to Holdings in accordance with the Mezzanine Loan Agreement.

            "Mezzanine Loan Agreement" means the Securities Purchase Agreement among Holdings and the purchasers party thereto, in the form of Exhibit Q attached hereto, as the same may be amended, restated, modified or supplemented in accordance with the provisions of the Mezzanine Intercreditor Agreement.

            "Mezzanine Loan Documents" means the Mezzanine Intercreditor Agreement, the Mezzanine Loan Agreement, the other Securities Purchase Documents (as defined in the Mezzanine Loan Agreement) and any other agreements, certificates, instruments and other documents evidencing, securing or pertaining to the Mezzanine Loan.

            "Minimum Bankroll Regulation" shall mean Regulation 6.150 of the Regulations of the Nevada Gaming Commission.

            "Minimum Term Loan A Applicable Margin" means (i) 1.00% per annum during the period commencing on the Closing Date and ending on the first Anniversary Date, (ii) 1.25% per annum during the period commencing on the day after the first Anniversary Date and ending on the second Anniversary Date and
(iii) 1.50% per annum during the period commencing on the day after the second Anniversary Date and ending on the third Anniversary Date.

            "Minimum Term Loan A Rate" means, for the Initial Interest Period for a Term Loan A, a rate per annum equal to the sum of (a) the Minimum Term Loan A Applicable Margin and (b) LIBOR.

            "Mortgage" means that certain Amended and Restated Deed of Trust, Security Agreement, Financing Statement, and Fixture Filing, dated as of the Closing Date, and executed by the Borrower in favor of the Agent.

            "Mortgaged Property" has the meaning set forth in the Mortgage.

            "Multiemployer Plan" means as to any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and to which such Person is making, or is obligated to make (or made or was obligated to make in the preceding five-year period) contributions.

            "Net Cash Proceeds" means the cash portion of Net Proceeds, when received.

            "Net Income" means with respect to the Borrower for any period, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

            "Net Proceeds" means, with respect to an Asset Transfer or Casualty
Event: (a) the gross amount of all cash and the Fair Market Value of all other Property, received directly or indirectly by the Borrower or a Subsidiary (or an Affiliate in the case of Net Proceeds received from a Disposition of the Time Share Premises), or for its account, in connection with the Asset Transfer or Casualty Event, whether at the time of such Asset Transfer or Casualty Event or thereafter, including, without limitation, upon receipt of all payments of principal of or interest on any note or other debt instrument issued as part of the consideration for such Asset Transfer or

Casualty Event; minus (b) the sum of: (i) all reasonable commissions, legal fees, and other costs and expenses incurred by the Borrower or Subsidiary in connection with such Asset Transfer or Casualty Event; (ii) payments on account of Debt (other than the Obligations) secured by the Property disposed of in such Asset Transfer or Casualty Event, the payment of which Debt was required in order to consummate such Asset Transfer or necessary as a result of such Casualty Event; (iii) the Tax Liability of the Borrower (or of such Subsidiary, determined as if such Subsidiary was the Borrower) attributable to such Asset Transfer or Casualty Event; and (iv) appropriate amounts to be set aside by the Borrower or Subsidiary as a reserve, in accordance with GAAP, against liabilities associated with the assets that are the subject of the Asset Transfer or Casualty Event and which liabilities are retained by the Borrower or Subsidiary after the Asset Transfer or Casualty Event (including, without limitation, liabilities arising from indemnifications provided in connection with such Asset Transfer or Casualty Event).

            "Non-Excluded Taxes" has the meaning given to such term in Section
3.7 of this Agreement.

            "Northwind" means Northwind Aladdin, LLC, a Nevada limited liability company.

            "Notified Reinvestment Amount" has the meaning given to such term in
Section 4.3(c) of this Agreement.

            "Obligations" means any and all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by the Borrower or any other Loan Party to the Agent, or any Lender, arising under or pursuant to this Agreement or any other Loan Document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower or any other Loan Party hereunder or under another Loan Document (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from the Borrower in connection with Hedge Obligations. "Obligations" expressly exclude any and all of the foregoing Obligations related to, or arising out of, or in connection with, the Pre-Petition Credit Agreement or the GECC Facilities Agreement, except to the extent such Obligations are expressly assumed by the Borrower under (i) the Purchase and Sale Agreement or (ii) this Agreement or any other Loan Document executed by the Borrower. Notwithstanding the above, in no event shall the Holdings Guarantee be deemed to be a secured guaranty.

            "Operating Accounts" means, collectively, Accounts in which the receipts from the operation and management of the Premises are deposited and from which disbursements on account of related expenditures are made, including the operating Accounts listed in Section P of the Disclosure Schedule.

            "Operating Agreements" means, collectively, all agreements entered into by the Borrower, any Subsidiary thereof or by any other Person on behalf of the Borrower or any Subsidiary thereof or assumed by the Borrower under the Purchase and Sale Agreement, relating to the ownership, operation or maintenance of the Premises or any other Property.

            "Operating Cash Reserve Amount" means as of the Closing Date, an amount equal to the Initial Operating Cash Reserve Amount, which amount may be increased thereafter only as set forth in the second sentence of Section 8.27 of this Agreement. Funds constituting the Operating Cash Reserve Amount if expended may be replenished solely from collections in cash of accounts receivable to the extent income from any such account receivable was included in EBITDA in a previous Fiscal Quarter.

            "Organizational Documents" means, (a) for any corporation, the Articles of Incorporation and by-laws of such and all amendments thereto, (b) for any partnership, collectively, the general or limited partnership agreement, as the case may be, with all amendments thereto, together with if appropriate, a certificate of limited partnership and all amendments thereto, and (c) for any limited liability company, the operating agreement and any other similar agreements governing the organization of the limited liability company and the management of its business and affairs, and all amendments thereto.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Parking Agreement" means that certain Common Parking Area Use Agreement, dated as of February 26, 1998, by and between Aladdin and Boulevard Invest (as successor-in-interest to Aladdin Bazaar, LLC), as amended and modified by the terms of the Order of the Bankruptcy Court (the "Parking Garage Order"), entered October 7, 2002 and as assumed by Aladdin pursuant to an Order upon Motion to Assume Executory Contract or Unexpired Lease of Non-Residential Real Property entered by the Bankruptcy Court on December 10, 2002 and others and assigned to the Borrower under the Purchase and Sale Agreement.

            "Participating Lender" has the meaning given to such term in Section 11.13(c) of this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

            "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA.

            "Permits" means all Gaming Licenses and all other licenses, permits, franchises, authorizations, certificates, approvals and consents, including, without limitation, all certificates of occupancy, all environmental, liquor, health and safety licenses of all Governmental Authorities which are material to the conduct of the Borrower's and each of its Subsidiaries' business and the ownership, use, occupation and operation of the Premises.

            "Permitted Investments" means (a) direct obligations issued by, or guaranteed by, the United States government or issued by any agency thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or overnight bank deposits, bankers' acceptance and other interest bearing deposits or accounts having maturities of one year or less from the date of acquisition issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, or carry an equivalent rating by a nationally recognized rating agency; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition; or (h) all or a portion of any Term Loan.

            "Permitted Liens" means: (a) Liens for taxes, assessments, governmental charges, levies or claims (i) not yet payable or (ii) being contested in good faith and by proper proceedings diligently pursued, provided that an adequate reserve shall have been made therefor by the Borrower; (b) Liens in favor of the Agent to secure the Obligations; (c) purchase money Liens upon Equipment granted in connection with the acquisition of such Equipment by the Borrower or any other Loan Party (other than Holdings) after the date hereof, including, but not limited to, pursuant to Capital Leases and including any renewals or refinancings thereof, provided that (i) the cost of each such acquisition constitutes a Capital Expenditure permitted by Section 8.11 (Capital Expenditures), (ii) the Debt incurred to finance each such acquisition is permitted by Section 8.4 (Debt), and (iii) each such Lien attaches only to the Equipment acquired with the Debt secured thereby; (d) deposits or pledges under workmen's compensation, unemployment insurance, pensions, social security and other similar laws (other than ERISA); (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and laborers' or other like Liens arising in the ordinary course of business securing sums which are not overdue or which are being contested in good faith through appropriate proceedings and for which the Borrower has posted a bond as required by the Agent or applicable law; (f) deposits or pledges to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of business by the Borrower or any Subsidiary; (g) deposits to secure public or statutory obligations of the Borrower or any Subsidiary; (h) deposits to secure surety, appeal or customs bonds in proceedings to which the Borrower or any Subsidiary is a party; (i) Liens arising out of judgments or awards in respect of which the Borrower or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Borrower or any Subsidiary shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that adequate reserves as shall be required by GAAP shall have been made therefor on the applicable financial statements of the Borrower or as required by applicable law; (j) a lease of personal Property entered into in the ordinary course of business, so long as the Lien attaches only to such personal Property; (k) Liens listed on Schedule 1.1 hereto, including any renewals or refinancings thereof, so long as the Liens do not cover any additional Property, but only to the extent such Liens continue to secure Debt permitted by Section
8.4 (Debt); (l) Liens securing Debt of a newly acquired Person (or assets thereof), which Person (or the assets thereof) was acquired after the Closing Date as an Investment permitted under the terms of this Agreement and which Liens were in existence at the time of acquisition by the Borrower of such Person (or the assets thereof), and not incurred in contemplation of such acquisition; (m) Liens existing on the Property at the time the Borrower acquires such Property from Aladdin under the Purchase and Sale Agreement and listed on Schedule 1.1 hereto; and (n) easements, zoning restrictions, rights-of-way and similar encumbrances on real property (1) imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary or (2) in the case of the Mortgaged Property, encumbrances disclosed in the title insurance policy based on the Title Commitment and issued to the Agent for the benefit of the Term Loan A Lenders and Term Loan B Lenders, and approved by the Required Term Loan A Lenders.

            "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

            "PHI" means Planet Hollywood International , Inc., a Delaware corporation.

            "PHMemo" means Planet Hollywood Memorabilia, Inc., a Florida corporation.

            "PHIV" means Planet Hollywood (Region IV), Inc., a Minnesota corporation.

            "Plan" means any pension plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or an ERISA Affiliate and each such plan for the five-year period immediately following the latest date on which the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Plan of Reorganization" means the Revised First Amended Plan of Reorganization of Aladdin confirmed by the Bankruptcy Court on August 28, 2003, as the same may be amended, modified or otherwise supplemented from time to time in accordance therewith.

            "Planet Hollywood Security Agreement" means the Amended and Restated Security Agreement by and among PHI, PHIV, and PHMemo in favor of the Agent for the benefit of the Lenders and substantially in the form attached hereto as Exhibit T.

            "Plans and Specifications" means all plans, specifications, design documents, schematic drawings and related items related to Renovation Capital Expenditures and other improvements to the Premises.

            "Premises" means the premises known as Aladdin Hotel and Casino and related complexes located at Las Vegas Boulevard and Harmon Avenue in Clark County, Nevada, as more particularly described in Exhibit C hereto, which Premises includes, without limitation, the Hotel Premises, the Retail Shops, the Casino, the Time Share Premises, the Theater and the Energy Premises; provided, however, that upon the receipt by the Agent of $14,000,000 in cash as set forth in Section 5.1(x), the Premises shall not include the Time Share Premises.

            "Pre-Petition Credit Agreement" has the meaning given to such term in the recitals of this Agreement.

            "Pre-Petition Loan Documents" means the Pre-Petition Credit Agreement and all agreements, documents and instruments executed and/or delivered by Aladdin and/or its Affiliates in connection therewith.

            "Prime-Based Loan" means a Loan bearing interest at the Prime-Based Rate.

            "Prime-Based Rate" means the Prime Lending Rate, plus 2.5%.

            "Prime Lending Rate" means the rate which The Bank of New York announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by The Bank of New York or any Lender to any customer. The Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Proceeds" means all "proceeds" as such term is defined in the UCC and all proceeds and products of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral and all dividends or other income from any Equity Interests pledged to the Agent, collections thereon or distributions or payments with respect thereto.

            "Property" means any right or interest in or to property of any kind whatsoever of the Borrower or any other Loan Party (other than Holdings), whether real, personal or mixed and whether tangible or intangible, including, without limitation, the Premises and Equity Interests held by the Borrower or any such other Loan Party.

            "Proprietary Rights" means, with respect to the Borrower or any other Loan Party (other than Holdings), all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of registered copyrights, registered trademarks, trade names, patent and trademark applications, and licenses and rights thereunder, including, without limitation, those patents, trademarks and copyrights set forth on Section C of the Disclosure Schedule, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, plans, specifications, warranties, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained; internet web sites, domain names and applications and registrations pertaining thereto, and all intellectual property in connection with or contained in all versions of such internet web sites.

            "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement dated as of April 23, 2003, as amended to date, between the Borrower, as purchaser and Aladdin, as seller.

            "REA" means that certain Construction, Operation and Reciprocal Easement Agreement dated as of February 26, 1998 among Aladdin, Boulevard Invest (successor-in-interest to Aladdin Bazaar, LLC) and Aladdin Music Holdings, LLC, as amended by that certain (i) Amendment and Ratification of Construction, Operation and Reciprocal Easement Agreement dated as of November 20, 2000 between Aladdin and Boulevard Invest (successor-in-interest to Aladdin Bazaar,
LLC) which was recorded in the Official Records of Clark County in Book 20001120, Document No.: 00858 and (ii) Second Amendment of Construction, Operation and Reciprocal Easement Agreement between Aladdin and Boulevard Invest (successor-in-interest to Aladdin Bazaar, LLC) which was recorded in the Official Records of Clark County in Book 20030331, Document No.: 04875 on March 31, 2003, as further amended, modified or supplemented from time to time.

            "Register" has the meaning given to such term in Section 4.11 of this Agreement.

            "Regulation U" means Regulation U of the Board as in effect from time to time.

            "Regulatory Replacement" has the meaning given to such term in
Section 4.8 of this Agreement.

            "Reinvestment Amount" has the meaning given to such term in Section 4.3(c) of this Agreement.

            "Reinvestment Assets" means any capital assets to be employed in the business of the Borrower or any of its Subsidiaries, which, in the case of a Casualty Event, shall include, at the option of the Borrower, the replacement, refurbishing, or reconstruction of the assets subject to such Casualty Event.

            "Reinvestment Election" has the meaning given to such term in
Section 4.3(c) of this Agreement.

            "Reinvestment Notice" means a written notice signed by an Approved Officer of the Borrower stating that (i) no Event or Event of Default has occurred and is continuing and (ii) the Borrower or any of its Subsidiaries in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Transfer or Casualty Event to purchase, construct or otherwise acquire Reinvestment Assets within eighteen (18) months of the end of month to which the notice relates.

            "Reinvestment Prepayment Amount" means with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (i) the Notified Reinvestment Amount in respect of such Reinvestment Election exceeds (ii) the aggregate amount thereof expended to construct or acquire Reinvestment Assets.

            "Renovation Capital Expenditure Account" means an account of the Borrower held at The Bank of New York and subject to a deposit account control agreement (in form and substance reasonably satisfactory to the Agent) designated for Renovation Capital Expenditures that the Agent may draw (or direct payment) upon as provided in Section 4.3(b) in the event that the Borrower fails to comply with Section 4.3(b) (it being understood that the Borrower may withdraw funds from such account solely in order to satisfy its obligations to spend $90,000,000 on and for Renovation Capital Expenditures as provided herein or to satisfy its other obligations under Section 4.3(b)).

            "Reinvestment Prepayment Date" means, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Agent, on behalf of the Required Term Loan A Lenders, shall have delivered a written termination notice to the Borrower with respect to the Reinvestment Election, provided that such notice may only be given while an Event of Default exists, and shall only be effective for so long as such Event of Default continues, (ii) the date occurring eighteen (18) months after such Reinvestment Election and (iii) the date on which the Borrower (for itself or on behalf of its Subsidiary) shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Reinvestment Amount.

            "Renovation Capital Expenditures" means those Capital Expenditures made by the Borrower or any of its Subsidiaries for the purposes and in the amounts set forth on Exhibit L (such Exhibit may be updated by the Borrower so long as the additional Renovation Capital Expenditures are of the same scope as those originally set forth in such Exhibit) or other Capital Expenditures approved by the Agent in its reasonable discretion to constitute Renovation Capital Expenditures, acting upon the reasonable direction of the Required Term Loan A Lenders, in the aggregate minimum amount of $90,000,000. No more than $9,000,000 of such $90,000,000 may constitute expenditures not required to be capitalized under GAAP. The Renovation Capital Expenditures shall for all purposes exclude Maintenance Capital Expenditures. No more than $150,000 of closing costs and fees may be reimbursed to the Borrower from the $90,000,000 constituting Renovation Capital Expenditures.

            "Rent Roll" has the meaning set forth in paragraph S of the Representation and Warranty Certificate.

            "Rents" has the meaning set forth in the Mortgage.

            "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event" means a Reportable Event as defined in Section 4043(b) of ERISA.

            "Representation and Warranty Certificate" means a certificate of the Borrower, signed by an Approved Officer, in form and substance substantially similar to Exhibit N.

            "Required Lenders" means, at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the aggregate unpaid principal amount of the Term Loans then outstanding (without taking into account any accrued but unpaid interest on the Term Loan B that is added to the principal of the Term Loan B pursuant to Section 3.2 of this Agreement).

            "Required Term Loan A Lenders" means, at any time, the holders of more than 50% of (a) until the Closing Date, the Term Loan A Commitment and (b) thereafter, the aggregate unpaid principal amount of the Term Loan A then outstanding.

            "Required Term Loan B Lenders" means, at any time, the holders of more than 50% of (a) until the Closing Date, the Term Loan B Commitment and (b) thereafter, the aggregate unpaid principal amount of the Term Loan B then outstanding.

            "Reserve Amount" means any cash of the Borrower and its Subsidiaries in an amount not to exceed $30,000,000 and which is calculated as follows for any Fiscal Quarter:

            (i)   EBITDA for such Fiscal Quarter,

            plus

            (ii)  the Carry-Over Reserve Amount,

            less

            (iii) the Cash Interest Expense of the Borrower and its Subsidiaries
                  paid during such Fiscal Quarter,

            less

            (iv) the aggregate amount of any Maintenance Capital Expenditures paid in cash during such Fiscal Quarter (subject to the limitations set forth in Section 8.12 and expressly excluding the additional $3,000,000 of Capital Expenditures permitted to be made in the second paragraph of Section 8.12), less

            (v)   all payments of principal on the Term Loan A made pursuant to
                  Section 4.1(b), 4.2 or Section 4.3(a) (solely to the extent that any amounts received by the Borrower pursuant to Section 4.3(a) are included in EBITDA for such Fiscal Quarter) by the Borrower during such Fiscal Quarter, less

            (vi) the amount of any Taxes paid in cash by the Borrower and its Subsidiaries during such Fiscal Quarter or if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Distributions made in cash by the Borrower in accordance with Section 8.2(c) (Distributions) during such Fiscal Quarter, and less

            (vii) the amount of any additions during such Fiscal Quarter to the
                  Operating Cash Reserve Amount permitted under Section 8.27 of this Agreement.

            The Reserve Amount shall not include the Operating Cash Reserve Amount.

            "Restaurant License Agreement" has the meaning given to such term in
Section 5.1(t)(iii) of this Agreement.

            "Restricted Investment" means any investment by the Borrower or a Subsidiary in any other Person for cash or other Property, including, without limitation, in the form of an acquisition of capital stock, indebtedness or other obligation, or by loan, advance or capital contribution, except the following: (a) Property acquired in the ordinary course of the business of the Borrower or a Subsidiary to be used in the ordinary course of such business, subject to a valid, first priority, Security Interest (subject to Permitted Liens) in favor of the Agent for the benefit of the Secured Parties or a purchase money Lien permitted under clause (c) of the definition of Permitted Liens; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower or a Subsidiary; (c) investments existing on the Closing Date including in the Equity Interests of Subsidiaries and Affiliates; (d) Permitted Investments, so long as such are subject to a valid, first priority, Security Interest (subject to Permitted Liens) in favor of the Agent for the benefit of the Secured Parties;
(e) investments consisting of Hedging Agreements; (f) investments in non-cash consideration received in connection with a permitted sale of assets (subject to the granting of a Lien as required by the Security Documents); (g) the Borrower's investment, if any, in the Time Share Entity; (h) investments in any Subsidiary existing on the Closing Date or organized or acquired after the Closing Date in compliance with Section 8.9 of this Agreement; (i) loans or advances to officers, directors and employees of the Borrower or any of its Subsidiaries made in the ordinary course of business provided that the aggregate amount of such loans or advances does not exceed $400,000 at any one time outstanding; (j) investments arising from transactions by the Borrower or any of its Subsidiaries with customers or suppliers in the ordinary course of business, including, without limitation, endorsements of negotiable instruments and debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers or in settlement of delinquent obligations of, or other disputes with, customers or suppliers, arising in the ordinary course of business (subject to the granting of a Lien as required by the Security Documents); and (k) other investments not to exceed a net amount equal to $200,000 in the aggregate outstanding at any time.

            "Retail Shops" means, collectively, the portion of the Hotel Premises or Casino Premises where retail shops are located.

            "Second Measurement Period" has the meaning given to such term in
Section 8.13(a) of this Agreement.

            "Second Renovation Capital Expenditure Measurement Date" means the last day of the thirtieth (30th) month following the Closing Date.

            "Secured Parties" means the Lenders, the Agent and all other obligees with respect to the Obligations.

            "Security Agreement" means the Omnibus Pledge and Security Agreement to be executed and delivered by the Borrower and each other Loan Party (other than Holdings), substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

            "Security Documents" means the collective reference to the Security Agreement, the Planet Hollywood Security Agreement, the Assignment of Contract, the Mortgage, the deposit account control agreements and all other security documents hereafter delivered to the Agent granting a Lien on any Property of any Person to secure the Obligations.

            "Security Interest" means collectively the Liens in the Collateral granted to the Agent or the Agent for the benefit of the Secured Parties pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument, or by applicable law, in each case in respect of the Obligations (other than those of Holdings).

            "Settlement Agreement" means the Settlement Agreement and Releases, dated as of November 6, 2002, by and among Aladdin, Northwind, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Reinsurance Company Limited, State Street Bank and Trust Company and Boulevard Invest (successor-in- interest to Aladdin Bazaar, LLC), as amended by that certain First Amendment to Settlement Agreement and Releases, dated as of December 23, 2002.

            "Sheraton" means Sheraton Operating Corporation, a Delaware corporation.

            "Shortfall Interest Amount" has the meaning given to such term in
Section 3.1(a)(ii) of this Agreement.

            "Significant Repair or Improvement" means any improvement, alteration or addition constructed or made by the Borrower at the Premises, other than initial tenant improvement and other initial work done inside the leased premises pursuant to any Lease entered into by the Borrower in accordance with Section 7.17 (Leases) hereof, which (a) costs or is reasonably estimated to cost in excess of $5,000,000, or (b) when aggregated with all other improvements, alterations and additions constructed or made by the Borrower at the Premises during such Fiscal Year, costs or is reasonably estimated to cost in excess of $10,000,000. "Significant Repair or Improvement" shall exclude improvements, alterations, additions, and repairs made with Renovation Capital Expenditures.

            "Sixth Measurement Period" has the meaning set forth in Section 8.13(a) of this Agreement.

            "Solvent" means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" and "claim" shall have the meanings set forth in the Bankruptcy Code.

            "Starwood" means Starwood Hotels and Resorts Worldwide, Inc., a Maryland corporation.

            "Subordination Agreements" means, collectively, any Manager Subordination Agreement, the License Subordination Agreement, and any Leasing Manager Subordination

Agreement.

            "Subsequent Default Rate" has the meaning given to such term in
Section 3.3 of this Agreement.

            "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, however, that "Subsidiary" shall not include the Time Share Entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Survey" means a current ALTA survey of the Premises prepared by a surveyor acceptable to the Borrower and Agent who is a licensed surveyor in the State of Nevada, which survey shall be in form and substance, including certification, acceptable to the Borrower and Agent.

            "Suspension Period" has the meaning given to such term in Section
4.8 of this Agreement.

            "Taking" (and its correlative meanings) means any temporary or permanent taking by any Governmental Authority of the Premises or any portion thereof through eminent domain, condemnation or other proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of such property or any portion thereof during the pendency of any such proceedings.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

            "Tax Liability" means the product of (a) the hypothetical taxable income of the Borrower for Federal income tax purposes computed as if the Borrower were a corporation subject to federal income tax for such purposes, and
(b) the sum of the maximum marginal United States income tax rate applicable to corporations under Section 11 of the Code or any successor provision and fifty
(50) percent of the maximum marginal New York State income tax rate applicable to corporations (after taking into account any Federal income tax benefit in respect of such New York State tax rate).

            "Tax Refund" has the meaning set forth in Section 3.7 of this Agreement.

            "Term Loan A" has the meaning set forth in Section 2.2 of this Agreement.

            "Term Loan A Commitment" means as to any Term Loan A Lender, the obligation of such Lender to make a Term Loan A to the Borrower hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name on Exhibit A hereto.

            "Term Loan A Eurodollar Rate" means, for the Interest Period of a Term Loan A, a rate per annum equal to the sum of: (i) (x) 3.25% per annum during the period commencing on the day after the third Anniversary Date and ending on the fourth Anniversary Date and (y) LIBOR; and (ii) (x) 3.50% per annum during the period commencing on the day after the fourth Anniversary Date and ending on the sixth Anniversary Date and (y) LIBOR.

            "Term Loan A Interest Amount" means, during the Initial Interest Period, an amount equal to (i) EBITDA for the Fiscal Quarter last ended less
(ii) the aggregate amount of any Maintenance Capital Expenditures paid in cash by the Borrower during the Fiscal Quarter last ended (subject to the limitations set forth in Section 8.12) and (iii) dividing the difference between (i) and
(ii) by 1.20 (until such time as the Reserve Amount equals $30,000,000 and thereafter this clause (iii) shall no longer apply).

            "Term Loan A Lender" means each Lender designated as a Term Loan A Lender on the signature pages hereof, or who is the holder of a Term Loan A.

            "Term Loan A Percentage" means as to any Term Loan A Lender at any time, the percentage which the aggregate principal amount of such Lender's Term Loan A then outstanding constitutes of the aggregate principal amount of the Term Loan A then outstanding.

            "Term Loan B" has the meaning set forth in Section 2.3 of this Agreement.

            "Term Loan B Commitment" means as to any Term Loan B Lender, the obligation of such Lender to make a Term Loan B to the Borrower hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name on Exhibit A hereto.

            "Term Loan B Eurodollar Rate" means, for the Interest Period for a Eurodollar Loan, a rate per annum equal to the sum of: (a) 4.00% and (b) LIBOR.

            "Term Loan B Lender" means each Lender designated as a Term Loan B Lender on the signature pages hereof, or who is the holder of a Term Loan B.

            "Term Loan B Percentage" means as to any Term Loan B Lender at any time, the percentage which the aggregate principal amount of such Lender's Term Loans B then outstanding constitutes of the aggregate principal amount of the Term Loan B then outstanding.

            "Term Loan Commitment" means, collectively, the Term Loan A Commitment and the Term Loan B Commitment.

            "Term Loan Notes" has the meaning set forth in Section 2.4 of this Agreement.

            "Term Loans" means, collectively, the Term Loan A and the Term Loan
B.

            "Termination Date" means the earlier of: (x) the Maturity Date or
(y) the date as of which all Term Loans and all Obligations in respect thereof have been paid in full.

            "Terrorist Event" means the occurrence of an event which is an "act of terrorism" (as defined in the Terrorism Risk Insurance Act of 2002, Public Law No. 107-297) (other than an act that occurs in the premises of a United States mission) which results in a Visitor Decrease of greater than five percent during the calendar month in which such event occurs or the immediately succeeding calendar month.

            "Terrorist Event Period" means the period beginning on the first day of the calendar month in which a Terrorist Event results in a Visitor Decrease of greater than five percent and ending on the first day of the next calendar month in which the Visitor Decrease is not greater than five percent.

            "Theater" means the Theater for Performing Arts located on the Premises, described on Exhibit B-3.

            "Theater Renovation Account" means the Theater Escrow Account (as defined in the Mezzanine Loan Agreement) (it being understood that funds may be withdrawn from such account and be used in each case solely in order to satisfy the Borrower's obligations to spend $90,000,000 on and for Renovation Capital Expenditures as provided herein or to satisfy its other obligations under
Section 4.3(b)).

            "Third Renovation Capital Expenditure Measurement Date" the third Anniversary Date.

            "Time Share Entity" means any Person to which the Time Share Premises has been conveyed to or otherwise Disposed of pursuant to a Time Share Plan.

            "Time Share Plan" means a plan for the development or operation of the Time Share Premises with a Developer, which in each case is satisfactory to the Agent (acting at the reasonable direction of the Required Term Loan A Lenders (other than the FF&E Lender)) and shall include, without limitation, any agreements approved by the Agent (acting at the reasonable direction of the Required Term Loan A Lenders (other than the FF&E Lender)) in accordance with
Section 7.29 and Section 8.23.

            "Time Share Premises" means the real property of the Borrower described on Exhibit B-2 hereto.

            "Title Company" means Chicago Title Insurance Company.

            "Title Insurance Commitment" means the Pro Forma Title Policy, issued by the Title Company under Policy No. PRO02119570 L, along with copies of all instruments creating or evidencing exceptions or encumbrances to title.

            "Title Insurance Policy" means an ALTA 1970 form of mortgagee title insurance policy from the Title Company and insuring the priority and sufficiency of the Mortgage as a first priority Lien upon the Premises, (a) in an aggregate amount equal to at least $510,000,000, (b) showing that the Borrower is the sole owner of fee title to the Premises subject to no liens or encumbrances and no exceptions or qualifications other than the Permitted Liens and as otherwise may be reasonably acceptable to the Agent, (c) insuring the priority of the Mortgage unconditionally against all possible contractors', suppliers', and mechanics' lien claims that heretofore or hereafter arise, as well as matters related to the Survey, (d) omitting any creditors' rights exclusion in the Title Insurance Policy, (e) containing any endorsements or assurances that the Agent and the Term Loan A Lenders may reasonably request for protection of its interests that are available under applicable law and (f) otherwise being reasonably acceptable to the Agent and the Lenders in form and content.

            "Transferee" has the meaning given to such term in Section 3.7(b) of this Agreement.

            "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required to be applied with respect to the creation, validity, perfection or priority of the Agent's Liens for the benefit of the Secured Parties.

            "Unsuitable Lender" has the meaning given to such term in Section
4.9 of this Agreement.

            "Visitor Decrease" means a decrease in the number of monthly visitor volume to Las Vegas, Nevada (as published by the Las Vegas Convention and Visitors Authority) compared to the number of monthly visitors to Las Vegas, Nevada in the same calendar month of the immediately preceding year.

            "Warrants" has the meaning given to such term in Section 5.1(v) of this Agreement.

      1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import

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

when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" whenever used in this Agreement or any other Loan Document shall be deemed to be followed by the words "without limitation."

            (e) Any reference to any agreement in this Loan Agreement shall be deemed to mean such agreement as it may from time to time be amended, restated, extended, renewed, increased, consolidated, spread, severed, supplemented or otherwise modified in accordance with the terms thereof.

      1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa and each masculine, feminine, or neuter pronoun shall also include the other genders.

      1.4 Accounting Terms. (a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP.

            (b) If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then the Borrower, the Agent and the Lenders agree to enter into good faith negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of the Required Term Loan A Lenders to any required amendments of such provisions shall be sufficient to bind all the Lenders. "Accounting Changes" shall mean changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto) or any agency with similar functions. If the Agent, the Borrower and the Required Term Loan A Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. Unless and until any such required amendments shall become effective, all calculations of financial covenants and other standards and terms shall continue to be calculated without regard to the underlying Accounting Change; and if the Agent, the Borrower and the Required Lenders cannot agree upon the required amendments within thirty (30) days following the entering into of the good faith negotiations, then all financial statements delivered and all calculations of

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

financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                                   ARTICLE 2

                                     LOANS

      2.1 Total Facility. Subject to the terms and conditions of this Agreement, the Lenders shall be deemed to have made available to the Borrower on the Closing Date a total credit facility of $510,000,000 comprised of Term Loan A in aggregate principal amount equal to $500,000,000 (of which $14,000,000 shall be paid to the Term Loan A Lenders (other than the FF&E Lender) on the Closing Date pursuant to Section 5.1(x), so that after receipt by the Agent of such payment, the aggregate principal amount of the Term Loan A shall be equal to $486,000,000) and Term Loan B in an aggregate principal amount equal to $10,000,000, as provided in this Article 2. This Agreement is an amendment and restatement of all terms of the Pre-Petition Credit Agreement and the GECC Facilities Agreement, such terms to be superseded in all events by this Agreement, and the Borrower shall have no liabilities or obligations whatsoever under the Pre-Petition Credit Agreement or the GECC Facilities Agreement, except to the extent such liabilities and obligations are expressly assumed by the Borrower under the (i) Purchase and Sale Agreement, (ii) the Plan of Reorganization approved by the Confirmation Order, or (iii) under this Agreement or any other Loan Document executed by the Borrower.

      2.2 Term Loan A. Subject to the terms and conditions hereof, each Term Loan A Lender shall be deemed to have made a term loan (a "Term Loan A") to the Borrower on the Closing Date in an amount equal to the amount of the Term Loan A Commitment of such Lender; provided, that on the Closing Date the aggregate principal amount of the Term Loan A shall equal $500,000,000 (of which $14,000,000 shall be paid to the Term Loan A Lenders (other than the FF&E Lender) on the Closing Date pursuant to Section 5.1(x), so that after receipt by the Agent of such payment, the aggregate principal amount of the Term Loan A shall be equal to $486,000,000).

      2.3 Term Loan B. Subject to the terms and conditions hereof, each Term Loan B Lender shall be deemed to have made a term loan (a "Term Loan B") to the Borrower on the Closing Date in an amount equal to the amount of the Term Loan B Commitment of such Lender; provided, that on the Closing Date the aggregate principal amount of the Term Loan B shall equal $10,000,000.

      2.4 Notes Evidencing Term Loans. In addition to this Agreement, the Borrower's obligations to repay the Term Loans shall be evidenced by (i) a single promissory note of the Borrower payable to the order of the Term Loan A Lenders and held by the Agent on behalf of each Term Loan A Lender in the form attached as Exhibit E-1 and (ii) a single promissory note of the Borrower payable to the order of the Term Loan B Lenders and held by the Agent on behalf of each Term Loan B Lender in the form attached as Exhibit E-2, each as amended, modified, replaced or reissued from time to time (collectively, the "Term Loan Notes"). In the event that a Lender shall request a Term Loan Note payable to its order or shall assign all or a part of its rights and obligations under, and in accordance with the terms of this Agreement and the new Lender shall request a Term Loan Note payable to its order, the Borrower shall execute and deliver one or more Term Loan Notes or replacement Term Loan Notes, as the case may be, to carry out any such request.

      2.5 Borrowing of Term Loans. The Term Loans shall be deemed to have been made on the Closing Date.

      2.6 Renewals of Term Loans. All Eurodollar Loans shall be automatically renewed at the end of each Interest Period unless such a renewal is prohibited by Section 3.12 or if an Event or Event of Default has occurred or is continuing.

      2.7 Term Loan Account. The Agent will establish a loan account for the Borrower with each Lender. Unless the Agent otherwise elects, the principal amount of each Term Loan A and each Term Loan B, the amount of each required principal repayment, all accrued interest, all fees, all payments due to the Agent or a Lender from the Borrower under Sections 3.8 (Requirements of Law),
3.9 (Capital Adequacy Costs), 3.11 (Indemnity) and 4.3(b) (Renovation Capital Expenditures) in the event that the Letter of Credit has not been issued and drawn by the Agent, and all costs and expenses described in Section 11.10 (Fees and Expenses) will be charged to the Borrower's account with the Agent or Affiliate thereof, and solely with respect to amounts due under Section 4.3(b) or otherwise upon an Event of Default, the Agent may direct or cause the Borrower to direct payment from the Theater Renovation Account with respect to amounts due under Section 4.3(b) or from such other account of the Borrower subject to a deposit account control agreement in favor of the Agent (and in form and substance reasonably satisfactory to the Agent) as of the date made, or the date such other amount is due from the Borrower or is paid or incurred by the Agent or a Lender, or the date such amount becomes chargeable to the Borrower's loan account pursuant to Section 11.10 (Fees and Expenses), as the case may be.

                                   ARTICLE 3

                           INTEREST AND OTHER CHARGES

      3.1 Term Loan A Interest.

            (a) Term Loan A Interest Payments During the Initial Interest
Period.

            (i) On or before the fifteenth (15th) day after the end of each Fiscal Quarter during the Initial Interest Period, the Borrower shall pay the Agent, for the pro rata benefit of the Term Loan A Lenders, an amount equal to the Term Loan A Interest Amount for the Fiscal Quarter (or portion thereof for the Fiscal Quarter ending September 30, 2004 and September 30, 2007) last ended (such Term Loan A Interest Amount shall be calculated by the Borrower based on a good faith estimate of EBITDA for the Fiscal Quarter (or portion thereof for the Fiscal Quarter ending September 30, 2004 and September 30, 2007) last ended) less the Excess Interest

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

Amount, if any, that was credited during the Fiscal Quarter (or portion thereof for the Fiscal Quarter ending September 30, 2004 and September 30, 2007) last ended; provided, however, that in no event shall the amount of interest payable by the Borrower pursuant to this Section 3.1(a)(i) be (i) greater than the Maximum Term Loan A Rate on the unpaid principal amount of the Term Loan A during such Fiscal Quarter or (ii) less than the Minimum Term Loan A Rate on the unpaid principal amount of the Term Loan A during such Fiscal Quarter. The Term Loan A Interest Amount shall be due and payable as set forth above regardless of whether a Terrorist Event shall have occurred and the financial covenants shall have been suspended in accordance with Sections 8.13(c), 8.14(b) or 8.15(b) of this Agreement. The amount of interest payable under clauses (i) and (ii) in the proviso in the first sentence of this Section 3.1(a)(i) shall be computed as set forth in Section 3.5.

            (ii) In the event that the amount of interest paid by the Borrower to the Agent in any Fiscal Year during the Initial Interest Period (the "Annual Estimated Amount of Interest") differs from the aggregate amount of interest that would have been payable by the Borrower as a result of the aggregate Term Loan A Interest Amount based on estimated EBITDA for the four Fiscal Quarters (or such lesser period for Fiscal Year 2004) during such Fiscal Year being greater or less than the actual Term Loan A Interest Amount based on EBITDA for such Fiscal Year (or such lesser period for Fiscal Year 2004) (the "Annual Actual Amount of Interest"), (A) the Borrower will pay to the Agent within 90 days of the end of such Fiscal Year, the amount equal to the positive difference, if any, between (i) the Annual Actual Amount of Interest and (ii) the Annual Estimated Amount of Interest (the amount of such difference shall be referred to herein as the "Shortfall Interest Amount") or (B) the Agent will credit to the account of the Borrower with the Term Loan A Lenders an amount equal to the positive difference, if any, between (i) the Annual Estimated Amount of Interest and (ii) the Annual Actual Amount of Interest (the "Excess Interest Amount"). Any amounts payable under this Section 3.1(a)(ii) shall be due and payable as set forth above regardless of whether a Terrorist Event shall have occurred and the financial covenants shall have been suspended in accordance with Sections 8.13(c), 8,14(b) or 8.15(b) of this Agreement.

            (b) Term Loan A Interest Payments After the Initial Interest Period. Commencing on the Interest Payment Date immediately following the third Anniversary Date (i.e. October 1, 2007) and on each Interest Payment Date thereafter, the Borrower shall make a payment to the Agent, for the pro rata benefit of the Term Loan A Lenders, in an amount equal to the Term Loan A Eurodollar Rate on the unpaid principal amount of the Term Loan A during the Fiscal Quarter last ended prior to such Interest Payment Date; provided, that interest payable hereunder on the first Interest Payment Date following the third Anniversary Date (i.e. October 1, 2007) shall be calculated from and including the first day after the third Anniversary Date through the end of the first Fiscal Quarter following the third Anniversary Date (i.e. September 30,
2007). Any amounts payable under this Section 3.1(b) shall be (i) due and payable as set forth above regardless of whether a Terrorist Event shall have occurred and the financial covenants shall have been suspended in accordance with Sections 8.13(c), 8.14(b) or 8.15(b) of this Agreement and (ii) computed as set forth in Section 3.5.

      3.2 Term Loan B Interest. Each Term Loan B shall bear interest from the Closing

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

Date on the unpaid principal amount thereof at a rate per annum equal to the Term Loan B Eurodollar Rate and such interest shall accrue and be added to the outstanding principal of the Term Loan B on each Interest Payment Date and thereafter bear interest at the Term Loan B Eurodollar Rate with respect to the Term Loan B until paid in full. Any amounts due under this Section 3.2 shall be
(i) due and payable as set forth above regardless of whether a Terrorist Event shall have occurred and the financial covenants shall have been suspended in accordance with Sections 8.13(c), 8.14(b) or 8.15(b) of this Agreement and (ii) computed as set forth in Section 3.5.

      3.3 Default Rate. (a) If any Event of Default occurs, (i) during the period commencing on the Closing Date and ending on the second Anniversary Date, then, from the date such Event of Default occurs until it is cured or waived or until all Obligations are paid and performed in full, all outstanding Loans shall bear interest (as well after as before judgment) at a rate (the "Initial Default Rate") per annum which is equal to the Prime Lending Rate plus 2% and
(ii) at any time after the second Anniversary Date, then, from the date such Event of Default occurs until it is cured or waived or until all Obligations are paid and performed in full, all outstanding Loans shall bear interest (as well after as before judgment) at a rate (the "Subsequent Default Rate") per annum which is equal to the then applicable interest rate plus 2%; and (b) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (i) during the period commencing on the Closing Date and ending on the second Anniversary Date such overdue amount shall bear interest at a rate per annum equal to the Initial Default Rate and (ii) at any time after the second Anniversary Date such overdue amount shall bear interest at a rate per annum equal to the Subsequent Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). Interest accruing pursuant to this Section 3.3 on the Term Loan A shall be payable from time to time on demand and interest accruing pursuant to this Section 3.3 on the Term Loan B shall accrue and be added to the outstanding principal of the Term Loan B on each Interest Payment Date and thereafter bear interest at the Term Loan B Eurodollar Rate until paid.

      3.4 Maximum Interest Rate. In no event shall any interest or other charge hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court so determines that any Lender has received interest and other charges hereunder in excess of the highest rate applicable thereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations owed to such Lender other than interest in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, then such Lender shall refund such excess to the Borrower.

      3.5 Computation of Interest. All computations of interest hereunder shall be made on a daily basis on the actual number of days elapsed over a year of 360 days. For purposes of determining interest payable under Section 3.1 and Section 3.2, the unpaid principal amount of the applicable Term Loan for each day on which interest is calculated shall be the unpaid principal amount of such Loan as of 10:00 a.m. (New York City time) on such day.

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

      3.6 Agency and Collateral Monitoring Fee. The Borrower agrees to pay the Agent for its own account an agency and collateral monitoring fee (the "Agency and Collateral Monitoring Fee") in the amount of $67,500 per annum (of which $60,000 per annum is the agency fee and $7,500 per annum is the collateral monitoring fee), payable in advance on the Closing Date and on each anniversary of the Closing Date until all Obligations have been paid in full.

      3.7 Taxes. (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without reduction for or on account of, any Taxes; provided, however, that the Borrower shall not be required by this Section to pay or reimburse the Agent or any Lender for (i) income and franchise taxes, doing business taxes or minimum taxes imposed on or in respect of any such Person's overall net income or gross receipts from all operations (or taxes imposed in lieu of such income or franchise taxes on overall net income, net worth or capital or gross receipts) by the jurisdiction of organization of the Lender or the jurisdiction in which is located the Lending Office or other office for payments of such Person, or any political subdivision or taxing authority thereof or therein, (ii) Taxes imposed solely by reason of failure by the Agent or any Lender to comply with the requirements of paragraph (b) of this Section 3.7, (iii) any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by a Lender of all or any portion of its interest in this Agreement, the Term Loan Notes or any other Loan Documents, and (iv) Taxes which are finally judicially determined by a court of competent jurisdiction to have arisen solely as a result of gross negligence or willful misconduct of the Agent or any Lender (all of the foregoing, except for those taxes excluded by the proviso to this sentence, being referred to hereinafter as the "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Agent or a Lender hereunder or under the applicable Term Loan Note, the amounts so payable to such Person shall be increased to the extent necessary to yield to such Person (after withholding or payment of all Non-Excluded Taxes and all Taxes applicable to additional sums payable under this Section) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified herein and in the applicable Term Loan Note as if no such deduction had been made, and the Borrower shall make such deduction and pay the full amount deducted to the appropriate Governmental Authority in accordance with applicable law. Whenever any Non-Excluded Tax is payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent, or the Lender, as the case may be, for any incremental Taxes, interest or penalties that may become payable by such Person as a result of any such failure. This indemnification shall be made within 30 days from the date the Agent or such Lender (as the case may be) makes written demand therefor. If any Lender receives a refund or credit or otherwise would have received a refund or credit but for the offset of the amount of such refund against such Lender's Taxes (that are not otherwise indemnifiable by the Borrower) (a "Tax Refund"), which in the good faith judgment of such Lender is allocable to the Borrower, it shall promptly pay such Tax Refund (net of (i) any Taxes and net income or franchise taxes imposed on the Lender with respect to the Tax Refund and (ii) any costs or expenses incurred in obtaining such Tax Refund) to the Borrower.

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

            (b) Each Lender or transferee or assignee (including a participation holder) thereof (any such entity, a "Transferee") that is not a "United States person", as defined in Section 7701(a)(30) of the Code, agrees that it will deliver to the Borrower and the Agent on or before the date it becomes a Lender or Transferee (x) two duly completed copies of United States Internal Revenue Service Form W-8BEN or successor applicable form certifying that under an applicable treaty such Lender or Transferee is entitled to receive all payments under this Agreement without deduction or withholding of any United States federal income taxes (or, in the case of a Transferee, that any such deduction or withholding is no greater than it would have been for the Lender (or the Transferee) that transferred or assigned its interest to such Transferee), (y) two duly completed copies of United States Internal Revenue Service Form W-8ECI or successor applicable form, or (z) two duly completed copies of United States Internal Revenue Service Form W-8BEN or successor applicable form and a statement in the form of Exhibit F hereto. Each such Lender or Transferee also agrees (x) to deliver to the Borrower and the Agent two further copies of the said statement and Form W-8BEN or W-8ECI or successor applicable forms or other manner of certification, as the case may be, on or before the date reasonably requested in writing by the Borrower or the Agent, and (y) to obtain such extensions of the time for filing and to renew such statements or forms and certifications thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case any change in treaty, law or regulation (or the interpretation thereof) has occurred prior to the date on which any such delivery would otherwise be required which renders all such statements or forms inapplicable or which would prevent such Lender or Transferee from duly completing and delivering any such statement or form with respect to it and such Lender or Transferee so advises the Borrower and the Agent. Such Lender or Transferee shall certify in the case of a Form W-8BEN or W-8ECI (and, if applicable, the statement) that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (or, in the case of a Transferee, that any such deduction or withholding is no greater than it would have been for the Lender or the Transferee that transferred or assigned its interest to such Transferee). Such Lender or Transferee shall, promptly upon the written request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation (or the interpretation thereof) in order to establish such Lender's or Transferee's tax status for withholding purposes (to the extent that it is then legally permitted to do so). Such Lender or Transferee also shall notify the Borrower promptly after any change in any applicable law or regulation or in the written interpretation thereof by any Governmental Authority applicable to such Lender or Transferee that results in such Lender or Transferee no longer being capable of receiving payments under this Agreement without any deduction or withholding of United States federal income tax. Each Lender or Transferee that is a "United States person", as defined under Section 7701(a)(30) of the Code, and that is not a corporation agrees that it will deliver to the Borrower and the Agent a Form W-9 stating that it is entitled to an exemption from United States backup withholding tax.

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

      3.8 Requirements of Law. In the event that after the date of this Agreement any change in law, regulation, treaty, or directive or any change therein or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority : (a) does or shall subject any Lender (or any corporation controlling a Lender) to any tax of any kind whatsoever with respect to any Loan or change the basis of taxation of payments to such Lender of principal, interest, or any other amount payable in respect of any Loan (other than Non-Excluded Taxes and except for changes in the rate of tax on or in respect of such Person's overall net income, net worth or capital or gross receipts); (b) does or shall impose, modify, deem applicable, or result in the application of any reserve, special deposit, compulsory loan or similar requirement against loans or loan commitments made by a Lender or against any other extensions of credit or commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by a Lender and which was not otherwise included in determining the rate of interest on the Loans of such Lender; or (c) imposes on a Lender (or any corporation controlling a Lender) any other condition regarding this Agreement; and the result of any such event shall be to increase the cost to a Lender (or any corporation controlling a Lender) of making or maintaining the Loans or the other Obligations of the Borrower hereunder or to reduce the amounts receivable by such Person hereunder then, within 30 days after written demand by such Lender, the Borrower shall, subject to the provisions of Section 4.8 (Regulatory Replacement of Lenders), either (a) immediately pay to the appropriate Lender, from time to time as specified by such Person, additional fees which shall be sufficient to compensate such Person (or any corporation controlling such Person) for such increased cost or reduction in amounts receivable, or (b) pay all outstanding Obligations and terminate this Agreement, paying the foregoing fees to the date of termination. Such Lender will promptly notify the Borrower of any event occurring after the date of this Agreement of which it has actual knowledge, that will entitle such Lender to compensation pursuant to this Section 3.8 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation, provided that such designation is permitted by applicable law and does not result in any tax, reserve, special deposit or other obligation or any increased cost to such Lender. Upon the occurrence of any event referred to above, the affected Person shall send the Agent and the Borrower a certificate setting forth in reasonable detail the increased cost or reduction in amounts receivable, which certificate shall be conclusive, absent manifest error or bad faith, as to the amount thereof.

      3.9 Capital Adequacy Costs. If after the date of this Agreement the introduction of or any change in (a) the judicial, administrative, or other governmental interpretation of any law or regulation or (b) compliance by a Lender (or any corporation controlling a Lender) with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, and such Lender determines in good faith that such increase is based upon its transactions with the Borrower hereunder, then, subject to the provisions of Section 4.8 (Regulatory Replacement Lenders), then within 30 days after written demand by such Lender, the Borrower shall either:
(x) pay to such Lender such additional amount as such Lender shall certify in good faith to be the amount allocable to its transactions with the Borrower hereunder; or (y) pay to the Lenders all outstanding Obligations and terminate this Agreement. Such Lender will notify the Borrower and the Agent of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section as promptly as practicable after such Lender obtains Knowledge thereof and determines to request such compensation. Such Lender's determination for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by it and of the amount allocable to its transactions with the Borrower hereunder shall be conclusive, provided that such determination is made on a reasonable basis. For purposes of this Section, in calculating the amount necessary to compensate a Lender for any increase in or imposition of capital requirements, such Lender shall be deemed to be entitled to a rate of return on capital per annum (after federal, state and local taxes) equivalent to that which it would have received had such increase in or imposition of capital requirements not occurred.

      3.10 Inability to Determine Interest Rate. In the event that the Agent or any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period with respect to any Eurodollar Loans, or that LIBOR as so ascertained will not accurately reflect such Lender's cost of creating or maintaining such Loan, or Dollar deposits in the relevant amount and for the relevant Interest Period are not available to such Lender in its relevant market, then any Lender making such determination shall so notify the Agent, and the Agent in either case shall forthwith give prompt telephonic notice of such determination, confirmed in writing, to the Borrower. If such notice is given and until such notice has been withdrawn by the Agent, any requested Eurodollar Loan shall be made as a Prime-Based Loan; provided, however, that such Lender shall promptly notify the Agent and the Agent shall forthwith give prompt telephonic notice thereof to the Borrower, confirmed in writing to the Borrower, if the circumstances giving rise to such situation no longer exist. Until such notice has been withdrawn by the Agent, as the case may be, no further Eurodollar Loans shall be made, nor shall any Eurodollar Loan be renewed.

      3.11 Indemnity. The Borrower agrees to indemnify each Lender against, to hold each Lender harmless from and to pay to the Agent on such Lender's behalf on demand, any cost, loss or expenses which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Eurodollar Loan, including, but not limited to, any such loss or expense arising from interest or fees payable by a Lender to lenders of funds obtained by it in order to maintain such Eurodollar Loan, (b) failure by the Borrower to make a renewal of a Loan after the Borrower has given a notice in accordance with the terms hereof, unless such failure is as a result of the provisions of Section 3.12, or (c) repayment of a Eurodollar Loan on a day which is not the end of the Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain such Eurodollar Loan. Notice of a claim thereunder shall be given to the Borrower by the Agent within 90 days of the payment of any Eurodollar Loan. The Borrower shall pay such Lender the amount shown as due on any such notice of claim within 30 days after receipt thereof.

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      3.12 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for such Lender to make, maintain or fund Eurodollar Loans, then such Lender shall forthwith so notify the Borrower and the Agent. Before giving any such notice to the Borrower and the Agent, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice, provided that such designation is permitted by applicable law and does not result in any tax, reserve, special deposit or other obligation or any increased cost to such Lender. Upon giving of such notice by such Lender, such Lender's obligation to make Eurodollar Loans shall be suspended, and the Borrower shall convert then-outstanding principal amount of each Eurodollar Loan (on either (a) the last day of then-current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Eurodollar Loan to such day or (b) immediately, if such Lender may not lawfully continue to fund and maintain such Eurodollar Loan to such day) into a Prime-Based Loan in an equal principal amount.

      3.13 Replacement by the Borrower of a Lender.

            (a) Acquired Lender. If any Lender is acquired by or merges with any other Person (including any other Lender) and (i) such Lender is not the surviving Person, and (ii) there exits no Event or Event of Default hereunder, the Borrower may replace such Lender in whole in the event that the surviving Person is not an Eligible Assignee with an Eligible Assignee reasonably acceptable to the Agent pursuant to an Assignment Agreement within 30 days following the date of consummation of any such acquisition or merger.

            (b) Certain Circumstances. If (i) there exists no Event or Event of Default on any such date and no Event or Event of Default shall be caused by the action permitted below and (ii) any one Lender refuses to consent to any amendment, waiver or consent to any provision hereof or in any Loan Documents in accordance with the terms of Section 11.14 of this Agreement (other than an amendment to increase the Commitment of such Lender), but to which each other Lender has previously agreed in writing, then the Borrower may, within 45 days after the date of such consent, amendment or waiver, replace such Lender in whole with another Eligible Assignee reasonably acceptable to the Agent, pursuant to an Assignment Agreement.

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

      4.1 Principal Payments.

            (a) Excess Cash Flow Principal Payments. From and after the date that the Reserve Amount equals $30,000,000 (and thereafter without regard to any decrease in the Reserve Amount) until the Term Loan A is paid in full, the Borrower shall pay the Agent, for the pro rata benefit of the Term Loan A Lenders, on or before the first day of the immediately

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succeeding Fiscal Quarter (the "Initial Excess Cash Flow Principal Payment
Date") and on each anniversary and sixth month anniversary of the Initial Excess Cash Flow Principal Payment Date, an amount equal to (i) 100% of the Excess Cash Flow in the event that the Leverage Ratio is equal to or greater than 4.00:1.00 for either of the two Fiscal Quarters most recently ended, (ii) 75% of the Excess Cash Flow in the event that the Leverage Ratio is less than 4.00:1.00 for each of the two Fiscal Quarters most recently ended but greater than 3.50:1.00 for either of the two Fiscal Quarters most recently ended and (iii) 50% of Excess Cash Flow in the event that the Leverage Ratio is less than or equal to 3.50:1.00 for each of the two Fiscal Quarters most recently ended. The Excess Cash Flow amount referred to in clauses (i)- (iii) shall be with respect to the two Fiscal Quarters most recently ended.

The following examples are provided for purposes of clarity:

      (1) Leverage Ratio is 3.3:1.00 at end of Fiscal Quarter 1 and the Leverage Ratio is 3.7 at end of Fiscal Quarter 2, the Borrower must pay the Agent 75% of Excess Cash Flow.

      (2) Leverage Ratio is 3.7:1.00 at end of Fiscal Quarter 1 and the Leverage Ratio is 3.3 at end of Fiscal Quarter 2, the Borrower must pay the Agent 75% of Excess Cash Flow.

            (b) Term Loan A Scheduled Installments of Principal Payments Following Initial Interest Period. Unless sooner payable as provided in Sections
9.2 (Remedies), 10.2 (Termination by the Borrower) and 10.3 (Termination by the Required Term Loan A Lenders), the Term Loan A shall be paid by the Borrower to the Agent in the following installments, in addition to the Excess Cash Flow principal payment required under Section 4.1(a) above and any other payments required under Section 4.3 or any other provision of this Agreement:

                  (i) $1,250,000 on the first day of each Fiscal Quarter during the period beginning on the second Anniversary Date and ending on the third Anniversary Date;

                  (ii) $3,750,000 on the first day of each Fiscal Quarter during the period beginning on the third Anniversary Date and ending on the fourth Anniversary Date;

                  (iii) $5,000,000 on the first day of each Fiscal Quarter during the period beginning on the fourth Anniversary Date and ending on the fifth Anniversary Date;

                  (iv) $6,250,000 on the first day of each Fiscal Quarter during the period beginning on the fifth Anniversary Date and ending on the Maturity Date; and

                  (v) the then unpaid amount of the Term Loan A on the Maturity Date.

All payments made pursuant to Section 4.1(a) and (b) shall be applied to the payment of the Term Loan A for the pro rata benefit of the Term Loan A Lenders.

            (c) Term Loan B Principal Payments. Except as provided in Section
4.2 or Section 4.3 or unless sooner payable as provided in Sections 9.2 (Remedies), 10.2 (Termination

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

by the Borrower) and 10.3 (Termination by the Required Term Loan A Lenders), no principal payments on the Term Loan B shall be due or payable until the Maturity Date.

            (d) Principal Payment at Maturity. The Borrower shall pay the unpaid principal balance of the Loan together with all other Obligations in a single installment on the Maturity Date.

      4.2 Optional Prepayments of Term Loans. Optional prepayments of each of the Term Loan A and Term Loan B may be made by the Borrower to the Agent, without penalty or premium but subject to the payment of the amounts set forth in Section 3.11 (Indemnity) with respect to Eurodollar Loans being prepaid prior to the expiration date of the Interest Period applicable thereto, on one or more occasions in a minimum amount of $5,000,000 or more (in $1,000,000 increments), upon three (3) Business Days' prior written notice to the Agent to be applied first, to the prepayment of the Term Loan A pro rata to the then unpaid amounts of the Term Loan A and second, after the Term Loan A has been repaid in full (including all accrued and unpaid interest thereon and all other obligations associated therewith), to the prepayment of the Term Loan B pro rata to the then unpaid amounts of the Term Loan B. During the Initial Interest Period, interest on any prepayments made under this Section 4.2 shall be paid in accordance with
Section 3.1(a)(i) of this Agreement.

      4.3 Mandatory Prepayments.

            (a) Payments Relating to Development of Time Share Premises. The Borrower shall assign and pay to the Agent, no later than 20 days after the end of each calendar month, 100% of any Marketing Fees it receives during such calendar month; provided that the Borrower may withhold from such payment an amount equal to the Tax Liability for such calendar month with respect to the taxable income derived from such Marketing Fees. For this purpose, the Tax Liability with respect to the taxable income derived from such Marketing Fees shall be an amount (not less than zero) equal to the product of (A) the Borrower's Tax Liability for the relevant calendar month (determined by an interim closing of its books) and (B) a fraction, (i) the numerator of which is the Borrower's taxable income from such Marketing Fees for such calendar month computed as if the Borrower were a corporation subject to federal income tax for such purposes, and (ii) the denominator of which is the Borrower's total taxable income for such calendar month computed on the same basis. Additionally, in the event that Holdings, any Affiliate of Holdings, the Investor Group or any Affiliate of the Investor Group makes any Disposition of the Time Share Premises after the Closing Date (other than pursuant to a Time Share Plan), the Borrower shall, within five (5) days after any such Disposition, pay the Agent (or cause the Agent to be paid) the amount by which (i) the Net Cash Proceeds received, directly or indirectly, by the Borrower, any Affiliate of the Borrower, Holdings, any Affiliate of Holdings, the Investor Group or any Affiliate of the Investor Group from any such Disposition or any subsequent Disposition (other than in connection with a Time Share Plan) exceeds (ii) $14,000,000.

            (b) Renovation Capital Expenditures. The Borrower is required under
Section 7.13 to spend and pay not less than $90,000,000 on and for Renovation Capital

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

Expenditures. If, by the (A) First Renovation Capital Expenditure Measurement Date, the Borrower has not spent and paid at least $72,000,000 on and for Renovation Capital Expenditures, the Borrower shall by the 30th day following the First Renovation Capital Expenditure Measurement Date, pay the Agent the difference between (x) $72,000,000 and (y) the amount spent and paid on and for Renovation Capital Expenditures as of the First Renovation Capital Expenditure Measurement Date, (B) Second Renovation Capital Expenditure Measurement Date, the Borrower has not spent and paid an aggregate amount of $81,000,000 on and for Renovation Capital Expenditures, the Borrower shall by the 30th day following the Second Renovation Capital Expenditure Measurement Date, pay the Agent the difference between (x) $81,000,000 and (y) the sum of (i) the amount spent and paid on and for Renovation Capital Expenditures through the Second Renovation Capital Expenditure Measurement Date and (ii) the amount paid to the Agent by the Borrower in accordance with clause (A) of this Section 4.3(b) through the Second Renovation Capital Expenditure Measurement Date and (C) Third Renovation Capital Expenditure Measurement Date, the Borrower has not spent and paid an aggregate amount of $90,000,000 on Renovation Capital Expenditures, the Borrower shall by the 30th day following the Third Renovation Capital Expenditure Measurement Date, pay the Agent the difference between (x) $90,000,000 and (y) the sum of (i) the amount spent and paid for Renovation Capital Expenditures through the Third Renovation Capital Expenditure Measurement Date and (ii) the aggregate amount paid to the Agent by the Borrower in accordance with clauses (A) and (B) of this Section 4.3(b) through the Third Renovation Capital Expenditure Measurement Date. If any amount required to be paid to the Agent pursuant to the immediately preceding sentence is not paid when due, the Agent may, without further notice or demand, (i) draw upon the Letter of Credit in an amount equal to the amount due to the Agent, (ii) charge or direct the payment from the Renovation Capital Expenditure Account or the Theater Renovation Account, in each case, pursuant to Section 2.7 in an amount equal to the amount due to the Agent or (iii) in the event that the Agent does not receive sufficient funds from taking the actions described in clauses (i) and (ii) of this sentence, exercise any other rights or remedies pursuant to the Loan Documents. The Agent drawing upon the Letter of Credit or charging the Borrower's loan account shall constitute a payment for purposes of determining clauses (B)(y)(ii) and (C)(y)(ii) of this Section 4.3(b). The Borrower hereby acknowledges and agrees that the $14,000,000 payment described in Section 5.1(x), shall not reduce the $90,000,000 of Renovation Capital Expenditures required to be made pursuant to this Section 4.3(b).

            (c) Proceeds of Other Asset Transfers. If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Transfers or Casualty Events (other than Net Cash Proceeds required to be paid to the Agent to the extent provided in Section 4.3(a)), then, within fifteen (15) days of providing the notice required under Section 7.3(l), the Borrower (for itself and on behalf of any Subsidiary effecting the Asset Transfer) shall pay such Net Cash Proceeds to the Agent who shall apply such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in Section 4.3(e) below; provided, that, notwithstanding the foregoing, (i) the Borrower may elect (a "Reinvestment Election") to exclude from the foregoing requirement amounts with respect to the relevant Asset Transfers or Casualty Events to the extent that such are to be reinvested in Reinvestment Assets (the "Reinvestment Amount") by delivering to the Agent a written Reinvestment Notice delivered with the information required

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

under Section 7.3(h) setting forth the anticipated Reinvestment Amount (the "Notified Reinvestment Amount"), whereupon the Borrower and its Subsidiaries shall have eighteen (18) months from the date of such notice in which to reinvest such Reinvestment Amount in Reinvestment Assets, subject however to the provisions of Section 7.19 with respect to Casualty Events; provided, that the Reinvestment Amounts so specified in any eighteen (18) month period (including insurance proceeds or condemnation awards for Casualty Events) shall not exceed the amounts set forth in Section 8.12 for any such eighteen (18) month period, provided, further, that after six (6) months following the end of the month to which the Reinvestment Notice relates, the Agent may in its reasonable discretion (acting upon the direction of the Required Term Loan A Lenders) establish reserves in respect of the Reinvestment Amount not yet reinvested and provided further, that on the Reinvestment Prepayment Date with respect to a Reinvestment Election, the Borrower shall pay to the Agent an amount equal to the Reinvestment Prepayment Amount, if any, for application as provided in
Section 4.3(e).

            (d) Application of Funds from Time Share Premises. Amounts to be applied in connection with prepayments made pursuant to clause (a) above and the payment required by Section 5.1(x) shall be applied as follows: first, the Initial Time Share Premises Payment (which shall be an amount of Net Cash Proceeds equal to the greater of (i) $20,000,000 and (ii) the Fair Market Value of the Time Share Premises as determined by the FF&E Lender Appraisal (in each such case which shall include the payment of such $14,000,000 on account of the Time Share Premises to the extent paid in accordance with Section 5.1(x)) shall be applied to the prepayment of the Term Loan A pro rata to the then unpaid amounts of the Term Loan A held by all Term Loan A Lenders other than the FF&E Lender, second, after the application of the Initial Time Share Premises Payment, to the prepayment of the Term Loan A pro rata to the then unpaid amounts (without taking into account the Initial Time Share Premises Payment referred to above) of the Term Loan A held by all Term Loan A Lenders including the FF&E Lender, and third, after the Term Loan A has been repaid in full (including all accrued and unpaid interest thereon and all other obligations associated therewith), to the prepayment of the Term Loan B pro rata to the then unpaid amounts of the Term Loan B. After receipt by the Required Term Loan A Lenders (other than the FF&E Lender) of the Initial Time Share Premises Payment, all references in this Agreement to the Required Term Loan A Lenders with respect to the Time Share Premises shall include the FF& E Lender.

            (e) Application of Other Mandatory Principal Payments. Amounts to be applied in connection with prepayments made pursuant to clauses (b) and (c) above shall be applied first, to the prepayment of the Term Loan A pro rata to the then unpaid amounts of the Term Loan A, and second, after the Term Loan A has been repaid in full (including all accrued and unpaid interest thereon and all other obligations associated therewith), to the prepayment of the Term Loan B pro rata to the then unpaid amounts of the Term Loan B.

      Each prepayment of the Loans under this Section 4.3 shall be accompanied by accrued interest (which, in the case of the Term Loan B, may, at the option of the Borrower, be added to the outstanding principal of the Term Loan B (after giving effect to any such prepayment) and bear interest at the Term Loan B Eurodollar Rate until paid in full) to the date of such prepayment on the amount prepaid; provided, however, that during the Initial Interest Period,

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

interest on any prepayments of the Term A Loan under this Section 4.3 shall be paid in accordance with Section 3.1(a)(i) of this Agreement.

      4.4 Payments, No Reborrowings. (a) Each payment (including each prepayment) by the Borrower on account of (i) principal and interest on the Term Loan A and any other amounts payable to the Term Loan A Lenders shall be made by the Agent pro rata according to the respective Term Loan A Percentages of all of the Term Loan A Lenders and (ii) principal and interest on the Term Loans B and any other amounts payable to the Term Loan B Lenders shall be made by the Agent pro rata according to the respective Term Loan B Percentages of all of the Term Loan B Lenders.

            (b) Amounts prepaid on account of the Term Loans may not be reborrowed.

      4.5 Place and Form of Payments; Extension of Time. All payments of principal, interest, and other sums due to the Agent, or any Lender shall be made without offset, defense, or counterclaim at the Agent's address set forth in Section 11.11 of this Agreement. All such payments shall be made in Dollars and in immediately available funds. All payments required to be made to the Agent hereunder shall be made not later than 2:00 p.m. New York City time. Funds received after that time shall be deemed to have been received by the Agent on the next Business Day. If any payment of principal, interest, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, then, except as otherwise provided herein, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

      4.6 Sharing of Payments. (a) If any Term Loan A Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any Obligations of the Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) which exceeds its ratable share of payments or reductions on account of such Obligations obtained by all the Term Loan A Lenders under the Facility (other than payments under Section 3.7, 3.8, 3.9, 3.11 and/or 4.3) such Term Loan A Lender shall promptly (i) notify the Agent of such receipt, and (ii) purchase from the other Term Loan A Lenders under the Facility such participations in the affected Obligations as shall be necessary to cause such purchasing Term Loan A Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them; provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Term Loan A Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Borrower agrees that any Term Loan A Lender so purchasing a participation from another Term Loan A Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Term Loan A Lender were the direct creditor of the Borrower in the amount of such participation. For the purposes of this Section, a Term Loan A Lender shall be deemed to have received a payment of the Obligations when it exercises a right of set-off against Property of the Borrower or a Subsidiary unless such Property was being held expressly and solely for or in connection with a

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

transaction unrelated to the transactions contemplated by the Loan Documents.

            (b) Should any payment or distribution of any kind or character, whether in cash, property, instrument, or proceeds thereof, be received by any Term Loan B Lender in respect of the Term Loan B prior to the payment in full of the Term Loan A, such Term Loan B Lender shall receive and hold the same in trust, as trustee, for the benefit of the Term Loan A Lenders, segregated from other funds and property of such person and shall forthwith deliver the same to the Agent (together with any endorsement or assignment of such Term Loan B Lender when necessary), for application to the Term Loan A, until the Term Loan A is paid in full.

            (c) If at any time after the payment in full of the Term Loan A, any Term Loan B Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any Obligations of the Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) which exceeds its ratable share of payments or reductions on account of such Obligations obtained by all the Term Loan B Lenders under the Facility (other than payments under Section 3.7, 3.8, 3.9, 3.11 and/or 4.3) such Term Loan B Lender shall promptly (i) notify the Agent of such receipt, and (ii) purchase from the other Term Loan B Lenders under the Facility such participations in the affected Obligations as shall be necessary to cause such purchasing Term Loan B Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them; provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Term Loan B Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Borrower agrees that any Term Loan B Lender so purchasing a participation from another Term Loan B Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Term Loan B Lender were the direct creditor of the Borrower in the amount of such participation. For the purposes of this Section, a Term Loan B Lender shall be deemed to have received a payment of the Obligations when it exercises a right of set-off against Property of the Borrower or a Subsidiary unless such Property was being held expressly and solely for or in connection with a transaction unrelated to the transactions contemplated by the Loan Documents.

      4.7 Indemnity for Returned Payments. If after receipt of any payment of, or Proceeds applied to the payment of, all or any part of the Obligations, any Lender is for any reason required to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then: the Obligations or the part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or Proceeds had not been received by such Lender, and within 30 days after demand therefor, the Borrower shall indemnify such Person and hold such Person harmless, from and against the amount of such payment or Proceeds surrendered. The Agent shall reflect the surrender of such payment or Proceeds, and any subsequent payment by the Borrower to such Lender pursuant to this Section 4.7, in the applicable loan account. The

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

provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by such Lender in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to such Lender's rights under the Loan Documents and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement and the final and full payment and performance of the Obligations.

      4.8 Regulatory Replacement of Lender. If the Borrower receives a certificate from a Lender pursuant to Section 3.8 (Requirements of Law) or 3.9 (Capital Adequacy Costs) setting forth increased fees and other costs to be charged to the Borrower as a result of any event set forth in either such section, then, solely as a result of receiving such certificate, the Borrower may replace such Lender with another lender approved by the Agent, which approval shall not be unreasonably withheld (any such replacement being referred to herein as a "Regulatory Replacement"). During the 90-day period commencing on the date the Borrower receives such certificate under Section 3.8 or 3.9 (the "Suspension Period"), the Borrower shall not be required to pay the increased fees and other costs specified in such certificate for such 90-day period (but such fees and costs shall accrue during such period). In order to make a Regulatory Replacement, the Borrower must (a) give the Agent a written notice of its intention to do so, which notice must be received by the Agent during the Suspension Period and no later than ten Business Days prior to the proposed date for the Regulatory Replacement and (b) consummate the Regulatory Replacement within 90 days after the Agent receives such notice. If the Borrower makes a timely Regulatory Replacement, it shall be required to pay the increased fees and other costs which have accrued under Section 3.8 or 3.9 during the Suspension Period in respect of the event described in the Lender's certificate, after the end of the Suspension Period and on or prior to the date of the Regulatory Replacement. If the Borrower does not make a timely Regulatory Replacement (whether or not it gave notice to do so), then, at the end of the Suspension Period, the Borrower shall immediately pay all fees and other charges under Section 3.8 or 3.9 that were set forth in the Lender's certificate and that accrued during the Suspension Period, and shall pay all such fees and other charges accruing thereafter when due in accordance with Section 3.8 or 3.9. Upon the Regulatory Replacement of a Lender, such Lender shall assign its Term Loans and other rights and obligations under this Agreement and the other Loan Documents to the new lender without recourse pursuant to a written agreement meeting the requirements of Section 11.13(b) and otherwise mutually reasonably acceptable to such Lender, the Borrower and the new lender, and the new lender shall thereafter constitute a Lender hereunder for all purposes to the same extent as if the assignment had been made pursuant to Section 11.13.

      4.9 Replacement of Lender Due to Gaming Authorities. If any Gaming Authority shall determine in a non-appealable final order that any Lender (an "Unsuitable Lender") does not meet the suitability standards prescribed under any applicable Gaming Law or the suitability standards of such Gaming Authority, as the case may be, the Borrower may give notice in writing to the Agent and such Unsuitable Lender of its intention to replace such Unsuitable Lender with a financial institution designated in such notice. If the Agent shall, in the exercise of its reasonable discretion and promptly following its receipt of such notice, notify the Borrower and such Unsuitable Lender in writing that the designated financial institution is satisfactory to the Agent (such consent not being required where such financial institution is already a Lender or an

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

Approved Fund), then such Unsuitable Lender shall, subject to the payment of any amounts due pursuant to Sections 3.7, 3.8, 3.9 and 3.11 by the Borrower, assign, in accordance with Section 11.13, its Term Loan Notes and other rights and obligations under this Agreement and all other Loan Documents to such designated financial institution without recourse pursuant to a written agreement meeting the requirements of Section 11.13(b) and otherwise mutually reasonably acceptable to such Unsuitable Lender and the new lender, and the new lender shall thereafter constitute a Lender hereunder for all purposes to the same extent as if the assignment had been made pursuant to Section 11.13. The Borrower shall pay to the Unsuitable Lender and the Agent all reasonable out-of-pocket expenses incurred by the Unsuitable Lender and the Agent in connection with such assignment and assumption.

      4.10 Agent's and Lenders' Books and Records. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.

      4.11 Register. The Agent shall maintain a register (the "Register") showing each Lender of a Loan hereunder. Any transfer or attempted transfer of a Term Loan Note in violation of any provision of this Agreement shall be null and void, and the Agent shall not record such transfer on the Register or treat any purported transferee of a Term Loan Note as the owner of such Term Loan Note for any purpose.

                                   ARTICLE 5

                              CONDITIONS PRECEDENT

      5.1 Lender Conditions Precedent. The Lenders will be obligated to make the Term Loans, on the Closing Date, if the following conditions precedent have been satisfied or waived by the Agent on or before the Closing Date as determined by the Agent (acting on the reasonable direction of the Required Lenders):

            (a) Term Loan Notes and Loan Documents. The Agent on behalf of each Lender shall have received the Term Loan Notes duly executed by the Borrower, together with fully executed and, where appropriate, acknowledged counterparts of this Agreement and each of the other Loan Documents.

            (b) Delivery of Documents. The Borrower shall have delivered, or cause to be delivered, to the Agent on behalf of the Lenders an opinion of counsel to the Borrower substantially in the form of Exhibit G hereto, and such other documents, instruments, certificates and agreements as the Required Term Loan A Lenders shall reasonably request in connection herewith, duly executed by all parties thereto other than the Lenders or the Agent, and in form and substance reasonably satisfactory to the Agent and the Lenders and their respective counsel.

            (c) Confirmation of Plan of Reorganization; Effective Date. The Confirmation

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Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the prior written consent of the Lenders and the Borrower. The Agent shall have received evidence reasonably satisfactory to it that the Effective Date shall occur contemporaneously with the Closing Date hereunder.

            (d) Fees. The Borrower shall have paid in full the Agency and Collateral Monitoring Fee due on the Closing Date and any other fees (including, without limitation, a fee in the amount of 25 basis points payable to each of the Lenders listed on Schedule 5.1(d) which fee shall be calculated based on each such Lender's pro rata share of the total Commitment of all of the Lenders as of the Closing Date (before giving effect to the $14,000,000 payment required by Section 5.1(x))) then owing by the Borrower under this Agreement for which invoices containing a general description thereof have been received by the Borrower at least two (2) days prior to the Closing Date.

            (e) Financial Statements. The Agent shall have received the most recent Form 10-Q filed by BH/RE with the United States Securities and Exchange Commission for the six month period ending June 30, 2004.

            (f) Cash Management Arrangements. The Required Term Loan A Lenders shall be reasonably satisfied as to the implementation by the Borrower of a cash management system and the Agent shall have received deposit account control agreements with respect to the Operating Accounts and all other Accounts (including without limitation accounts held with Wells Fargo Bank, N.A. and The Bank Of New York) other than Accounts that constitute Excluded Assets in form and substance reasonably satisfactory to the Agent and substantially in the form of Exhibit T.

            (g) Required Approvals. The Required Term Loan A Lenders shall have received evidence reasonably satisfactory to the Required Term Loan A Lenders of all consents or approvals of any Governmental Authority or other Person which the Required Term Loan A Lenders reasonably determine are required in connection with the transactions contemplated by this Agreement, including all approvals, expiration of all waiting periods under the Hart-Scott-Rodino Anti-Trust Improvement Act and all other applicable law, except those consents and approvals the failure of which to obtain would not result in a Material Adverse Effect as reasonably determined by the Agent.

            (h) Gaming Authorization. The Required Term Loan A Lenders shall be satisfied that all Gaming Licenses or other authorizations by any Gaming Authority, if any, required or desirable in connection with (i) the acquisition and operation of the Premises, and (ii) the execution, delivery and performance of this Agreement, the other Loan Documents and the Liens and security interests granted pursuant hereto and thereto, have been obtained and are in full force and effect; provided that, so long as Aladdin fulfills its conditions precedent under the Purchase and Sale Agreement (or any such conditions are waived by the Borrower), the Closing Date shall have occurred on or before the third day after the last day of the calendar month in which all such Gaming Licenses and other authorizations by any Gaming Authority shall have been obtained (with the Closing Date deemed to have occurred as of the last day of the

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calendar month of such approval).

            (i) Representations and Warranties, Etc. As of the Closing Date: (i) the representations and warranties of the Borrower and the other Loan Parties contained herein and in the other Loan Documents shall be true and correct in all material respects as of the Closing Date, except those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date; (ii) no Event or Event of Default shall have occurred and be continuing; and (iii) the Agent shall have received a certificate to such effect from an Approved Officer of the Borrower (the "Borrower Certificate"). On the Closing Date, the Borrower shall have delivered to the Agent the Representation and Warranty Certificate, together with the Disclosure Schedule.

            (j) No Material Adverse Change. No event has occurred or condition exists which has had a Material Adverse Effect since December 31, 2003.

            (k) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be reasonably satisfactory in form and substance to the Agent, the Borrower and their respective counsel.

            (l) Title Policy. The Agent shall have received the Title Insurance Policy, or the Title Insurance Commitment whereby the Title Company unconditionally commits to issue the Title Policy, all in form and substance reasonably satisfactory to the Agent.

            (m) Survey. The Agent shall have received the Survey.

            (n) Lien Searches. The Agent shall have received the results of a recent lien search in each of the jurisdictions where any real property of any of the Loan Parties is located and where each Loan Party is organized, and such search shall reveal no liens on any of the assets of such Persons except for (i) Permitted Liens and (ii) liens to be discharged or assigned to the Agent on or prior to the Closing Date pursuant to the Confirmation Order and documentation reasonably satisfactory to the Agent. The Agent shall also have received the results of a recent lien search in the jurisdictions where each of PHI, PHMemo and PHIV are organized.

            (o) Insurance. The Agent shall have received the (i) certificates of insurance (in form commonly used within the industry) and (ii) Environmental Insurance (in the event no Environmental Indemnity is provided) and in each case determined such insurance coverage to be reasonably acceptable in form and substance.

            (p) Filings, Registrations and Recordings. Each document (including, without limitation, any Financing Statements) required by the Security Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein (including, without limitation with respect to the "The Marks", "Domain Names" and "The Memo", each as defined in the License Agreement), prior and superior in right to any other

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Person (other than the holders of Permitted Liens), shall be in proper form for filing, registration or recordation.

            (q) Organizational Documents, Etc. The Agent shall have received such documents and certificates as it or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, EquityCo and BH/RE, the authorization of this Agreement, the other Loan Documents and the Warrants, as the case may be, in form and substance reasonably satisfactory to the Agent (which shall provide for a representative of the Lenders having a seat on the board of directors or managers of the Borrower or in the event there is no such board of directors or managers, the representative of the Lenders shall have a comparable advisory position). The Agent shall have received a certificate of an Approved Officer of (or on behalf of) each Loan Party, EquityCo and BH/RE dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the operating agreement (or other analogous governing document) of such Person as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the members or Board of Managers (or, if applicable, other analogous governing body) of (or on behalf of) such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, or the Warrants, and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of organization (or other analogous organizational document) of such Person have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each Approved Officer of such Person executing any other document delivered in connection herewith on behalf of such Person, as the case may be; (iii) a certificate of another Approved Officer as to the incumbency and specimen signature of Person executing such certificate. The Agent shall have also received resolutions duly authorized by the board of directors of each of PHI, PHIV and PHMemo authorizing the execution, delivery and performance of the Planet Hollywood Security Agreement and the License Subordination Agreement.

            (r) Purchase and Sale Documents and Closing of Acquisition. The Agent shall have (i) received duly executed copies of the Purchase and Sale Agreement and all documents and instruments executed in connection therewith and the Required Lenders shall be reasonably satisfied with the terms and provisions thereof and (ii) determined that the Borrower shall have acquired good and marketable fee title to the Premises.

            (s) Manager, Management Agreement, Manager Subordination Agreement and CEO. The Agent shall have (A)(i) received a copy of the duly executed Management Agreement and any amendments thereto and all documents and instruments executed in connection therewith, which shall be the same as the agreement previously approved under the applicable Consent-2003 (subject to ministerial type changes such as the corrections of typographical errors) or otherwise in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), (ii) received a copy of the duly executed Manager Subordination Agreement which shall be the same as the agreement previously approved under the Consent-2003 (subject to ministerial type changes such as the corrections of

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

typographical errors) or otherwise in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders) and such assignments, documents and instruments reasonably requested by the Agent in connection therewith, in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), and (iii) a certificate from an Approved Officer of the Borrower certifying that other than the amendment to the Management Agreement referred to in clause (i) above there have been no other changes to any of the above referenced documents from the executed documents previously delivered to the Agent and (B) approved any casino operator and the Chief Executive Officer of the Borrower and shall have received copies of any duly executed agreements (and amendments thereto) relating to the employment or retention of each such Person which shall be the same as the agreement previously approved under the Consent-2003 (subject to ministerial type changes such as the corrections of typographical errors) or otherwise in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), and shall have received such assignments, documents and instruments reasonably requested by the Agent in connection therewith (including a certificate from an Approved Officer of the Borrower certifying that there have been no changes to the executed employment agreement for the CEO of the Borrower dated April 11, 2003 other than the July 13, 2004 letter agreement among such chief executive officer, the Borrower and Holdings regarding certain options to purchase units representing membership interests of Holdings).

            (t) License Agreement; Planet Hollywood Security Agreement, etc. The Agent shall have received (i) a copy of the duly executed License Agreement (which shall contain, inter alia, a provision relating to the closing of the existing Planet Hollywood restaurant located at 3500 Las Vegas Boulevard South, No G-25 89109 in Las Vegas, Nevada) which shall be the same as the agreement previously approved under the Consent-2004 (subject to ministerial type changes such as the corrections of typographical errors) or otherwise in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), (ii) a duly executed License Subordination Agreement which shall be the same as the agreement previously approved under the Consent-2003 (subject to ministerial type changes such as the corrections of typographical errors) or otherwise in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders) and such other assignments, documents and instruments reasonably requested by the Agent in connection therewith and the Required Lenders shall have approved the terms and provisions thereof, which approval shall not be unreasonably withheld or delayed, (iii) a copy of the duly executed the Restaurant License Agreement (the "Restaurant License Agreement") among the Borrower, PHI and PHIV which shall be the same as the agreement previously approved under the Consent-2003 (subject to ministerial type changes such as the corrections of typographical errors) or otherwise in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders); (iv) the duly executed Planet Hollywood Security Agreement; provided, however, that, if prior to the Closing Date, PHI segregates "The Marks" relating to the name "Planet Hollywood" in a manner reasonably satisfactory to the Required Lenders so that "The Marks" that will apply to the Premises and the Business are separate and distinct from marks that apply to other uses, the Lien on "The Marks" shall only be granted on those that will apply to the Premises and the Business and, as a consequence, no license back by the Agent shall be required in the event of a foreclosure; (v) a duly executed intercreditor agreement between any Person (including without

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

limitation, Bay Harbour Management, L.C., Lauren Investments Holdings and South Trust Bank, N.A.) having a Lien on "The Marks", "Domain Names" and "The Memo" of PHI, PHMemo or PHIV referred to in the Planet Hollywood Security Agreement and the Agent and the Required Lenders shall have approved the terms and provisions of such agreement, which approval shall not be unreasonably withheld or delayed; and (vi) if applicable, a certificate from an Approved Officer of the Borrower certifying that there have been no changes to any of the documents refereed to in clauses (i)-(v) above from those previously delivered to the Agent (other than ministerial type changes).

            (u) Investor Group. The Required Lenders shall be satisfied with the members of the Investor Group (it being agreed that if the Earl Investor, any Hotel Investor and the Bay Harbour Investor collectively constitute all members of the Investor Group on the Closing Date, the Lenders shall be deemed to be satisfied with the members of the Investor Group on the Closing Date); provided, that each of the Earl Investor, any Hotel Investor and the Bay Harbour Investor may add additional investors to the Investor Group prior to the Closing Date if
(i) doing so shall not result in a Change of Control, (ii) by no later than 45 days after the date of the entry of the Confirmation Order, such additional investors shall have filed all required applications with the Gaming Authorities and (iii) the Required Lenders shall have determined in their reasonable discretion that any such additional investors shall provide a strategic benefit to the Borrower.

            (v) Warrants. The Agent shall have received for the ratable benefit of the Lenders warrants to purchase 2.5% of the outstanding Equity Interests as of the Closing Date of EquityCo at a price equal to the price paid by the principals of EquityCo (the "Warrants") and the Agent shall be satisfied with the terms and conditions of such warrants.

            (w) Aladdin Working Capital and Cash Transfer. The Agent shall have received evidence satisfactory to it that Aladdin shall have transferred an amount equal to $15,000,000 of working capital (including $10,000,000 of cash) to the Borrower.

            (x) Payment of $14,000,000. The Agent shall have received payment in full from the Borrower in cash of $14,000,000, in connection with the Disposition of the Time Share Premises, to be distributed pro rata to all of the Term Loan A Lenders other than the FF&E Lender as set forth in Section 4.3(d).

            (y) Earnest Money Deposit. The Agent shall be satisfied that (i) the Earnest Money Deposit (as defined in the Purchase and Sale Agreement) shall have been received by the Borrower pursuant to the Purchase and Sale Agreement and the Escrow Agreement (as such term is defined in the Purchase and Sale Agreement) and shall have been retained by the Borrower.

            (z) New Equity. The Agent shall have received evidence satisfactory to it that (i) the amount of funds deposited into the Renovation Capital Expenditure Account, plus (ii) the face amount of all Letters of Credit issued on or before the Closing Date, plus (iii) the amount of funds deposited in the Theater Renovation Account equals $90,000,000 in the aggregate. The amount of the Earnest Money Deposit shall not be applied as a credit against, and shall not

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otherwise reduce, the obligations of the Borrower to make the $90,000,000 of deposits and /or issuances of Letters of Credit referred to in the first sentence of this Section 5.1(z).

            (aa) Operating Agreements, Estoppels and Subordination Agreements. The Agent shall have approved all Operating Agreements and Leases, and to the extent the Agent is not reasonably satisfied with the Final Order, and provided that the Agent shall have delivered to the Borrower on or before the 65th day prior to the anticipated Closing Date a notice requesting the same, shall have received (i) estoppel certificates with respect to each of the Leases and Operating Agreements and (ii) subordination agreements for each of the Leases, all in form and content reasonably acceptable to the Agent, such approval not to be unreasonably withheld or delayed.

            (bb) Mezzanine Loan. The Agent and the Lenders shall have on or before the 15th day prior to the Closing Date, (i) received the duly executed Mezzanine Loan Agreement, which shall be the same as the agreement previously approved under the Consent-2004 or otherwise in form and substance reasonably satisfactory to the Agent (acting at the direction of the Required Lenders) and
(ii) received a duly executed (by all parties thereto other than the Agent) copy of the Mezzanine Intercreditor Agreement, substantially in the form of Exhibit R attached hereto and the other Mezzanine Loan Documents and determined that such agreements are the same as the agreement previously approved under the Consent-2004.

            (cc) Matters Relating to the Theater Renovation Account. The Agent shall receive an agreement (in form and substance reasonably satisfactory to it) duly executed by the parties to the Mezzanine Escrow Agreement that provides, inter alia, that the Agent has the right to direct payment of funds in the Theater Renovation Account in the event (i) that the Borrower fails to comply with Section 4.3(b) hereof and/or (ii) of an Event of Default.

            (dd) CFO of Borrower. The Agent shall have received evidence reasonably satisfactory to it that the Borrower has hired a Chief Financial Officer of the Borrower reasonably satisfactory to the Required Lenders for a term commencing no later than the Closing Date. The Agent and the Required Lenders agree that Donna Lehmann is a reasonably satisfactory candidate for Chief Financial Officer.

            (ee) Notice of Effective Date. The Agent shall have received and be satisfied in its reasonable discretion with a copy of the Notice of the Effective Date delivered to the Bankruptcy Court.

      5.2 Borrower Condition Precedent. The Borrower will be obligated to incur the Debt evidenced by the Term Loans, on the Closing Date, if the following conditions precedent have been satisfied or waived by the Borrower before the Closing Date as determined by the Borrower in its reasonable discretion: The transactions contemplated to occur pursuant to the Purchase and Sale Agreement shall have occurred on or before the Closing Date.

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                                    ARTICLE 6

                     GENERAL WARRANTIES AND REPRESENTATIONS

      The Borrower warrants and represents to the Agent and each Lender that, except as hereafter disclosed to and accepted by the Agent acting upon the reasonable direction of the Required Lenders in writing or as otherwise provided herein:

      6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the requisite limited liability company power and authority to execute, deliver, and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary limited liability company action (including, without limitation, obtaining any required approval of its equity holders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those described on Schedule
6.1 hereto, those already duly obtained and except where the failure to obtain such consent, approval, authorization or filing will not have a Material Adverse Effect. This Agreement has been, and as of the Closing Date the other Loan Documents will be duly executed and delivered by the Borrower, and constitute or will constitute the legal, valid, and binding obligation of the Borrower to the extent party thereto, enforceable against the Borrower in accordance with their respective terms without defense, setoff, or counterclaim. The Borrower's execution, delivery, and performance of this Agreement does not, and the Borrower's and its Subsidiaries' execution, delivery and performance of the other Loan Documents will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any Subsidiary (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any Subsidiary is a party or which is binding upon it, except (i) for those described on Schedule 6.1 hereto or (ii) where such conflict, violation or default would not reasonably be expected to have a Material Adverse Effect (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any Subsidiary, except where such conflict, violation or default would not reasonably be expected to have a Material Adverse Effect or (c) Organizational Documents of the Borrower or any Subsidiary.

      6.2 Organization and Qualification. The Borrower: (a) is duly formed and organized and validly existing in good standing under the laws of the State of Nevada; (b) has all requisite limited liability company power and authority to conduct its business and to own its Property; and (c) is qualified to do business as a foreign limited liability company and in good standing in Nevada and any other state where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

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      6.3 Subsidiaries. As of the Closing Date, Schedule 6.3 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries. Each Subsidiary is (a) duly formed and organized and validly existing in good standing under the laws of its state of incorporation or organization and (b) qualified to do business as a foreign entity and in good standing in any state where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

      6.4 Financial Statements. Since the date of the latest Consolidated financial statements of (i) BH/RE and its Subsidiaries and (ii) the Borrower and its Subsidiaries delivered to the Agent, there has been no material adverse change in the business, assets, liabilities, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

      6.5 Capitalization. After giving effect to the Purchase and Sale Agreement, on the Effective Date the capitalization of the Borrower is as set forth on Schedule 6.5 hereto.

      6.6 Solvency. On the Effective Date the Borrower is Solvent and possesses adequate assets for the conduct of its business.

      6.7 Restrictive Agreements. Other than as set forth on Schedule 6.7, neither of the Borrower nor any of its Subsidiaries is a party to any agreement, or subject to any corporate restriction, which affects the ability of the Borrower or any other Loan Party to execute, deliver, and perform the Loan Documents and repay the Obligations or which is reasonably likely to have a Material Adverse Effect.

      6.8 Regulations U and X. Neither the Borrower nor any of its Subsidiaries owns any "margin stock" as such term is defined in Regulation U, as amended, of the Board. The proceeds of the borrowings made pursuant to Article II will be used by the Borrower only for working capital or other general business purposes. None of such proceeds will be used, directly or indirectly, (i) for the purpose of purchasing or carrying any margin stock or (ii) for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry margin stock or (iii) for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of Regulation U or X of the Board. Neither the Borrower nor its Subsidiaries has taken or will take any action which might cause this Agreement or any of the Loan Documents to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any state securities laws.

      6.9 Broker's Fees. The Borrower and its Subsidiaries has not made any commitment or taken any action which will result in a valid claim for any brokers, finders or similar fees or commitments in respect to the transactions described in this Agreement. The Borrower agrees to defend the Agent and each Lender and save them harmless from all claims of any Person acting on behalf of the Borrower for any such fees, and this indemnity shall include reasonable attorneys' fees and legal expenses.

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      6.10 Disclosure. To the Knowledge of the Borrower, neither this Agreement nor any document or written statement (other than projections referred to in Section 6.12 of this Agreement) furnished to the Agent or any Lender and prepared by or on behalf of the Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in any manner that is reasonably likely to have a Material Adverse Effect.

      6.11 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) under any other federal or state statute or regulation which may limit its ability to incur Debt, other than the Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable. The incurrence of the Obligations under the Loan Documents complies with all applicable provisions of the Gaming Laws.

      6.12 Projections. The Borrower has heretofore furnished to Alvarez and Marsal, Inc. ("A&M"), financial advisor to the Lenders, annual projected income statements of the Borrower. The projections are based upon assumptions that were, at the time made and at the time such projections were furnished to A&M, believed by the Borrower to have been reasonable in light of the conditions which existed at the time the projections were made and delivered to A&M. As of the date made and furnished to A&M, the projections represented the Borrower's good faith estimate of the projected results of operations of the Borrower, provided that no representation is made that the projections will prove to be correct.

      6.13 Payments with respect to Time Share Premises. Neither the Borrower, any Affiliate of the Borrower, any Affiliate of Holdings, the Investor Group or any Affiliate of the Investor Group has entered into any agreement or arrangement (other than Holdings solely in connection with its receipt of no more than 50% of the Marketing Fees or as otherwise contemplated by the Time Share Plan) that provides for any such Person (other than the Borrower) to receive any payments of any nature or kind with respect to the Time Share Premises other than those approved in writing by the Required Term Loan A Lenders (other than the FF&E Lender).

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that from and after the Closing Date and so long as this Agreement is in effect and until the Commitments have terminated and all Obligations (other than any indemnities which are not then due and payable) are discharged in full:

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      7.1 Books and Records. The Borrower will, and will cause its Subsidiaries to: (a) maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP; (b) reflect by means of appropriate entries in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP; (c) maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Agent (acting upon the reasonable direction of the Required Term Loan A Lenders) shall reasonably require, including without limitation, records of all dealings affecting the Collateral; and (d) permit, upon reasonable prior notice to the Authorized Officer of the Borrower and during normal business hours, officers and designated representatives of the Agent or any Lender to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries and to examine the books of account of the Borrower and any of its Subsidiaries and to inspect or examine the items referred to in Section 7.18(c) and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, the officers and independent accountants of the Borrower or such Subsidiary, all at such reasonable times and intervals and to such reasonable extent as the Agent or any such Lender may request.

      7.2 Financial and Other Information. From and after the Closing Date, the Borrower will, furnish to the Agent, with copies for each of the Lenders:

            (a) within 120 days after the end of each Fiscal Year, commencing with Fiscal Year 2004, (i) Consolidated balance sheets and Consolidated income statements showing the financial condition of (x) BH/RE and its Subsidiaries and
(y) the Borrower and its Subsidiaries, in each case as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated statement of members' equity and a Consolidated statement of cash flow, as of the close of such Fiscal Year, in each case of BH/RE and its Subsidiaries and the Borrower and its Subsidiaries, all the foregoing financial statements shall be audited by a Big 4 or other independent certified public accountants reasonably acceptable to the Required Lenders, and to be in form and substance reasonably acceptable to the Required Lenders;

            (b) within 30 days after the end of each fiscal month unaudited Consolidated income statements of (i) BH/RE and its Subsidiaries and (ii) the Borrower and its Subsidiaries and within 60 days after the end of each Fiscal Quarter unaudited Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition and results of operations of the BH/RE and its Subsidiaries as of the end of each such quarter, a Consolidated and consolidating statement of members' equity and a Consolidated and consolidating statement of cash flow as of the end of each such quarter, prepared and certified by an Approved Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the BH/RE and its Subsidiaries and as having been prepared in accordance with GAAP consistently applied, setting forth in the case of each consolidated statement in comparative form the corresponding figures for the corresponding quarter of the preceding year and corresponding figures for the period beginning with the first day of the current Fiscal Year and ending on the last day of the relevant Fiscal Quarter and the corresponding period for the previous Fiscal Year, in each case subject to footnotes and normal

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year-end audit adjustments;

            (c) (i) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by BH/RE or any Subsidiary with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934; (ii) as soon as practicable, copies of all material reports, forms, filings and financial information submitted to any other Governmental Authority and all material reports submitted to its interest holders; (iii) within 5 Business Days after receipt by the Borrower thereof, copies of any exception reports prepared by any Gaming Authority and (iv) within 5 Business Days of filing by the Borrower with any Gaming Authority, copies of any and all reports of borrowings on form 8.130 or its equivalent;

            (d) concurrently with any delivery under (a) or (b) (solely in the case of quarterly deliveries) above, a certificate of the firm or Person referred to therein (which certificate furnished by the independent public accountants referred to in paragraph (a) above may be limited to accounting matters and disclaim responsibility for legal interpretations and shall be in a form to be reasonably agreed upon by the Borrower, such independent public accountants and the Agent (acting at the reasonable direction of the Required Lenders)) certifying that during their audit or preparation, as applicable, of such financial statements nothing has come to its, his or her attention that would result in an Event or Event of Default has occurred (including recognizing (in the case of an audit performed by a Big 4 or other independent certified public accountants reasonably acceptable to the Required Lenders), however, that the scope and purpose of their audit was not to determine compliance with the terms of this Agreement or whether an Event or Event of Default has otherwise occurred); provided, however, that any certificate delivered concurrently with
(a) above shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate (and shall in any event include calculations demonstrating compliance with the financial covenants set forth herein) and signed by an Approved Officer of the Borrower. The parties hereto agree that in the case of any delivery under (b) above, a certificate from the Chief Financial Officer or Chief Executive Officer of the Borrower shall satisfy the requirements of this Section 7.2(d) with respect to the certification of calculations demonstrating the Borrower's compliance, as of the date of the financial statements being furnished, with the financial covenants set forth herein or, in connection with the occurrence of an Event or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

            (e) concurrently with any delivery under (a) or (b) (solely in the case of quarterly deliveries) above, a management discussion and analysis certified by an Approved Officer of the Borrower describing any differences between the reported financial results under the financial statements delivered thereunder from the budget required by Section 7.2(j) below, which shall include, among any other information or explanation reasonably requested by the Agent, (i) the calculation of EBITDA, the Annual Actual Amount of Interest, the Annual Estimated Amount of Interest, the Shortfall Interest Amount or the Excess Interest Amount, if any, and the Excess Cash Flow for the Fiscal Quarter last ended, (ii) a list of any Capital Expenditures (including Renovation Capital Expenditures and Maintenance Capital

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Expenditures) made during such Fiscal Quarter and shall set forth in connection with any such Capital Expenditures made during such Fiscal Quarter, the amount and nature of any such expenditure with attached copies of any contracts entered into, invoices received and evidence of payment made with respect to any such expenditure together with mechanic's liens releases in connection with any payments made by the Borrower, and (iii) the Reserve Amount and the Operating Cash Reserve Amount at such time and a schedule listing how any cash constituting the Reserve Amount was spent;

            (f) concurrently with any delivery under (b) (solely in the case of quarterly deliveries) above, a certificate from an Approved Officer of the Borrower demonstrating that the Borrower shall be in compliance with the minimum EBITDA covenant in Section 8.13 for the four Fiscal Quarter period ending on the immediately succeeding Fiscal Quarter. In addition, the Borrower shall test the EBITDA covenant in Section 8.13 by making a good faith estimate of the EBITDA for the immediately succeeding Fiscal Quarter and adding such number to the sum of the EBITDA for the Fiscal Quarter last ended (the "Last Ended Fiscal Quarter") and for the two Fiscal Quarters ending immediately prior to the Last Ended Fiscal Quarter;

            (g) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Borrower and its Subsidiaries;

            (h) any gaming reports generated by the Borrower;

            (i) within two Business Days after receipt of any response from Boulevard Invest to the Borrower's Plan, a copy of such response (or a written summary thereof in the event such response is not in writing) and immediately when delivered to Boulevard Invest (but in no event later than 15 Business Days after receipt of Boulevard Invest's response), the Borrower's counter response and any proposed course of action with respect to making any Renovation Capital Expenditures (it being agreed that any further responses from Boulevard Invest shall be delivered to the Agent within two Business Days after receipt thereof by the Borrower and the Borrower shall deliver its counter response(s) and any proposed course(s) of action to Boulevard Invest and the Agent within 15 Business Days after its receipt of any response from Boulevard Invest);

            (j) as soon as available, but in any event not later than December 31 of each Fiscal Year, the Borrower's annual internal operating budget (which shall list with reasonable specificity the Borrower's good faith estimate of planned Renovation Capital Expenditures through the third Anniversary Date, Maintenance Capital Expenditures, and other Capital Expenditures) for the next Fiscal Year, and as soon as prepared and available any amendments thereof prepared in the ordinary course;

            (k) as soon as available, but in any event not later than December 31 of each Fiscal Year, a Consolidated and consolidating plan and financial forecast for the next Fiscal Year and each subsequent Fiscal Year through the Maturity Date, including (a) forecasted

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Consolidated and consolidating balance sheets and forecasted Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Years, together with an explanation of the assumptions on which such forecasts are based and (b) such other information and projections for such Fiscal Years as the Agent may reasonably request;

            (l) as soon as available, but in any event not later than 30 calendar days following the end of each fiscal month, a monthly operating report for the month then ended which shall include items used by the Borrower in measuring its operating and financial performance in the ordinary course which shall include, without limitation, the average daily room rate, food and beverage revenue per room, gaming revenue and the other items set forth on Exhibit J or as may otherwise be prepared by the Borrower in the ordinary course of its management and financial reporting so long as any such items are acceptable to the Agent (acting upon the reasonable direction of the Required Lenders), together with such other information reasonably requested by Agent or any Lender;

            (m) promptly upon receipt thereof, copies of all material notices, reports, budgets, forecasts, proposals, studies, financial statements and other information provided by any Manager, any casino operator or any Leasing Manager;

            (n) at the Agent's request, a copy of each annual report or other filing filed with respect to each Plan of the Borrower or any ERISA Affiliate;

            (o) promptly upon the earlier of preparation or receipt thereof, copies of any proposed agreements and Plans and Specifications with respect to the Time Share Premises so that the Agent (acting at the reasonable direction of the Required Term Loan A Lenders (other than the FF&E Lender) may determine that
(i) any of the foregoing agreements are reasonably satisfactory to the Required Term Loan A Lenders (other than the FF&E Lender) and (ii) the Plans and Specifications substantially conform to any such approved agreements and thereafter provide copies of any such executed agreements;

            (p) promptly after the sending thereof, any notices, reports, budgets, forecasts, proposals, studies, financial statements, document or other material information provided by Holdings or any Affiliate thereof to the Mezzanine Lender;

            (q) at the Agent's reasonable request (and to be provided no more frequently than once a month so long as there is no continuing Event of Default), a true, correct and complete statement of the outstanding indebtedness in respect of the Mezzanine Loan; and

            (r) such additional information as the Agent may from time to time reasonably request, or which the Agent shall reasonably request upon the reasonable request of any Lender, regarding the financial and business affairs, operations or prospects of the Borrower and its Subsidiaries.

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      7.3 Notices to the Agent. In addition to any other notices required hereunder, the Borrower shall notify the Agent in writing of the following matters at the following times:

            (a) Immediately after becoming aware of the existence of any Event or Event of Default.

            (b) Immediately after becoming aware that (i) any Manager has terminated a Management Agreement or otherwise ceased acting as Manager, or (ii) any Leasing Manager has terminated a Leasing Services Agreement, or has otherwise ceased managing such portions of the Premises or (iii) the License Agreement has been terminated.

            (c) Immediately after becoming aware of the (i) existence of any "Default" or "Event of Default" (each as defined in the Mezzanine Loan Agreement) under the Mezzanine Loan Agreement or any other Mezzanine Loan Document, (ii) amendment, modification, alteration or change of any term in the Mezzanine Loan Documents (and shall concurrently therewith provide the Agent with an executed copy of any such amendment, modification, alteration or change)
(iii) exercise, cancellation, conversion, redemption, or repurchase of any of the Warrants (as defined in the Mezzanine Loan Agreement) issued to the Mezzanine Lender pursuant to the Mezzanine Loan Agreement or the issuance of any additional warrants to the Mezzanine Lender or (iii) any claims made or adverse occurrence pertaining to the indebtedness with respect to the Mezzanine Loan.

            (d) Promptly after receiving notice (but in no event later than five days after the earlier of (i) receiving such notice or (ii) the occurrence of any such change) of a change in the composition of the members or other equity holders of the Investor Group.

            (e) Promptly after receiving notice (but in no event later than five days after the earlier of (i) receiving such notice or (ii) the occurrence of any such change) of any change in the composition of the board of directors or other governing body that manages the operations of the Borrower.

            (f) Within five Business Days after becoming aware of:

                  (i) any material adverse change in the Property, business, operations, or condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (including, without limitation any Casualty Event);

                  (ii) any pending or threatened action, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which is reasonably likely to have a Material Adverse Effect;

                  (iii) any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute which is reasonably likely to have a Material Adverse Effect;

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                  (iv) any violation of any law, statute, regulation, or
      ordinance of a Governmental Authority applicable to the Borrower or any Subsidiary, which is reasonably likely to have a Material Adverse Effect; and

                  (v) the fact that the Borrower or any Subsidiary has materially violated any Environmental Laws or that its compliance is being investigated in respect of an alleged material failure to comply with any Environmental Law.

            (g) Not less than thirty (30) days prior to the Borrower changing its name or the location of its chief executive office or its jurisdiction of organization or formation.

            (h) Not more than thirty (30) days after the end of each quarter:
(i) the execution of a definitive lease or sublease of real property by the Borrower; (ii) the termination of a lease or sublease of real property to which the Borrower is a party; (iii) the opening or closing of a place of business owned or operated by the Borrower; unless prior notice of any such event is required by another provision of this Section 7.3, in each case effected during the prior month; (iv) any Casualty Event involving a loss of Property having a Fair Market Value of $1,500,000 or more and the extent to which such occurrence is covered by insurance; and (vi) the amount of any Reinvestment Amount reinvested in such month.

            (i) Within five (5) days of the Borrower's receipt or giving of same, a copy of any written notice under, pursuant to or in connection with any Lease or Material Operating Agreement, (i) alleging a default by the Borrower or Lessee or any other Persons thereunder, (ii) setting forth a claim against the Borrower or any Manager in an amount greater than $1,500,000 or (iii) exercising a renewal, extension, expansion or termination option thereunder.

            (j) Promptly upon receipt of same by the Borrower, a copy of any written notice or other written instrument which might materially adversely affect the Premises, the Liens securing the Obligations or the Agent's or any Lender's rights and remedies under or with respect to any Loan Document, including any written notice from a Governmental Authority concerning any tax or special assessment, or any written notice of any change in or alleged violation of any zoning ordinance, Permitted Lien, fire ordinance, building code provision, or other Legal Requirement affecting the Premises.

            (k) Not more than thirty (30) days after the end of each quarter:
Permitted Liens described in clauses (a)(ii), (e) and (i) of the definition thereof which are created during such quarter.

            (l) Within 30 days after the end of each quarter, any sales and other Dispositions of Property permitted by Section 8.1, consummated during such quarterly period.

            (m) Three Business Days prior to entering into any merger permitted under Section 8.1(b).

            (n) Concurrently with the delivery of any notice relating to the use of funds (or proposed use of funds) in the Theater Renovation Account to the escrow agent or the Mezzanine

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Lenders under the Mezzanine Escrow Agreement.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

      7.4 Taxes and Other Obligations. The Borrower will, and will cause its Subsidiaries to: (a) file when due all tax returns and other reports which it is required to file, pay when due all Taxes against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Agent, upon request, reasonably satisfactory evidence of its timely compliance with the foregoing, except in each case where the failure to comply would not reasonably be expected to have a Material Adverse Effect; (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (c) duly and promptly comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound, except in each case where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and (d) duly and promptly comply, in all material respects, with the provisions of, and enforce all of its rights under, all Material Operating Agreements, except to the extent that the failure to so comply or enforce the foregoing is not reasonably likely to have a Material Adverse Effect; provided, however, that the Borrower or Subsidiary shall not be required to pay any Tax or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued, and it has established and maintains adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

      7.5 Existence, Good Standing and Legal Requirements. (a) The Borrower will, and will cause its Subsidiaries to, maintain its corporate or limited liability company, as applicable, existence and its qualification and good standing in Nevada and all other states necessary to conduct its business and own its Property, and shall obtain and take all actions which may be required to preserve, renew and extend Permits (including, without limitation, any Permits or authorizations relating to the sale of alcohol), franchises and governmental authorizations necessary to conduct its business and own its Property and to operate and maintain the Premises in accordance with the Loan Documents, the Management Agreement (if any), the Leasing Services Agreement (if any), and any other Material Operating Agreements, in each case except to the extent, other than with respect to corporate or limited liability company, as applicable, existence, that the failure to maintain the foregoing is not reasonably likely to have a Material Adverse Effect. The Borrower shall comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) (including, without limitation, all Gaming Laws) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders promulgated by any Gaming Authority and all those relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, except to the extent where such noncompliance is not reasonably likely

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to have a Material Adverse Effect.

            (b) The Borrower shall have the right, in good faith, to contest by appropriate legal proceedings, after notice to the Agent, but without cost or expense to the Agent or the Lenders, the validity of any Legal Requirement and to postpone the compliance therewith, provided that (i) such contest shall operate to prevent the enforcement thereof, (ii) such contest shall be promptly and diligently prosecuted by and at the expense of the Borrower, (iii) none of the Borrower, the Agent nor the Lenders shall suffer or would be the subject of any civil or criminal liabilities, penalties or sanctions, (iv) the Borrower shall comply with such contested Legal Requirement if at any time all or any part of the Premises shall be in danger of being foreclosed, sold, forfeited, or otherwise lost or materially impaired or if such contest shall be discontinued,
(v) the Borrower shall agree to indemnify and hold harmless the Agent and the Lenders from and against any liability and claims arising out of the postponement of the compliance with such Legal Requirement, and (vi) the Borrower shall, prior to commencing any such proceedings, furnish proof reasonably satisfactory to the Agent that it has established a reserve account or provided collateral reasonably acceptable to the Agent in which the Agent and the Lenders shall have a security interest and which reserve or collateral, as the case may be, shall be in an amount not less than the amount of any penalties, including interest and additional charges which may be incurred as a result of such contest or has otherwise, to the reasonable satisfaction of the Agent, provided for the payment of such amounts.

      7.6 Insurance. (a) The Borrower shall maintain, or cause to be maintained insurance as evidenced by the Insurance Policies set forth in Section U of the Disclosure Schedule (which shall include terrorism insurance), and shall deliver or cause to be delivered to the Agent, (i) contemporaneously with the execution hereof, the certificates of insurance evidencing the Insurance Policies and (ii) all renewal certificates of insurance, at least thirty (30) days before the expiration date of each expiring Insurance Policy if available and commercially reasonable or otherwise as soon as practicable and within ten (10) days after such renewal, upon the Agent's request, the Borrower shall deliver to the Agent evidence satisfactory to the Agent of the Borrower's payment of the premium for such Insurance Policy.

            (b) All Insurance Policies shall be issued by an insurer or insurers reasonably acceptable to the Agent with an A.M. Best rating and size of A- VIII or better or otherwise acceptable to the Agent, or equivalent rating from another agency acceptable to the Agent and be licensed in the state of Nevada. The property, boiler and machinery Insurance Policies shall also name the Agent under a non-contributing Nevada standard mortgagee clause or an equivalent endorsement on a standard form or such other form as may be reasonably satisfactory to the Agent in form and content. Loss of rental income insurance shall name the Agent as loss payee. All property Insurance Policies also shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which the Borrower is required to insure in accordance with any Lease or any Material Operating Agreement. The insurance policy shall be endorsed to also provide building replacement cost. The amount of any deductible under any Insurance Policy must be reasonably acceptable to the Agent. Without the Agent's prior written consent, the Borrower shall not name any Person other than the Agent, as loss payee under any property Insurance Policies covering the

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Improvements and such tenant improvements and betterments that the Borrower is required to insure pursuant to this Agreement; provided that, if blanket policies are obtained, this sentence shall not apply to property covered by such blanket policies other than the Improvements and such tenant improvements and betterments which the Borrower is required to insure pursuant to this Agreement. Notwithstanding the immediately preceding sentence but subject to the terms and conditions of Section 7.19 of this Agreement, such Insurance Policy shall provide that any proceeds that are payable to a loss payee shall be payable to the Agent only and requiring the endorsement of the Agent only.

            (c) The Borrower hereby agrees that it shall not (x) cancel or terminate any Insurance Policy, (y) modify the provisions of any Insurance Policy relating to the coverage, deductibles and limits, or (z) modify the provision of any Insurance Policy not relating to coverage, deductibles or limits if, after giving effect to such modification, such policy would no longer satisfy the requirements of this Agreement. Each Insurance Policy shall contain a provision whereby the insurer (i) waives any right to claim any premiums and commissions against the Agent provided that such policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (ii) provides that the Agent is permitted, but not obligated, to make payments to effect the continuation of such policy upon notice of cancellation due to nonpayment of premiums. In the event any Insurance Policy (except for fidelity, general public and other liability and workers' compensation insurance) shall contain breach of warranty provisions, such policy shall provide, to the fullest extent allowable under such policy, that with respect to the interest of the Agent, such Insurance Policy shall not be invalidated by and shall insure the Agent regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Premises for purposes more hazardous than permitted by the term thereof, or (C) any foreclosure or other action or proceeding taken by the Agent pursuant to any provision of the Mortgage.

            (d) The Borrower shall pay the premiums for the Insurance Policies as the same become due and payable. The Borrower shall deliver to the Agent certificates of insurance. The Borrower also shall deliver to the Agent, within ten (10) days of Agent's request, a certificate of the Borrower or the Borrower's insurance agent setting forth the particulars as to all such Insurance Policies, that all premiums due thereon have been paid and that the same are in full force and effect. Not later than thirty (30) days prior to the expiration date of each of the Insurance Policies, if available and commercially reasonable or otherwise as soon as practicable, the Borrower shall deliver to the Agent a certificate of insurance evidencing renewal of coverage as required herein. Not later than sixty (60) days after the renewal of each of the insurance policies, the Borrower shall deliver to the Agent certificates of insurance. Within ten (10) days after such renewal, if requested by the Agent, the Borrower shall deliver to the Agent evidence of payment of premium reasonably satisfactory to the Agent.

            (e) Notwithstanding anything to the contrary contained herein, if at any time the Agent is not in receipt of written evidence that all insurance policies required hereunder is maintained in full force and effect, the Agent shall have the right (but not the obligation), upon five (5) Business Days prior notice to the Borrower, to take such action as the Agent deems

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

necessary in its reasonable discretion to protect its interest in the Premises, including, without limitation, the obtaining of such insurance policies as the Agent shall deem appropriate, and all reasonable expenses incurred by the Agent in connection with such action shall be paid by the Borrower.

            (f) Any insurance maintained pursuant to this section may be evidenced by blanket insurance policies covering the Premises and other properties or assets of the Borrower or its affiliates, provided that any such policy shall in all other respects comply with the requirements of this Section and are otherwise reasonably approved by the Agent and its insurance consultant. Agent shall reasonably determine whether such blanket policies shall provide sufficient limits of insurance.

            (g) The Insurance Policies set forth on Section U of the Disclosure Schedule shall not be changed without the reasonable prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

      7.7 Environmental Laws. The Borrower will, and will cause its Subsidiaries to: (a) conduct its business in full compliance with all Environmental Laws applicable to it (including, without limitation, those relating to such Person's generation, handling, use, storage, and disposal of Hazardous Materials), except where non-compliance is not reasonably likely to have a Material Adverse Effect;
(b) notify the Agent of any Environmental Claim, or event or circumstance on the basis of which an Environmental Claim involving material liability could reasonably be expected to be made, in each case which is reasonably likely to have a Material Adverse Effect upon becoming aware thereof; (c) take prompt and appropriate action to respond to any Environmental Claim, and regularly report to the Agent on such response with respect to any Environmental Claim which would reasonably be expected to have a Material Adverse Effect; and (d) pay when due all fines and penalties assessed against them for violations of Environmental Laws, except any such fine or penalty that it is contesting in good faith by appropriate proceedings diligently pursued or which is not reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, whenever (A) Agent reasonably believes that there may be non-compliance by the Borrower or a Subsidiary with any Environmental Law, which is reasonably likely to have a Material Adverse Effect (B) required by applicable law, and (C) any time during the continuance of an Event or Event of Default, the Borrower shall, at the Agent's reasonable request (acting upon the reasonable direction of the Required Term Loan A Lenders) and at the Borrower's reasonable expense: (a) cause an independent environmental engineer reasonably acceptable to the Agent to conduct such tests of the Premises and prepare and deliver to the Agent and the Borrower, with a copy for each Lender, a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Agent, with a copy for each Lender, a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change. If the Borrower or any of its Subsidiaries fails to conduct any such environmental test or provide any such report to the Agent, the Agent is authorized to enter upon the Borrower's or Subsidiary's premises at reasonable times and on reasonable notice to conduct or have conducted such test and obtain such report at the Borrower's reasonable expense. The Borrower hereby

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grants to the Agent a license for such purpose, which shall be irrevocable until all of the Obligations have been fully and finally paid and the Commitments have terminated.

      7.8 Maintain Operating and Other Accounts. Subject to applicable Gaming Laws, the Borrower and any Subsidiary thereof shall (i) maintain its Operating Accounts, cash management arrangements and all other Accounts with institutions that shall have executed deposit account control agreements in favor of the Agent in form and substance reasonably satisfactory to the Agent and substantially in the form of Exhibit T, and (ii) notify the Agent promptly of the closing of any Account specified on Section P of the Disclosure Schedule and the opening up of any new Accounts (in detail reasonably satisfactory to the Agent, which shall include, prior to the opening of such Accounts, obtaining deposit account control agreements in favor of the Agent and in form and substance reasonably satisfactory to the Agent and substantially in the form of Exhibit T). The Borrower, any Subsidiary thereof and any Manager shall maintain funds only in Accounts for which deposit account control agreements have been executed in favor of the Agent in form and substance reasonably satisfactory to the Agent and substantially in the form of Exhibit T. No funds in any Account shall be commingled with any other funds of any Manager, or any Affiliate of any of the foregoing. As long as no Event of Default shall have occurred and be continuing, the Borrower, any Subsidiary thereof or if permitted under any Management Agreement, any Manager, as the case may be, may make or receive withdrawals from the Operating Accounts and other Accounts to the extent not prohibited under this Agreement, the other Loan Documents or applicable Gaming Laws.

      7.9 End of Fiscal Years. The Borrower will, for financial reporting purposes, cause its, and each of its Subsidiaries' Fiscal Years to end on December 31 of each year.

      7.10 Discharge of Liens.

            (a) Removal by the Borrower. In the event that, notwithstanding the covenants contained in Section 8.8, a Lien which is not a Permitted Lien at any time encumbers any Collateral or any portion thereof, the Borrower, at its option, shall either (i) promptly discharge or cause to be discharged by payment to the lienor or Lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or (ii) pledge cash collateral to the Agent, for the benefit of the Lenders, in an amount equal to such Lien, within 30 days after the date of notice thereof; provided that, compliance with the provisions of this Section 7.10 shall not be deemed to constitute a waiver of the provisions of Section 8.8. The Borrower shall deliver to the Agent upon written request therefor all receipts or other reasonably satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against any Collateral. The Borrower and each of its Subsidiaries shall fully preserve the Lien and the priority of each Security Document without cost or expense to the Agent or the Lenders.

            (b) Removal by the Agent. If the Borrower or any of its Subsidiaries fails to promptly discharge, remove or pledge cash collateral in respect of any such Lien or mechanics' or materialmen's claim of Lien as described above, which is not being contested by the Borrower or any of its Subsidiaries in good faith by appropriate proceedings promptly instituted and

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diligently conducted, within 30 days after the receipt of notice thereof, then the Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of Lien and any judgment or decree thereon, and in furtherance thereof may, in its reasonable discretion, effect any settlement or compromise with the lienor or Lien claimant or post any bond or furnish any security or indemnity as the Agent, in its reasonable discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrower agrees that all reasonable costs and expenses expended or otherwise incurred pursuant to this
Section 7.10 (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by the Borrower in accordance with the terms hereof. All such advances or expenditures by the Agent shall payable as provided in Section 11.10.

      7.11 Further Assurances.

            (a) General Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

            (b) Filing and Recording Obligations. The Borrower shall pay or cause to be paid all filing, registration and recording fees and all similar expenses incident to the execution and acknowledgment of the Mortgage or any other Security Document and shall pay or cause to be paid all amounts, mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Security Document or any other Loan Document, (except to the extent already recorded) or memoranda thereof (but only to the extent that any such amounts are not required to be paid by Aladdin pursuant to the Purchase and Sale Agreement) by reason of its interest in, or measured by amounts payable under, the Term Loan Notes, any Security Document or any other Loan Document, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of each Lender and the Agent, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lender office for funding or booking its Loans hereunder is located and other taxes described in the proviso to the first sentence of Section 3.7(a). If the Borrower fails to make or cause to be made any of the payments described in the preceding sentence within 15 days after notice thereof from the Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure, as determined by the Agent, in its reasonable discretion) accompanied by documentation verifying the nature and amount of such payments, the Agent may (but shall not be obligated to) pay the amount due and the Borrower shall reimburse all amounts in accordance with the terms hereof. All such advances or expenditures by the Agent shall be payable as provided in Section 11.10.

            (c) Costs of Defending and Upholding the Lien. The Agent may, upon at least five Business Days' prior notice to the Borrower, (i) appear in and defend any action or

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proceeding, in the name and on behalf of the Agent or the Lenders in which the
Agent or any Lender is named or which the Agent in its reasonable discretion determines is reasonably likely to materially adversely affect the Mortgaged Property, any other Collateral, any Security Document, the Liens thereof or any other Loan Document and (ii) during an Event of Default, institute any action or proceeding which the Agent reasonably determines should be instituted to protect the interest or rights of the Agent and the Lenders in the Mortgaged Property or other Collateral or under any Loan Document. The Borrower agrees that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by the Borrower or reimbursed to the Agent, as provided in Section 11.10.

            (d) Costs of Enforcement. The Borrower agrees to bear and shall pay or reimburse the Agent and the Lenders in accordance with the terms of Section
11.10 for all reasonable sums, costs and expenses incurred by the Agent and the Lenders (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or transfer in lieu of foreclosure) of this Agreement, any Security Document or any other Loan Document or any sale of all or any portion of the Mortgaged Property or all or any portion of the other Collateral.

      7.12 Subsidiary Security Agreement. The Borrower shall with reasonable promptness (i) cause each of its Subsidiaries and any Person that becomes a Subsidiary after the Closing Date with the prior written consent of the Required Lenders to become party to the Security Agreement and execute any other documents reasonably requested by the Agent in order to perfect its lien on the Collateral of such Person and (ii) pledge its right, title and interest in the Equity Interests of such Subsidiary to the Agent as provided in the Security Agreement.

      7.13 Use of Additional Capital for Renovation Capital Expenditures. The Borrower shall use its commercially reasonable efforts to spend and pay not less than $90,000,000 on and for Renovation Capital Expenditures (which shall be made pursuant to bona fide arms length transactions and/or agreements) on or before the Third Renovation Capital Expenditure Measurement Date (of which (i) at least $72,000,000 shall be spent and paid by the First Renovation Capital Expenditure Measurement Date, (ii) at least $81,000,000 shall be spent and paid by the Second Renovation Capital Expenditure Measurement Date and (iii) the full $90,000,000 shall be spent and paid by the Third Renovation Capital Expenditure Measurement Date). If the Borrower has not spent and paid any of the foregoing amounts on Renovation Capital Expenditures by the foregoing dates, the Borrower shall make the mandatory payments of principal in the amounts and at the times set forth in Section 4.3(b) with respect to funds not spent on Renovation Capital Expenditures. The Borrower hereby acknowledges and agrees that the $14,000,000 payment described in Section 5.1(x), shall not reduce the $90,000,000 of Renovation Capital Expenditures required to be made pursuant to this Section 7.13.

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      7.14 Letter of Credit. In the event that the Letter of Credit is issued, the Borrower shall cause such Letter of Credit to be renewed at least 30 days prior to its stated expiration date until the earlier of the (i) the date that the Borrower has spent and paid the amounts required by Section 4.3(b) for Renovation Capital Expenditures, (ii) the Agent has fully drawn upon such Letter of Credit as provided in Section 4.3(b) or (iii) the Agent has charged or directed the payment from the Borrower's loan account, in each case, pursuant to
Section 2.7 in an amount equal to the amount due to the Agent as provided in
Section 4.3(b).

      7.15 Ownership of Premises and other Collateral; Defense of Title. (a) The Borrower shall at all times be the sole legal and beneficial owner of the Premises and the other Collateral, subject only to (i) the Permitted Liens, (ii) the Liens created pursuant to the Loan Documents and (iii) such other claims and interests as may be otherwise expressly allowed by the terms of the Loan Documents.

            (b) The Borrower hereby warrants and agrees to forever defend, all and singular, title to the Collateral unto the Agent, Lenders and their respective successors and assigns, forever, against every Person whomsoever claiming the same or any part thereof, subject, however, to the Permitted Liens. The Borrower will take all reasonable actions necessary or proper to defend title to the Premises, subject to Permitted Liens. Agent shall have the right, to intervene in any suit affecting such title and to employ independent counsel in connection with any such suit to which it may be a party by intervention or otherwise, and upon demand, the Borrower agrees to pay Agent all reasonable expenses paid or incurred by Agent in respect of any such suit affecting title to any such property or affecting Agent's and Lenders' Lien or rights hereunder, including, without limitation, reasonable fees and disbursements to the Agent's attorneys. The Borrower will indemnify and hold harmless Agent and Lenders from and against any and all costs, expenses, loss, damage or liability including any and all cost, expense, loss, damage or liability which Agent or Lenders may suffer or incur by reason of the failure of the title to all or any part of the Premises, subject to Permitted Liens or by reason of the failure or liability of the Borrower, for any reason, to convey the rights, titles and interests which the Mortgage purports to mortgage or assign, and all amounts at any time so payable by the Borrower shall be secured by the lien of the Mortgage.

      7.16 Management of Premises. (a) If the Borrower enters into a Management Agreement, the Hotel Premises shall at all times be managed under the terms and conditions of such Management Agreement. The Borrower shall cause the Subordination Agreements to be executed by any Manager (if the Borrower enters into a Management Agreement) and the Leasing Manager (if any), and any casino operator. The Borrower shall cause any Management Agreement and any Leasing Services Agreement to remain in full force and effect at all times, and shall comply with any Management Agreement and any Leasing Services Agreement at all times, except where the failure to so remain in full force and effect or to so comply would not reasonably be expected to have a Material Adverse Effect, or would result in a material default under such agreements. The Borrower shall cause the Hotel Premises to be at all times open for business as a hotel, the Retail Shops to be open for business as a retail shopping center and the Casino to be open for business as a casino, except to the extent necessary to undertake the Renovation Capital Expenditures with due diligence in accordance with the provisions of

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Section 7.18 hereof. The Borrower shall cause the Premises to be at all times operated, managed and maintained, at all times and in the manner and accordance with the standards required pursuant to any Management Agreement and any Leasing Services Agreement (including all marketing, advertising, promotional and reservation programs), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, or would not result in a material default under such agreements (if any) but in no event below Comparable Standards. The Borrower shall, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, or would not result in a material default under such agreements observe, perform, and discharge in all material respects all obligations, covenants, and warranties provided for under the terms of any Management Agreement and any Leasing Services Agreement to be kept, observed, and performed by the Borrower, subject however to any applicable cure periods provided therein. The Borrower shall not terminate or cancel any Management Agreement or any Leasing Services Agreement without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed. The Borrower shall not enter into any other management agreement for management of the Hotel Premises or the Casino which is not a "Management Agreement" as defined herein, a leasing and/or services agreement which is not a "Leasing Services Agreement" as defined herein, or a franchise agreement with respect to the Premises, in each case without Agent's prior written consent (acting upon the reasonable direction of the Required Lenders), which consent shall not be unreasonably withheld or delayed. The Borrower shall not amend, modify or waive any material provision of any Management Agreement or any Leasing Services Agreement except upon notice and with the prior written consent of Agent (acting upon the reasonable direction of the Required Term Loan A Lenders), which consent shall not be unreasonably withheld or delayed. The Borrower shall use its commercially reasonable efforts to secure the performance of the obligations of the Manager under any Management Agreement and of any Leasing Manager under the Leasing Services Agreement and to enforce the Borrower's rights thereunder. The Borrower shall not pledge, transfer, assign, mortgage or encumber the Borrower's interest in any Management Agreement or any Leasing Services Agreement or any interest therein, or allow to be encumbered the Borrower's interest in any Management Agreement or any Leasing Services Agreement or any interest therein, in each case other than as provided herein to the Agent and the Lenders. Notwithstanding the above, the Borrower may replace any Manager with an Identified Hotel Manager without the prior written consent of the Agent.

            (b) The Borrower shall not consent to any assignment by any Manager of its rights and obligations under any Management Agreement or any Leasing Manager under any Leasing Services Agreement without Agent's prior written consent (acting upon the reasonable direction of the Required Lenders), which consent shall not be unreasonably withheld or delayed.

            (c) In the event (x) a Manager is terminated and replaced with a new Manager, which termination and replacement shall only be in accordance with the provisions of this Agreement, or (y) of any default under, or the termination of, any agreement entered into in connection with the Time Share Plan or Time Share Premises, no termination fee, penalty, liability, cost or expense, or rebranding fee, penalty, liability, cost or expense, shall be paid from any income or cash flow of the Premise without the prior written consent of the Agent (acting at the direction of the Required Lenders in their sole and absolute discretion); provided, however,

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that the Borrower may pay (i) hotel rebranding fees, penalties, liabilities, costs or expenses (but no termination fees, penalties, liabilities, costs or expenses) from funds constituting the Reserve Amount without the prior written consent of the Required Lenders and (ii) any termination or rebranding fees, penalties, liabilities, costs or expenses from new equity contributed to the Borrower by the Investor Group; provided, further, that no income or cash flow of the Premises shall be used to redeem or purchase any Equity Interest in EquityCo in the event of any default under, or termination of, any agreement entered into in connection with the Time Share Plan or Time Share Premises.

      7.17 Leases.

            (a) Leases Generally. The Borrower shall not, without the prior written consent of the Agent (acting upon the reasonable direction of the Required Lenders), which consent shall not be unreasonably withheld or delayed, enter into, amend or modify in any material respect, cancel, terminate, accept a surrender or shorten the term of, or waive any term, condition or requirement under, any Lease demising more than 7,500 net leasable square feet of space in the Premises; provided, that, the Borrower may, without the Agent's prior consent, enter into, amend or modify in any material respect any Lease demising 7,500 or less net leasable square feet of space in the Retail Shops in the ordinary course of business provided that (i) the rent thereunder shall be at prevailing market rates for an enclosed retail shopping center of Comparable Standards as reasonably determined by the Borrower, (ii) the lease does not provide for a tenant improvement allowance or other monetary concessions or allowances in excess of $20 per square foot of raw space and $10 per square foot for renewals or replacement leases, and (iii) the lease is in a commercially reasonable form used for similar properties in similar locations; and provided, further that the Borrower shall be permitted to provide up to four kiosks in connection with the Time Share Plan during the term of this Agreement at no charge to the lessee of any such kiosk. For purposes of this Section 7.17(a) only, multiple Leases with a single Lessee shall be deemed to be one Lease. The Borrower shall not enter into any lease for the Theater without the prior written consent of the Agent which consent shall not be unreasonably withheld or delayed; provided, however, that the Borrower may without the prior consent of the Agent enter into a lease of the Theater in connection with any concert, show or event that is presented in the Theater so long as (i) the performer is headline performer of international repute and standing and the average ticket price for any such performance is at least $100 per ticket or (ii) any such lease shall have a term or duration of less than six (6) months.

            (b) Compliance with Leases. The Borrower shall use commercially reasonable efforts to observe, perform, and discharge in all material respects all material obligations, covenants, and warranties provided for under the terms of the Leases to be kept, observed, and performed by the Borrower.

            (c) Delivery of Copies of Leases, Etc. to the Agent. Within fifteen
(15) days after execution of any Lease or any material amendment, material modification, material restatement or any extension, renewal or supplement of any Lease or termination or acceptance of surrender of any Lease, the Borrower shall deliver to the Agent certified true and complete photocopies of such Leases, amendments, modifications, restatements, extensions, renewals or

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supplements or documents terminating or accepting such a surrender.

            (d) Enforcement of Leases. The Borrower shall use its commercially reasonable efforts to secure the performance of each and every obligation, term, covenant, condition, and agreement to be performed by any Lessee under the terms of the applicable Lease. The Borrower shall appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, the Leases or the obligations, duties, or liabilities of the Borrower or any Lessee, if an Event of Default under this Agreement exists and is continuing, upon reasonable request by Agent to do so, shall appear in and defend in the name and on behalf of Agent, but at the expense of the Borrower, and shall pay all reasonable costs and expenses of Agent, including reasonable attorneys' fees and disbursements, in any action or proceeding in which Agent may appear.

            (e) No Collection of Rents in Advance. The Borrower shall not receive or collect any Rents for a period of more than one (1) month in advance (excluding for purposes of this Section 7.17(e), security deposits) unless such advance Rents are deposited in an Operating Account or other blocked Account.

            (f) No Transfer of Interest in Leases. The Borrower shall not pledge, transfer, assign, mortgage, encumber, or allow to be encumbered any Leases or Rents except to the Agent as provided herein or in the Loan Documents.

            (g) Subordination of Leases. All Leases entered into after the Closing Date shall contain provisions obligating the Lessees thereunder to attorn to the Agent or any purchaser therefrom in the event Agent or such purchaser succeeds to the interest of the Borrower under such Leases and shall be expressly subject and subordinate to the Mortgage either (i) pursuant to its terms or (ii) pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the Agent.

            (h) Leasing Commissions. The Borrower shall not enter into any agreement with any Person to pay leasing commissions with regard to any Lease if such leasing commissions are reasonably expected by the Borrower to be in excess of the leasing commissions which generally would be payable in the market in which the Premises is located with respect to a similar lease as of the date of determination without Agent's prior written consent which consent (acting upon the reasonable direction of the Required Term Loan A Lenders) shall not be unreasonably withheld or delayed.

      7.18 Maintenance, Operations, Repairs and Alterations.

            (a) Generally. The Borrower will, and will cause its Subsidiaries to, maintain, preserve, protect and keep the Premises and any Property owned or leased by such Person in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower shall at all times manage, operate and maintain the Premises as a luxury themed casino hotel in accordance with

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standards at least equivalent to the Comparable Standards. The theme of the
Premises shall not be materially changed without the prior written consent of the Agent other than to the extent disclosed to the Agent in writing prior to the Closing Date, provided that the Agent and Lenders hereby consent to the re-theming of the Premises as a Planet Hollywood theme consistent with the Renovation Capital Expenditures described in Exhibit L. The Theater shall be used to present events which are consistent with the first class nature of the complex, and consistent with the Comparable Standards.

            (b) Repairs. In furtherance of clause (a), the Borrower shall diligently make or cause to be made all needful and proper repairs, renewals and replacements thereto whether interior or exterior, structural or non-structural, ordinary or extraordinary, or foreseen or unforeseen. All such repairs, renewals and replacements shall be at least equal in quality, value and class to that of the improvements which are the subject of such repairs, renewals and replacements. All repairs and alterations at the Premises, including, without limitation, Significant Repairs and Improvements, the Renovation Capital Expenditures and Maintenance Capital Expenditures, shall be done in a good and workmanlike manner and shall be completed substantially in accordance with all Legal Requirements and free and clear of Liens (other than Permitted Liens) or claims for materials supplied or for labor or services performed in connection with such repairs and alterations or otherwise. Prior to commencement of any Significant Repair or Improvement or Renovation Capital Expenditure, which for purposes of clauses (i) and (ii) below shall be limited to Renovation Capital Expenditures that are for construction on the Premises, all of the following requirements and conditions shall be satisfied:

                  (i) The Agent (acting at the reasonable direction of the Required Lenders (such Required Lenders shall make any such determination referred to in this Section)) shall have determined that (x) the Borrower has the financial resources to complete the Significant Repair or Improvement (except for Renovation Capital Expenditures) on a timely and lien-free basis, other than Permitted Liens, (y) the Renovation Capital Expenditures can be completed on or before the Third Renovation Capital Expenditure Date or other period requested by the Borrower and approved by the Agent (acting upon the reasonable direction of the Required Lenders), and (z) any other Significant Repair or Improvement can be completed prior to the Termination Date;

                  (ii) If reasonably requested by the Agent, the Agent shall have received architectural or engineering plans and specifications for the Renovation Capital Expenditures and any other Significant Repair or Improvement and an estimate of the costs and expenses of such Renovation Capital Expenditures and any other Significant Repair or Improvement;

                  (iii) If requested by Agent, Agent shall have received copies of the agreements pursuant to which the Renovation Capital Expenditures and any other Significant Repair or Improvement shall be done and the identities of the parties performing the construction obligations thereunder;

                  (iv) Agent shall have received the assignment to the Agent of all

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      construction and design-professional contracts pursuant to the Mortgage and the Assignment of Contract, together with the written consent to such assignments by all parties to such contracts (which may be included in any such contract), all of which shall be in form and substance reasonably satisfactory to the Agent (acting upon the reasonable direction of the Required Lenders); and

                  (v) Agent shall have received such other information and documentation as Agent may reasonably request regarding the Renovation Capital Expenditures and any other Significant Improvement and Repair and the restoration or repairs and the cost thereof.

      The Borrower shall not undertake to construct (i) any Renovation Capital Expenditures and any other Significant Repair or Improvement except in compliance with this Section 7.18(b) hereof, and (ii) with respect to any Renovation Capital Expenditures, also in compliance with Section 4.3(b).

            (c) Agent's Inspection. From time to time and upon reasonable prior notice to the Borrower (except in cases of Casualty Events or other similar emergencies in which case no notice need be given), as required by Agent, the Borrower shall, or cause any Manager to, permit the Agent, any Lender and their respective agents and representatives, to enter upon any of the Premises during normal business hours for the purpose of inspection thereof. Without limitation of the foregoing, the Borrower shall, or cause any Manager to, permit the Agent and the Agent's designated representatives to enter upon the Premises, at any reasonable times during business hours on reasonable notice, to inspect, examine or copy:

                  (i) All materials and shop drawings pertaining to the performance of the Renovation Capital Expenditures and any other Significant Repairs and Improvements;

                  (ii) Any contracts, bills of sale, statements, receipts or vouchers pertaining to the Renovation Capital Expenditures and any other Significant Repairs and Improvements;

                  (iii) All work done, labor performed or materials furnished in connection with the Renovation Capital Expenditures and any other Significant Repairs and Improvements; and

                  (iv) All books, contracts and records of the Borrower pertaining to the Significant Repairs and Improvements.

            (d) The Borrower shall keep in effect at all times any material contractual arrangements, as may be necessary to meet the standard of operation described in this Section 7.18 or as may be required by Legal Requirements and all Permits.

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      7.19 Application of Insurance Proceeds.

            (a) The Borrower shall give prompt notice to the Agent of any damage, destruction or casualty to the Premises or any part thereof, whether or not covered by insurance, the cost of restoration of which is in excess of $1,500,000.

            (b) Provided no Event of Default shall have occurred and be continuing, the Borrower may make proof of loss, adjust and compromise any claim under any insurance policy, appear in and prosecute any action arising from such insurance policy, collect and receive the proceeds of any and all insurance that may become payable with respect to any damage, destruction or casualty to the Premises so long as the cost of the repair or restoration necessitated by such damage, destruction or casualty, in the reasonable estimate of the Agent will not exceed Five Million Dollars ($5,000,000). Provided no Event of Default shall have occurred and be continuing, the Borrower shall use all such proceeds actually received by it to restore or rebuild the Premises to a condition reasonably satisfactory to the Agent, but in any event to substantially the same character and condition as prior to such damage, destruction or casualty, subject to the provisions of Section 4.3(c). Any insurance proceeds which may remain after payment of all costs and expenses of such repair and restoration shall, at the option of the Agent, be applied as a prepayment of the Obligations in the manner set forth herein.

            (c) If the cost of restoration or repair of any damage, destruction or casualty to the Premises, or any part thereof, in the reasonable estimate of the Agent, will equal or exceed Five Million Dollars ($5,000,000), the Agent may collect the proceeds of any and all insurance that may become payable with respect thereto (and the Borrower hereby authorizes and directs any insurance company to make payments of such proceeds directly to the Agent at the Agent's request). The Net Cash Proceeds from the Insurance Policies shall be made available to Borrower for the restoration and repair of the Premises from time to time as such restoration or repair progresses, subject to compliance by the Borrower with Section 4.3(e) hereof and to compliance by the Borrower with the following terms and conditions:

            (i) No Event of Default shall have occurred and be continuing;

            (ii) The Borrower shall deposit with the Agent sums in an amount at least equal to the excess, if any, of the Agent's reasonable estimate of the aggregate costs and expenses of restoration and repair of the Premises, over the amount of insurance proceeds payable with respect to such damage, destruction or casualty, which additional sums shall be disbursed by the Agent prior to any disbursements of insurance proceeds;

            (iii) In the Agent's reasonable judgment, the repairs and renovations can be completed prior to the then Maturity Date;

            (iv) At the request of the Agent, prior to the commencement of any work the Agent shall have received architectural plans and specifications for all restoration and repairs and an estimate of the costs and expenses of all such restoration and repairs, all of which shall be in form reasonably acceptable to the Agent;

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            (v) Prior to any disbursement by the Agent, the following
information and documentation shall have been obtained by the Borrower, at the Borrower's expense, and submitted to the Agent, which information and documentation shall be in form and substance reasonably satisfactory to the
Agent:

            (A) A request for disbursement signed by the Borrower, accompanied by billing statements, vouchers or invoices, which request for disbursement shall expressly warrant that the work with respect to which the advance is requested has been performed in all material respects in accordance with the approved plans and specifications for the restoration or repair;

            (B) At the request of the Agent, proof that all invoices for labor and materials previously submitted by Borrower and approved and reimbursed by the Agent have been paid, except for those the subject of the current request for disbursement and except for any invoices which the Borrower informs the Agent are being disputed in good faith by the Borrower and for which appropriate reserves have been established;

            (C) At the request of the Agent, lien waivers for all payees under previous requests for advances, except with respect to those liens being contested by the Borrower in good faith in accordance with this Agreement;

            (D) At the request of the Agent, a report from the Borrower's architect which shall specify the percentage of completion of restoration or repair, shall provide reasonably detailed comments on specific work performed since the date of the last such report, and, if required by the Agent, an estimate of the cost to complete the restoration and repair after taking into account the work then completed;

            (E) At the request of the Agent, an endorsement of the Title Insurance Policy, which endorsement shall show no liens of record or additional encumbrances not acceptable to the Agent, other than Permitted Liens;

            (F) At the request of the Agent, copies of the agreements pursuant to which the restoration or repair shall be done and the identities of the parties performing the construction obligations thereunder;

            (G) An assignment to the Agent of all construction and design-professional contracts (which may be pursuant to the Mortgage), together with the written consent to such assignments by all parties to such contracts (which may be included in any such contract) to the extent required thereunder; and

            (H) Such other information and documentation as the Agent may reasonably request regarding the Improvements and the restoration or repairs and the cost thereof.

            In the event each of the conditions set forth in clauses (i) through
(v) above is not

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satisfied within eighteen (18) months from and after the date of the respective damage, destruction or casualty, or if such conditions cannot reasonably be satisfied within said eighteen (18)-month period, if the Borrower fails to commence satisfaction of such condition within said (18)-month period or thereafter fails to diligently pursue such efforts to completion, then the Agent may apply the insurance proceeds actually received by it to the payment of the Obligations in the same manner and under the same conditions as insurance proceeds are applied as set forth in Section 4.3(e) hereof.

            (d) Prior to application or disbursal of any insurance proceeds received by the Agent under this Section 7.19, the Agent may deduct therefrom any expenses reasonably incurred by the Agent in connection with the collection or handling of such proceeds, it being understood and agreed that neither the Agent nor the Lenders shall be, under any circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, and upon the request of the Borrower, the Agent shall provide the Borrower with a written summary of all expenses deducted from such proceeds.

            (e) In the event the Mortgage is foreclosed or title to the Premises is transferred to the Agent or Lenders by a deed in lieu of foreclosure, all right, title, and interest of the Borrower in and to all Insurance Policies and the proceeds thereof shall inure to the benefit of and pass to the Agent.

      7.20 Application of Condemnation Proceeds. The Agent shall be entitled to receive any and all sums which may be awarded or become payable to the Borrower for any Taking of the Premises for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to the Borrower for damages caused by public works or construction on or near the Premises. All such sums are hereby assigned to the Agent and the Borrower shall, upon the reasonable request of the Agent, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable the Agent to collect and receive any such sums. The Agent may apply all such sums actually received by the Agent to the payment of the Obligations in such order and manner as is set forth herein. If the Premises or any part thereof is condemned, so long as no Event of Default shall have occurred and shall be continuing, and provided the Borrower promptly files all claims and diligently prosecutes the condemnation proceeding, the Borrower shall have the right to file, adjust, settle and prosecute any claim for any such awards or compensation relating to any such condemnation proceeding; provided, however, the Borrower shall not agree to any adjustment or settlement of any such claim payable with respect to any such condemnation proceeding which awards and proceeds are reasonably estimated by the Agent to be equal to or greater than $5,000,000; and provided, further, in the event that the Agent reasonably determines that the Borrower is not diligently prosecuting such claim, the Agent shall have the right, but not the obligation, to revoke the Borrower's right to adjust, settle and prosecute any claim for any such awards or compensation relating to such any such condemnation proceeding by delivering a notice of same to the Borrower, which revocation shall be effective immediately upon the Borrower's receipt of such notice. Notwithstanding the foregoing, if the Premises or any part thereof is condemned and the awards and proceeds of condemnation are reasonably estimated by the Agent to equal or exceed five million Dollars ($5,000,000), then the Borrower authorizes and

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empowers Agent, at Agent's reasonable option, as attorney-in-fact for the
Borrower, to commence, appear in and prosecute, in the Agent's or the Borrower's name, any action or proceeding relating to any condemnation of the Premises or any portion thereof, to settle or compromise any claim in connection with such condemnation, to collect and receive condemnation awards and to deduct the Agent's reasonable expenses in the settlement process. The Agent shall provide the Borrower with a written summary of all expenses deducted from such awards. If Agent elects not to participate in such condemnation proceeding, then the Borrower shall, at its expense, diligently prosecute any such proceeding. Neither the Agent nor the Lenders shall be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums so collected shall be applied by the Agent, first, to the reasonable expenses, if any, of collection, and then in the same manner and under the same conditions as insurance proceeds are applied as set forth in
Section 4.3(e) hereof.

      7.21 Appraisals. At any time after the occurrence of an Event of Default, the Agent shall have the right to cause an Appraisal of the Premises to be performed at any time and from time to time; provided, that only one such Appraisal per year shall be at the Borrower's cost and expense. In all events, the Borrower shall cooperate with the Agent and any such appraiser and their agents and employees in connection with such Appraisal.

      7.22 ERISA. The Borrower shall, and shall use its reasonable best efforts to cause each of its ERISA Affiliates to:

            (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither the Borrower nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such Person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such Person, are adequate with respect thereto.

            (b) Deliver to the Agent, promptly and in any event within five Business Days after (or within such other time period specified) (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) the Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) within five Business Days, the receipt of notice by the Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) within 30 days after, the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) five Business Days after, the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of
Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an

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explanation of such event or condition, (vi) the receipt by the Borrower or any
ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) within five Business Days, the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, (viii) the Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and (ix) the establishment of, or the incurrence of the obligation to contribute to, any Pension Plan or Multiemployer Plan by the Borrower or any ERISA Affiliate, and in each case described in clauses (i) through (iii) and (v) through (ix) together with a statement signed by the Approved Officer of the Borrower setting forth details as to such Reportable Event, notice, event or condition and the action which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

      7.23 Intentionally Omitted.

      7.24 Material Operating Agreements.

            (a) Generally. The Borrower shall not, without the prior written consent of the Agent (acting upon the reasonable direction of the Required Term Loan A Lenders) which consent shall not be unreasonably withheld or delayed, enter into, amend or modify in any material respect, cancel, terminate or shorten the term of, or waive any material term, condition or requirement under, any Material Operating Agreement (other than entering into agreements in connection with the Time Share Plan in accordance with Section 8.23).

            (b) Compliance. The Borrower shall observe, perform, and discharge in all material respects all material obligations, covenants, and warranties provided for under the terms of the Material Operating Agreements to be kept, observed, and performed by the Borrower.

            (c) Delivery of Copies of Material Operating Agreement, Etc. to the Agent. Within ten (10) days after execution of any Material Operating Agreement or any amendment, modification, restatement, extension, renewal or supplement of any Material Operating Agreement or termination of any Material Operating Agreement, the Borrower shall deliver to the Agent a complete copy of such Material Operating Agreement, amendments, modifications, restatements, extensions, renewals or supplements.

            (d) Enforcement of Material Operating Agreement. The Borrower shall use commercially reasonable efforts to enforce or secure the performance of each and every obligation, term, covenant, condition, and agreement to be performed by any party under the terms of the applicable Material Operating Agreement, except where the failure would not reasonably be expected to have a Material Adverse Effect or would result in a material default thereunder. The Borrower shall, appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, the Material Operating Agreements or the obligations, duties, or liabilities of the Borrower or any party thereto. If an Event of Default under this Agreement exists

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and is continuing, either (i) upon reasonable request by the Agent to do so, the
Borrower shall appear in and defend in the name and on behalf of the Agent, at the reasonable expense of the Borrower, or (ii) the Agent may appear in and defend itself, but, in each case, the Borrower shall pay all reasonable costs and expenses of the Agent, including reasonable attorneys' fees and disbursements, in any action or proceeding in which the Agent may appear.

            (e) No Transfer of Interest in Material Operating Agreement. The Borrower shall not pledge, transfer, assign any Material Operating Agreement except to the Agent as provided herein or in the Loan Documents.

      7.25 Use of Reserve Amount and Operating Cash Reserve Amount. The Borrower shall use the funds that constitute the Reserve Amount solely for general business purposes and in any manner not prohibited by this Agreement. To the extent that the Gaming Laws are applicable to funds that constitute the Operating Cash Reserve Amount, the Borrower shall use the Operating Cash Reserve Amount in a manner that does not violate any applicable laws (including without limitation the Gaming Laws) and shall otherwise use the funds that constitute the Operating Cash Reserve Amount solely for general business purposes and in any manner not prohibited by this Agreement or any applicable laws.

      7.26 Easements, Etc., in Favor of Time Share Entity. The Borrower shall obtain the prior written consent of the Agent (which consent shall not unreasonably be withheld or delayed) prior to its granting any easement in favor of the Time Share Entity or entering into any reciprocal rights agreement or any other comparable agreement with the Time Share Entity or otherwise with respect to the Time Share Premises.

      7.27 Consents. (a) The Borrower shall use its commercially reasonable efforts to obtain any consents to the pledge or assignment to the Agent for the benefit of the Lenders of the contracts, leases and agreements described on
Schedule 6.1 except, other than in the case of any Material Operating Agreement, where the failure to obtain such consent would not have a Material Adverse Effect or materially impair the Collateral taken as a whole.

            (b) The Borrower shall use its reasonable best efforts to obtain as soon as possible each of the Permits listed on Section D(ii) of the Disclosure Schedule and upon obtaining any such Permit shall provide the Agent with evidence thereof.

            7.28 Term Loan A Note Rating. The Borrower shall use reasonable best efforts to obtain (and shall fully cooperate with any efforts made by the Agent to obtain) a rating for the Term Loan A Notes from both Moody's Investors Services and Standard & Poor's (or, in either case, by such other nationally recognized rating agency reasonably acceptable to the Agent in the event that Moody's Investors Services and/or Standard & Poor's fails to give a rating) as soon as reasonably practicable after the Closing Date and shall commence such efforts (which shall entail, among other actions, providing all documentation requested or required by such rating agencies) by no later than November 1, 2004, and shall

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provide satisfactory evidence thereof to the Agent and shall maintain at all times such rating until such time as the Term Loan A has been paid in full. Notwithstanding the foregoing, the Borrower shall not be required to deliver to such ratings agencies (x) its business plan prior to the date that such business plan is required to be delivered to the Agent pursuant to Section 7.32 or (y) the Borrower's Plan prior to the date that the Borrower's Plan is required to be delivered to Boulevard Invest pursuant to Section 7.30(a); provided that, if requested by such ratings agencies, the Borrower shall provide drafts of such materials as may then exist. The Borrower shall pay any reasonable costs or expenses incurred in connection with obtaining and maintaining such ratings.

      7.29 Certain Matters Relating to Time Share Premises. The Borrower shall use commercially reasonable efforts to execute definitive agreement(s) to develop and operate the Time Share Premises by no later than December 31, 2004. The form and substance of such agreements and the proposed Developer shall be subject to the prior written approval of the Agent (acting at the direction of the Required Term Loan A Lenders (other than the FF&E Lender)), such approval not to be unreasonably withheld (so long as the requirements for the payment of the Marketing Fees set forth in Section 8.23 are satisfied) or delayed. The Borrower shall deliver copies of such definitive documentation to the Agent promptly after the execution thereof (it being understood that the failure of the Borrower to comply with the December 31, 2004 date shall not result in an Event of Default hereunder).

      7.30 Delivery of Borrower's Plan. (a) On or before March 31, 2005, the Borrower shall (i) deliver a plan (the "Borrower's Plan") to Boulevard Invest (successor-in-interest to Aladdin Bazaar, LLC) setting forth any Renovation Capital Expenditures and other activities which the Borrower believes shall require the prior consent of Boulevard Invest under the REA or otherwise and
(ii) expressly request that Boulevard Invest consent to the Borrower's Plan (including any proposed Renovation Capital Expenditures that the Borrower believes shall require the prior consent of Boulevard Invest). The Borrower's Plan shall be satisfactory to the Agent (acting at the reasonable direction of the Required Term Loan A Lenders).

      (b) Within 90 days following the consent of Boulevard Invest contemplated by Section 7.30(a), Borrower shall use its reasonable best efforts to enter into, and cause the recording of, an amendment to the REA reflecting any amendments, modifications or supplements to the REA that are reasonably required to implement the Borrower's Plan and such REA amendment.

      7.31 Notice under Mezzanine Escrow Agreement. The Borrower shall use its reasonable best efforts to cause Holdings to give notice under Section 5(d) or
Section 5(e) of the Mezzanine Escrow Agreement to permit funds in the Theater Escrow Account to be withdrawn therefrom and deposited into the Renovation Capital Expenditure Account at the earliest time permitted under the Theater Escrow Account.

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      7.32 Delivery of Business Plan. By no later than December 31, 2004, the
Borrower shall deliver to the Agent (with copies for each Lender) its business plan which shall contain monthly financial projections for the twelve months ending December 31, 2005 and annual projections thereafter through the Maturity Date.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

            The Borrower covenants and agrees that so long as this Agreement is in effect and until the Commitments have terminated and all Obligations (other than any indemnities which are not then due and payable) are discharged in full, the Borrower shall not and shall not permit any of its Subsidiaries and in the case of Section 8.21 hereof, any ERISA Affiliate, to directly or indirectly:

      8.1 Mergers, Consolidations, Sales or other Disposition; Disposition of Time Share Premises. Enter into any transaction of merger, reorganization, or consolidation, or effect any Asset Transfer (including, without limitation, any Disposition of the Time Share Premises); or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

            (a) the Disposition of the Time Share Premises by the Borrower to Holdings for an amount equal to $14,000,000 so that the Borrower shall receive or shall be deemed to have received the payment described in Section 5.1(x) of this Agreement and thereafter the Agent shall receive the payment described in
Section 5.1(x) of this Agreement, or any other Disposition of the Time Share Premises consented to in writing by the Required Term Loan A Lenders (other than the FF&E Lender);

            (b) a merger of any Subsidiary into the Borrower or any Subsidiary;

            (c) a sale or Disposition with or without consideration, of Property determined to be obsolete or surplus or unnecessary to the business operations of the Borrower in the discretion of management exercised pursuant to normal commercial standards, so long as the Fair Market Value of all such Property so disposed of in any Fiscal Year with consideration does not exceed $1,000,000 in the aggregate, provided such Property is promptly replaced with Property of equal or greater value;

            (d) liquidations of Permitted Investments;

            (e) dispositions of assets resulting from a Casualty Event;

            (f) sales, conveyances, or dispositions of inventory in the ordinary course of business;

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

            (g) any Subsidiary of the Borrower may sell, lease or otherwise transfer assets to the Borrower or any wholly-owned Subsidiary of the Borrower, provided that the Borrower and any such Subsidiary shall execute all documents reasonably requested by the Agent to maintain or create the Agent's security interest in such assets that constitute Collateral and such transfer would not reasonably be expected to have a Material Adverse Effect;

            (h) the Borrower and its Subsidiaries may dispose of any assets having a fair market value not in excess of $1,000,000, provided that (i) the aggregate sale proceeds of all assets subject to dispositions pursuant to this clause (h) shall not exceed $5,000,000 in any Fiscal Year, (ii) each such Disposition is for Fair Market Value, (iii) at least 90% of the consideration received in respect thereof is cash and (iv) the Net Cash Proceeds of such disposition are applied or reinvested in accordance with Section 4.3(c) of this Agreement;

            (i) the Borrower and its Subsidiaries may remove or otherwise dispose of Property in connection with the making of Renovation Capital Expenditures so long as the Net Cash Proceeds from any such Disposition are applied or reinvested in accordance with Section 4.3(c) of this Agreement;

            (j) transfers of cash to Aladdin if required under Section 2.10(d) of the Purchase and Sale Agreement; and

            (k) other sales, transfers or other Dispositions of assets not to exceed $500,000 in the aggregate in any Fiscal Year.

      8.2 Distributions. Directly or indirectly declare or make, or incur any liability to make, any Distribution, other than (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests (c) so long as at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing for each calendar year the Borrower may make a cash Distribution equal to the Borrower's Tax Liability for the prior calendar year; provided, that at the request of the Agent the Borrower will provide the Agent with any documentation supporting its calculation of any Distribution proposed to be made pursuant to this Section 8.2(c) for the Agent's review and approval (which approval shall not be unreasonably withheld or delayed) no later than five (5) Business Days prior to the estimated date of such Distribution, (d) so long as (i) at the time thereof and immediately after giving effect thereto no Event or Event of Default shall have occurred and be continuing, and (ii) the Leverage Ratio is less than 5.00:1.00, the Borrower may pay dividends or make other Distributions to its Members on a quarterly basis to be used to make payments on the Mezzanine Loan, or on any Debt or equity financing of Holdings related to the acquisition, renovation or operation of the Premises (including but not limited to any refinancings of any of the foregoing) provided, that the aggregate amount of any such Distributions does not exceed $6,000,000 per Fiscal Year (of which no more than $1,500,000 may be distributed in any Fiscal Quarter), and (e) so long as at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, the Borrower may make a Distribution in cash to reimburse Holdings, EquityCo and BH/RE for actual out-of-pocket operating expenses previously incurred

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by such Persons so long as such operating expenses were consistent with the restrictions set forth in Section 8.34 (Limited Activities) and do not exceed $200,000 in the aggregate in any Fiscal Year; provided, that at the request of the Agent the Borrower will provide the Agent with any documentation supporting its calculation of any Distribution proposed to be made pursuant to this Section 8.2(e) for the Agent's review and approval (which approval shall not be unreasonably withheld or delayed) no later than five (5) Business Days prior to the estimated date of such Distribution.

      8.3 Guaranties. Make, issue, or become liable on any Guaranty, except (a) endorsements of instruments for deposit or collection in the ordinary course of business, (b) Guaranties existing on the Closing Date as set forth on Schedule 8.3, (c) customary indemnities in the ordinary course of business, (d) Guaranties of Debt permitted by Section 8.4 and (e) the subordinated Guaranty of the Borrower, dated as of the Closing Date, issued in favor of the Mezzanine Lender, and subject to the Mezzanine Intercreditor Agreement.

      8.4 Debt. Create, incur, assume, maintain or otherwise become liable or be liable in respect of any Debt, other than: (a) the Obligations; (b) Debt of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided; that the aggregate amount of Debt permitted by this clause (b) shall not exceed $3,250,000; and provided; further that (i) such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Debt permitted by this clause (b) shall be in compliance with Section
8.11 (Capital Expenditures); (c) the Debt listed on Schedule 8.4 hereto (which shall include Debt (other than the Obligations) of Aladdin assumed by the Borrower pursuant to the Purchase and Sale Agreement) and any renewals, extensions or refinancing thereof that do not increase the aggregate outstanding principal amount thereof, plus accrued and unpaid interest on the Debt refinanced; (d) the Guaranties permitted by Section 8.3; (e) Debt of any Person that becomes a Subsidiary after the date hereof, in accordance with the terms hereof, provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and provided, further, that the Borrower does not become liable for any such Debt; (f) Debt of the Borrower or any Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business; (g) unsecured intercompany Debt among the Borrower and its Subsidiaries that are Guarantors, provided that if any of such Debt is evidenced by intercompany notes, such notes shall be pledged to the Agent; (h) Debt of the Borrower or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;
(i) Hedge Obligations (provided, however, that the notional principal amount of any such Hedge Obligations does not exceed the principal amount of indebtedness to which such Hedge Obligation relates); (j) other unsecured Debt of the Borrower and its Subsidiaries not to

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

exceed $500,000 in aggregate principal amount outstanding and (k) the subordinated Guaranty of the Borrower, dated as of the Closing Date, issued in favor of the Mezzanine Lender, and subject to the Mezzanine Intercreditor Agreement.

      8.5 Prepayment; Certain Matters Relating to the Mezzanine Loan. (a) Other than in accordance with their terms, voluntarily prepay, redeem, purchase or retire any Debt, other than the Obligations.

            (b) Modify, amend, supplement or otherwise alter (or permit the modification, amendment, supplementation, or alteration of) the terms and provisions of the Mezzanine Loan or any Mezzanine Loan Document other than in accordance with the provisions of the Mezzanine Intercreditor Agreement.

            (c) Make any payments with respect to or on account of the Mezzanine Loan other than Distributions permitted by Section 8.2(d) of this Agreement.

      8.6 Transactions with Affiliates. Except as set forth below or as otherwise permitted hereunder, sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate (except as permitted by Section 8.3) except that:
(a) Distributions may be made to the extent provided in Section 8.2; (b) customary and reasonable fees, indemnities and reimbursements may be paid to officers and directors of the Borrower and its Subsidiaries; (c) the Borrower or any of its Subsidiaries may enter into employment, noncompetition or confidentiality agreements with their employees in the ordinary course of business; (d) management fees may be paid to any Manager in accordance with the Manager Subordination Agreement, and license and/or franchise fees may be paid to Planet Hollywood in accordance with the License Subordination Agreement; (e) loans or advances may be made to employees of the Borrower to fund moving and travel expenses and the exercise price of options granted under employment agreements or stock option plans or agreements of the Borrower, not to exceed $400,000 outstanding at any time or (f) any transaction entered into by the Borrower in connection with the development or operation of the Time Share Premises in accordance with documentation approved by the Agent acting at the reasonable direction of the Required Term Loan A Lenders (other than the FF&E Lender) under Section 7.29 and Section 8.23. Notwithstanding anything in the preceding sentence to the contrary, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms fully disclosed to the Agent on a quarterly basis which are no less favorable to the Borrower and its Subsidiaries than would be obtainable in a comparable arm's length transaction with a third party who is not an Affiliate.

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      8.7 Business Conducted. Engage, directly or indirectly, in any line of business other than that directly related to the Premises or the Time Share Premises (which shall include the Time Share Plan and any agreement documenting such Time Share Plan that is approved by the Agent in accordance with Section
7.29 and Section 8.23) or reasonably incidental thereto. The Borrower shall not discontinue the operation of the Premises or any material portion thereof without the prior written consent of the Agent (acting upon the reasonable direction of the Required Lenders), which consent shall not be unreasonably withheld or delayed.

      8.8 Liens. Create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

      8.9 Subsidiaries. Without the prior written consent of the Required Lenders, (i) to cause or permit any Subsidiary of the Borrower to acquire any material Property, or (ii) directly or indirectly, organize or acquire any Subsidiary after the Closing Date, unless such Property or the Borrower's interest in any new Subsidiary is pledged to the Agent in accordance with the Security Documents and such new Subsidiary enters into a Guaranty of the Obligations in form and substance reasonably satisfactory to the Agent.

      8.10 Restricted Investments. Make any Restricted Investment.

      8.11 Capital Expenditures. Make any Capital Expenditures other than Renovation Capital Expenditures, Maintenance Capital Expenditures, Capital Expenditures permitted under Sections 4.3(c), 8.1(c) and 8.1(h), and other Capital Expenditures payable solely out of the Reserve Amount, unless the Agent receives evidence reasonably satisfactory to it that the holders of the Equity Interests of the Borrower shall have provided cash equity to the Borrower to be used solely for Capital Expenditures.

      8.12 Maintenance Capital Expenditures. Permit the aggregate amount of payments made for Maintenance Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis to exceed the amounts set forth opposite the periods below:

                          Period                               Amount
                          ------                               ------
Closing Date through first Anniversary Date                  $ 5,000,000

First Anniversary Date through second Anniversary Date       $11,200,000

Second Anniversary Date through third Anniversary Date       $12,300,000

Third Anniversary Date through fourth Anniversary Date       $15,000,000

Fourth Anniversary Date through the fifth Anniversary Date   $16,000,000

                        Period                                 Amount
                        ------                                 ------
Fifth Anniversary Date through the Final Maturity Date       $16,500,000

      In addition to the amounts permitted above, the Borrower and its Subsidiaries may make Capital Expenditures of up to $3,000,000 in the aggregate (plus the Net Cash Proceeds of any Casualty Event) with Net Cash Proceeds of an Asset Transfer or a Casualty Event in any Fiscal Year identified in a Reinvestment Notice as a Reinvestment Amount in accordance with Section 4.3(c); provided, that any such Capital Expenditures shall not constitute Maintenance Capital Expenditures in clause (v) of the definition of Excess Cash Flow and in clause (iv) in the definition of Reserve Amount.

      In any twelve-month period referred to above, the unused portion of Maintenance Capital Expenditures for such twelve-month period (without giving effect to any prior carry-forward) may be expended by the Borrower only in the immediately succeeding twelve-month period and the amounts so carried over shall only be used after utilization of all allowed amounts (without regard to such rollover) for Maintenance Capital Expenditures in such succeeding twelve-month period.

      8.13 EBITDA. (a) The Borrower will not permit EBITDA for any of the periods set forth below, to be less than the respective amount set forth below opposite such period:

                                    Period                                            Amount
                                    ------                                            ------
The consecutive twelve (12) month period immediately following the Closing Date
(the "First Measurement
Period")                                                                           $ 20,000,000

The consecutive twelve (12) month period immediately following the last day of the First Measurement Period
(the "Second Measurement Period")                                                  $ 30,000,000

The consecutive twelve (12) month period immediately following the last day of the Second Measurement Period
(the "Third Measurement Period")                                                   $ 60,000,000

The consecutive twelve (12) month period immediately following the last day of the Third Measurement Period
(the "Fourth Measurement Period")                                                  $  70,000,00

                                    Period                                            Amount
                                    ------                                            ------
The consecutive twelve (12) month period immediately following the last day of the Fourth Measurement Period
(the "Fifth Measurement Period")                                                   $ 75,000,000

The consecutive twelve (12) month period immediately following the last day of the Fifth Measurement Period
(the "Sixth Measurement Period")                                                   $ 80,000,000

            (b) Notwithstanding the above, if EBITDA at the end of the First Measurement Period or Second Measurement Period is less than the minimum EBITDA requirements set forth above, the Borrower shall be deemed to be in compliance with the above requirements for such period if no later than 90 days after the end of the First Measurement Period or the Second Measurement Period, as applicable, the Investor Group provides cash equity (the "EBITDA Cure Amount") to the Borrower in an amount equal to or greater than the difference between the
(i) $20,000,000 for the First Measurement Period or $30,000,000 for the Second Measurement Period, as applicable and (ii) the actual EBITDA for such period.

            (c) Notwithstanding the above, in the event that a Terrorist Event Period occurs during any of the EBITDA measurement periods set forth in clause
(a) above, and in the event the Borrower provides the Agent with documentation satisfactory to the Agent demonstrating that the Borrower was reasonably likely to be in compliance with the minimum EBITDA requirement set forth above for such period prior to the occurrence of the Terrorist Event, then the minimum EBITDA requirement for such period shall be the result of (x) the minimum EBITDA amount set forth above for such period, multiplied by (y) 1 - m/12, where "m" equals the number of calendar months in the Terrorist Event Period that occur during such EBITDA measurement period.

      8.14 Interest Coverage Ratio. (a) The Borrower will not permit the Interest Coverage Ratio for any period ending on a Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

                       Four consecutive Fiscal Quarter
      Period           period ending on the last day of:       Ratio
      ------           --------------------------------        -----
Fourth Measurement
Period                              FQ 13                    1.95:1.00

                                    FQ 14                    1.97:1.00

                                    FQ 15                    1.98:1.00

                                    FQ 16                    2.01:1.00

                       Four consecutive Fiscal Quarter
      Period           period ending on the last day of:       Ratio
      ------           --------------------------------        -----
Fifth Measurement
Period                              FQ 17                    2.10:1.00

                                    FQ 18                    2.13:1.00

                                    FQ 19                    2.15:1.00

                                    FQ 20                    2.17:1.00

Sixth Measurement
Period                              FQ 21                    2.28:1.00

                                    FQ 22                    2.37:1.00

                                    FQ 23                    2.52:1.00

                                    FQ 24                    2.71:1.00

            (b) Notwithstanding the above, in the event that a Terrorist Event occurred during any of the Interest Coverage Ratio measurement periods set forth in clause (a) above, and in the event the Borrower provides the Agent with documentation satisfactory to the Agent demonstrating that the Borrower was reasonably likely to be in compliance with the Interest Coverage Ratio requirement set forth above for such period prior to the occurrence of the Terrorist Event, the Interest Coverage Ratio requirement shall be suspended solely in the period(s) during which the Terrorist Event Period continues.

      8.15 Leverage Ratio. (a) The Borrower will not permit the Leverage Ratio for any period ending on a Fiscal Quarter set forth below to be greater than the ratio set forth below opposite such Fiscal Quarter:

                       Four consecutive Fiscal Quarter
      Period            period ending on the last day of:      Ratio
      ------           ---------------------------------       -----
Fourth Measurement
Period                              FQ 13                    7.00:1.00

                                    FQ 14                    6.68:1.00

                                    FQ 15                    6.56:1.00

                                    FQ 16                    6.24:1.00

Fifth Measurement
Period                              FQ 17                    5.93:1.00

                                    FQ 18                    5.63:1.00

                                    FQ 19                    5.52:1.00

                                    FQ 20                    5.23:1.00

                       Four consecutive Fiscal Quarter
      Period            period ending on the last day of:      Ratio
      ------           ---------------------------------       -----
Sixth Measurement
Period                              FQ 21                    4.96:1.00

                                    FQ 22                    4.67:1.00

                                    FQ 23                    4.56:1.00

                                    FQ 24                    4.30:1.00

            (b) Notwithstanding the above, in the event that a Terrorist Event occurred during any of the Leverage Ratio measurement periods set forth in clause (a) above, and in the event the Borrower provides the Agent with documentation satisfactory to the Agent demonstrating that the Borrower was reasonably likely to be in compliance with the Leverage Ratio requirement set forth above for such period prior to the occurrence of the Terrorist Event, the Leverage Ratio requirement shall be suspended solely in the period(s) during which the Terrorist Event Period continues.

      8.16 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist the Liens upon the Collateral contemplated by the Loan Documents, to secure the Obligations or, in the case of any Guarantor, its obligations under the Security Agreement or hereunder, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing Permitted Liens, but only to the extent of the Property subject to such Permitted Liens and (c) in the case of Holdings, the Mezzanine Loan Documents (subject to the Mezzanine Intercreditor Agreement).

      8.17 Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Distributions in respect of any Equity Interests of such Subsidiary held by, or pay any Debt owed to, the Borrower or any other Subsidiary, or (b) make investments in the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents.

      8.18 Confirmation Order. At any time seek or consent to any material modification, stay, vacation or amendment of the Confirmation Order, except for those mutually agreed to by the Borrower and the Required Lenders.

      8.19 Easements. Grant any easements or licenses for utilities, roads or any other purposes over, under or on any portion of the Premises other than as required in the REA or the Parking Agreement without the prior written consent of Agent (unless granting any such easement or license would not reasonably be expected to result in a Material Adverse Effect), which consent shall not be unreasonably withheld or delayed.

      8.20 Changes in Zoning. Request or seek to obtain any change to, or consent to any request for or change in, any Legal Requirement, restrictive covenant or other restriction applicable to the Premises or any portion thereof or any other law, ordinance, rule, regulation, restrictive covenant or restriction affecting the zoning, development or use of the Premises or any portion thereof, or any variance or special exception therefrom, unless any such change would not reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, any changes, consents, variances or other matters concerning the Gaming Licenses or Gaming Laws shall require the prior written consent of the Agent.

      8.21 ERISA. (a) To the extent any of the following would reasonably be expected to have a Material Adverse Effect, engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

            (b) Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any ERISA Affiliate to the PBGC.

            (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

            (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

      8.22 Organizational Documents. Amend, modify, restate or supplement any material provision of any Organizational Document of the Borrower or Holdings without the prior written consent of Required Lenders (including without limitation the provisions authorizing the appointment of a representative of the Lenders on any board of directors or managers or other advisory position) other than as required by Gaming Laws.

      8.23 Development Agreement with respect to Time Share Premises. (a) Enter into a development or operation agreement with respect to the Time Share Premises, make any Plans and Specifications with respect to the Time Share Premises or select a Developer (as defined below) unless, in each case the Agent (acting upon the direction of the Required Term Loan A Lenders (other than the FF&E Lender)) shall have reasonably approved in writing such development agreement, Plans and Specifications and Developer. Any such development agreement shall include the following terms (or other terms reasonably satisfactory the Required Term Loan A Lenders (other than the FF&E Lender)): (i) the Borrower shall have a contractual right to receive 50% of all fees paid to or received by or on behalf of Holdings, the Borrower or any of their respective Subsidiaries, collectively, or to which Holdings, the Borrower or any of their respective Subsidiaries, collectively, are entitled to receive from, one or more time share operators or developers (collectively, the "Developers") in respect of net timeshare sales (net of cancellations and defaults) from any time share project, or any similar fees in connection with another development such as a hotel, condominium or condo-hotel by a Developer on the Time Share Premises (the "Marketing Fees") and (ii) the Developer shall agree to deposit, when due, the Marketing Fees payable to the Borrower directly into an account of the Borrower subject to a deposit account control agreement in favor of the Agent (and in form and substance reasonably satisfactory to the Agent)(2); and such development agreement or Plans and Specifications shall have been delivered to the Agent prior to their execution or finalization as required by Section 7.2(o)) or (b) amend, modify, restate or supplement any material provision of any such development agreement or Plans and Specifications without the prior written consent of the Required Term Loan A Lenders (other than the FF&E Lender).

      8.24 Management Agreement; Casino Operator Agreement. Enter into any Management Agreement or any agreement relating to the operation of the Casino without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed).

      8.25 Adverse Contracts. Enter into any contract or agreement which, at the time it was entered into, is reasonably likely to materially and adversely affect the Premises or the Borrower's business, property, assets, operations, prospects, or condition (financial or otherwise) taken as a whole, or its ability to perform its obligations under this Agreement or any of the other Loan Documents.

      8.26 Management of the Borrower. (a) Permit any member or principal of the Investor Group to hold the position of Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or President of the Borrower or (b) hire or agree to hire any Chief Financial Officer, Chief Operating Officer or President, in each case without the consent of the Agent and the Required Lenders, which consent shall not be unreasonably withheld or delayed.

      8.27 Maximum Operating Cash Reserve Amount. Permit the Operating Cash Reserve Amount to be increased except as set forth in the immediately succeeding sentence. The Operating Cash Reserve Amount may be increased by (i) $3,000,000 following the first four successive Fiscal Quarters in which EBITDA is at least $50,000,000, (ii) an additional $3,000,000 following the first four successive Fiscal Quarters in which EBITDA is at least $60,000,000, (iii) an additional $3,000,000 following the first four successive Fiscal Quarters in which EBITDA is at least $70,000,000, and (iv) an additional $3,500,000 following the first four successive Fiscal Quarters in which EBITDA is at least $80,000,000; provided, that the Borrower at all times shall be allowed to maintain any cash reserves required under Gaming Laws regardless of the provisions of this Section
8.27 which cash reserves shall be funded solely by equity from the Investor Group to the extent that the Gaming Laws require the minimum cash reserve to be in an amount which exceeds the Operating Cash Reserve Amount pursuant to this
Section 8.27.

--------------------

(2) For the avoidance of doubt, nothing in this Section 8.23(a)(ii) will require any Developer to pay more than 50% of the Marketing Fees to the Borrower.

      8.28 Plan of Reorganization. (a) Cause the Plan of Reorganization to be amended or modified in any material respects or consent to the Plan of Reorganization being amended or modified in any material respects or (b) waive any of the conditions contained therein if the effect of such waiver would be reasonably likely to result in a Material Adverse Effect.

      8.29 Maintenance of Operating Cash Reserve Amount. Permit the Operating Cash Reserve Amount at any time to be less than the minimum amount required by Gaming Laws.

      8.30 Time Share Entity. (a) Enter into a joint venture agreement or other organizational agreement with respect to the development or operation of the Time Share Premises unless the Agent shall have determined that any such agreement is reasonably satisfactory in form and substance to the Required Term Loan A Lenders (other than the FF&E Lender) (including, without limitation, the holders of the Equity Interests of such joint venture and the percentages of equity owned by each such holder and the economic interests of each such holder) and any such agreement shall have been delivered to the Agent prior to its execution as required by Section 7.2(o)) or (b) amend, modify, restate or supplement any material provision of any such joint venture or other agreement without the prior written consent of the Agent (acting at the reasonable direction of the Required Term Loan A Lenders (other than the FF&E Lender)).

      8.31 Payments with respect to Time Share Premises. Enter nor permit the Bay Harbour Investor or any Affiliate thereof, the Earl Investor or any Affiliate thereof or any Affiliate of the Borrower (other than Holdings) to enter into any agreement or arrangement that provides for any such Person to receive any payments of any nature or kind with respect to the Time Share Premises other than payments that are approved in writing by the Agent (acting at the reasonable direction of the Required Term Loan A Lenders (other than the FF&E Lender)).

      8.32 Rates for Hotel Usage by the Time Share Entity. Shall not permit or allow any complementary or reduced rates or services of the Hotel Premises or the Casino in connection with the development, management, ownership, sales or operation of the Time Share Premises except as approved in writing by the Agent (acting at the reasonable direction of the Required Term Loan A Lenders.

      8.33 Intentionally Omitted.

      8.34 Limited Activities. Except for obligations or liabilities (i) incurred in connection with its formation, (ii) contained in or expressly permitted by the Loan Documents (including the issuance of the Mezzanine Loan) or (iii) related to reporting obligations under the Exchange Act (including the rules and regulations of the SEC) and other applicable law, or (iv) incurred by the Holdings in connection with the development or operation of Time Share Premises, none of BH/RE, EquityCo or Holdings will incur, directly or indirectly, any material obligations or liabilities or will engage in any material business activities of any type or kind whatsoever.

      8.35 Leases at Shopping Mall f/k/a Desert Passage. The Borrower shall not become a lessee under any lease (or enter into any easement, license or similar arrangement granting the right to use or occupancy) with respect to the shopping mall f/k/a Desert Passage adjoining the Premises that is a Material Operating Agreement unless the Agent shall have approved the terms and conditions of any such lease (which approval shall not be unreasonably withheld or delayed) and the Borrower shall have first used its reasonable best efforts to obtain and deliver to the Agent an executed estoppel and deed of trust (or have used its reasonable best efforts to provide other documentation reasonably satisfactory to the Agent that grants the Agent substantially the same rights and remedies as a deed of trust or otherwise provides the Agent the right to succeed to the rights of the Borrower under any such lease or other arrangement), in each such case in form and substance reasonably acceptable to the Agent, with respect to such lease or other interest (it being understood that for purposes of this Section 8.35, any lease for space (or any easement, license or similar arrangement granting the right to use or occupancy) that is used in connection with the re-configuration or re-theming of the Premises or is otherwise a means of ingress or egress to the Premises shall be deemed to be a Material Operating Agreement).

                                    ARTICLE 9

                               DEFAULT; REMEDIES

      9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            (a) (i) any failure to make any payment of principal on any of the Loans or (ii) any failure to make any payment of interest, fees or premium on any of the Loans or any other Obligations (other than an amount referred to in clause (i) above) when due and such failure shall continue for five or more days;

            (b) any representation or warranty made by the Borrower or any other Loan Party in this Agreement, any of the other Loan Documents, any financial statement, or any certificate furnished by or on behalf of the Borrower or any other Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date when made or furnished or deemed to have been made or furnished;

            (c) (i) default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement (other than those which are the subject of clauses (a) and (b) above or clause (c)(ii), (iii) or
(iv) below or otherwise specified in this Section 9.1), or in any of the Term Loan Notes or the other Loan Documents and the Borrower shall fail to remedy such default within a period of thirty (30) days after it occurs or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent) or become void or unenforceable without the written consent of the Agent; (ii) any default shall occur in the observance of any covenant contained in Section 7.1(d), 7.3, 7.5, 7.8, 7.13, 7.25, 7.30 or Article 8, (iii) any default shall occur in the observance of any covenant contained in Section 7.16 and the Borrower shall fail to remedy such default within a period of ten (10) days after it occurs, or (iv) any default shall occur in the observance of any covenant contained in Section 7.2 or 7.32 and the Borrower shall fail to remedy such default within a period of five (5) Business Days after it occurs;

            (d) any default by the Borrower or any other Loan Party in any payment of principal of or interest on any Debt for borrowed money in an aggregate amount in excess of $5,000,000 (other than the Obligations and the Mezzanine Loan which is covered by clause (r) below) beyond any period of grace provided with respect thereto, or (unless the subject of a good faith dispute) in the performance of any other agreement, term or condition contained in any agreement under which any such Debt is created, if the effect of such default is to cause, or permit the holder or holders of such obligation to declare, such Debt to become due prior to its stated maturity, unless such default has been waived by the holder or the holders of such Debt or cured prior to acceleration under Section 9.2;

            (e) (i) the Borrower or any other Loan Party shall (x) be unable to pay its debts generally as they become due, (y) make an assignment for the benefit of its creditors, or (z) file a petition or application, or an answer, or otherwise commence a proceeding, under any applicable law or statute of the United States of America, any state thereof or any foreign country (other than under the Bankruptcy Code), seeking reorganization or arrangement or similar relief or otherwise to take advantage of any insolvency act, or for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its Property; (ii) there is commenced against the Borrower or any other Loan Party any proceeding for any of the relief described in clause (i)(z) above and such proceeding shall remain undismissed and unstayed for a 60 day period; (iii) the Borrower or any other Loan Party by any act in any such proceeding indicates its consent to or approval of or acquiescence in such relief; or (iv) the Borrower or any other Loan Party takes any action for the purpose of effecting any of the foregoing;

            (f) (i) the Borrower or any other Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; (ii) there is commenced against the Borrower or any other Loan Party an involuntary case under the Bankruptcy Code and such proceeding shall remain undismissed and unstayed for a 60 day period; or (iii) the Borrower or any other Loan Party by any act in any such proceeding indicates its consent to, approval of or acquiescence in such relief;

            (g) (i) a court of competent jurisdiction shall enter (other than under the Bankruptcy Code) an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any other Loan Party or of the whole or any substantial part of its Property, or (ii) under the provisions of any law for the relief or aid of debtors other than the Bankruptcy Code, a court of competent jurisdiction shall assume custody or control of the Borrower or any other Loan Party or of the whole or any substantial part of its Properties;

            (h) the Borrower or any other Loan Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, in each case, except as permitted by Section 8.1; or the Borrower or any other Loan Party shall have commenced against it any action or proceeding for dissolution, winding-up or liquidation, not otherwise permitted hereunder;

            (i) all or any substantial part of the Property of the Borrower or any other Loan Party shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower or any other Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued and where a stay of enforcement is in effect;

            (j) any judgment in excess of $5,000,000 (in excess of insurance coverage) is rendered against the Borrower or any other Loan Party, or there is any attachment, injunction or execution against the Borrower or any other Loan Party Property for an amount in excess of $5,000,000, unless such judgment, attachment, injunction or execution is paid, stayed or dismissed within a period of thirty (30) days after the first date on which the judgment creditor is entitled to exercise its rights and remedies with respect to such judgment, attachment, injunction or execution;

            (k) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) causes a Material Adverse Effect; or (ii) is in excess of $5,000,000 and is not adequately covered by insurance;

            (l) any Gaming License shall be modified, refused, suspended, revoked or canceled or allowed to lapse or if a notice of a material violation is issued under any Gaming License by the issuing agency or other Governmental Authority having jurisdiction, or any proceeding is commenced by any Governmental Authority for the purpose of modifying in any materially adverse respect, suspending, revoking or canceling any Gaming License in any materially adverse respect, or any Governmental Authority shall have appointed a conservator, supervisor or trustee to the Casino;

            (m) a Change of Control occurs;

            (n) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by the Borrower, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) the Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by the Borrower or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (n), such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any ERISA Affiliate to any taxes, penalties or other liabilities which would reasonably be expected to have a Material Adverse Effect;

            (o) the Borrower or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner which would reasonably be expected to have a Material Adverse Effect;

            (p) the Confirmation Order shall have been modified in any respect without the prior written consent of the Agent or a determination shall have been made regarding the Confirmation Order that is adverse in any respect to the Agent and the Lenders;

            (q) this Agreement, any Term Loan Note, any of the Security Documents or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall, for any reason other than as a result of any action or inaction by the Agent, any Lender or any representative thereof, cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

            (r) the provisions of the Mezzanine Intercreditor Agreement shall for any reason be revoked or invalidated or the validity or enforceability thereof shall be contested in any proceeding by or on behalf of any Mezzanine Lender or a default, event of default or a breach of any of the terms shall occur and be continuing under any Mezzanine Loan Document;

            (s) any default by any Loan Party not cured within any applicable cure period under any of the Energy Services Agreement, the Energy Premises Lease, the Parking Agreement or the REA the result of which is the loss to any Loan Party of any benefits material to the operation of the Premises as determined by the Agent in its reasonable discretion;

            (t) any material default by Borrower under any Management Agreement not cured within any applicable cure period thereunder or termination of any Manager and failure to replace such Manager with an Identified Hotel Manager or another manager satisfactory to Agent within thirty (30) days following the termination of any such manager; or

            (u) the License Agreement shall be terminated for any reason or there shall be a default by any party to the License Agreement which is not cured within any applicable cure period thereunder.

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      9.2 Remedies. (a) (x) If an Event of Default shall occur under Section
9.1(f), all Obligations shall become immediately due and payable without any action by the Agent, and (y) if any other Event of Default shall have occurred and be continuing, the Agent may, and it shall, at the request of the Required Term Loan A Lenders and if the Term Loan A has been paid in full, at the request of the Required Term Loan B Lenders, without notice to or demand on the Borrower, do one or more of the following at any time or times thereafter and in any order: (i) terminate this Agreement in accordance with Article 10; (ii) declare any or all Obligations to be immediately due and payable; and (iii) pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default shall have occurred and be continuing, the Borrower hereby waives (to the extent permitted under applicable law) all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing (to the extent permitted under applicable law).

            (c) At any time upon the occurrence and during the continuance of any Event of Default, Agent shall have the right, in addition to any other rights or remedies of Agent hereunder or under the Mortgage or the other Loan Documents, but not the obligation, in its own name or in the name of the Borrower, to enter into possession of all or any portion of the Premises, to perform all work necessary to complete the construction, reconstruction, maintenance or renovation of or to operate all or any portion of the Premises and to employ watchmen and other safeguards to protect the Collateral. The Borrower hereby appoints Agent as the attorney-in-fact of the Borrower (coupled with a interest), with full power of substitution, and in the name of the Borrower, if Agent elects to do so, at any time upon the occurrence and during the continuance of any Event of Default, (a) to use such sums as are necessary to make such alterations, repairs and renovations to all or any portion of the Premises and to employ such architects, engineers and contractors as may be required for the purpose of completing any construction, reconstruction, maintenance or renovation of all or any portion of the Premises as Agent may determine or to operate the Premises or any portion thereof, (b) to execute all applications and certificates which may be required for the alteration, repair or renovation of or the completion of construction, reconstruction, maintenance or renovation of all or any portion of the Premises or for the operation of the Premises or any portion thereof, (c) to endorse the name of the Borrower on any checks or drafts representing proceeds of insurance policies or condemnation awards, or other checks or instruments payable to the Borrower with respect to the Premises, (d) to do every act with respect to the alteration, repair or renovation of or the construction, repair, maintenance and operation of the Premises or any portion thereof which the Borrower otherwise may do, (e) to prosecute or defend any action or proceeding incident to the Premises, (f) to enforce or exercise any of the Borrower's rights or benefits under the Leases,
(g) to terminate any contract pertaining to the Premises to which the Borrower is party, and (h) to negotiate and execute, on behalf of the Borrower, any Lease, Management Agreement or Leasing Services Agreement or amendment, modification, extension or supplement to any Lease, Management Agreement or Leasing Services Agreement. The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. Agent shall have no obligation to undertake any of the foregoing actions, and if Agent should do so, it shall have no liability to the Borrower for the sufficiency or adequacy of any such actions taken by Agent, except with respect to liability arising from Lender's gross

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negligence or willful misconduct.

            Notwithstanding the foregoing, it is expressly understood that Agent assumes no liability or responsibility for (i) performance of any duties of the Borrower hereunder or under any of the Loan Documents, (ii) compliance with any applicable Legal Requirements, any Permitted Liens, any Lease, any Management Agreement, any Operating Agreement or any Leasing Services Agreement, or (iii) any other matters pertaining to control over the management and affairs of the Borrower, nor by any such action shall Agent or Lenders be deemed to create a partnership or joint venture with the Borrower.

            (d) Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights or remedies of Agent hereunder or under the other Loan Documents, Agent may exercise any rights and remedies available to the Agent pursuant to the Subordination Agreements, including the termination of the License Agreement (subject to the terms and conditions of the License Subordination Agreement and License Agreement), any Management Agreement (subject to the terms and conditions of the Manager Subordination Agreement) or any Leasing Services Agreement as referred to therein and/or may require that the Borrower exercise any rights and remedies available to the Borrower pursuant to the License Agreement, any Management Agreement or any Leasing Services Agreement, including the termination of such agreements to the extent such termination is then permitted pursuant to the terms thereof. Upon a foreclosure or deed in lieu of foreclosure with respect to all or any portion of the Premises, Agent shall have the right to terminate the License Agreement, any Management Agreement or any Leasing Services Agreement or exercise any other rights and remedies pursuant to and as and upon the terms described in the License Agreement, any Management Agreement or the Leasing Services Agreement and the Subordination Agreements.

            (e) Any funds of Agent or Lenders used for any purpose referred to in this Article 9 shall constitute a portion of the Obligations, shall bear interest from the date advanced at the Initial Default Rate or the Subsequent Default Rate, as applicable, shall be secured pursuant to the Loan Documents by all collateral thereunder and shall be due and payable upon demand.

            (f) If Borrower has failed to keep or perform any covenant or obligation whatsoever contained in any Loan Document beyond the expiration of any applicable notice and cure period, in addition to any other rights or remedies of Agent hereunder or under the other Loan Documents, Agent may, but shall not be obligated to any Person to, perform or attempt to perform said covenant or obligation, and any payment made or expense incurred in the performance or attempted performance of any such covenant or obligation shall be a part of the Obligations, and Borrower shall pay to Agent, upon demand, all sums so advanced or paid by Agent, together with interest at the Initial Default Rate or the Subsequent Default Rate, as applicable, from the date when paid by Agent. No such payment by Agent shall constitute a waiver of any Event of Default. In addition to the Liens created pursuant to the Loan Documents, Agent shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax or assessment for the payment of which Agent may make an advance or which Agent may pay.

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      9.3 Application of Proceeds of Collateral and Guaranty Agreements. After
the occurrence of an Event of Default and acceleration of the Obligations as provided in this Article 9, the proceeds of the Collateral and collections from each Guarantor shall be applied by the Agent to payment of the Obligations in the following order, unless a court of competent jurisdiction shall otherwise direct:

      first, to payment of all costs and expenses of the Agent incurred in connection with the preservation, collection and enforcement of the Obligations, the Loan Documents, the Collateral, or otherwise, including, without limitation, any amounts advanced by the Agent to protect or preserve the Collateral;

      second, to payment of all reasonable costs and expenses of the Term Loan A Lenders, incurred in connection with the preservation, collection and enforcement of the Obligations, the Loan Documents or the Collateral;

      third, pro rata to the payment in full of (i) principal and interest in respect of the Term Loan A outstanding (pro rata as among the Term Loan A Lenders in accordance with the amounts of the Term Loan A held by them) and (ii) all unpaid Hedge Obligations of the Borrower under any Hedging Agreement relating to the Term Loan A;

      fourth, pro rata to the payment in full of all Obligations (other than those referred to above) owed to the Term Loan A Lenders (pro rata as among the Term Loan A Lenders in accordance to with the amounts of the Term Loan A held by them);

      fifth, to payment of all reasonable costs and expenses of the Term Loan B Lenders, incurred in connection with the preservation, collection and enforcement of the Obligations, the Loan Documents or the Collateral;

      sixth, pro rata to the payment in full of (i) principal and interest in respect of the Term Loan B outstanding (pro rata as among the Term Loan B Lenders in accordance with the amounts of the Term Loan B held by them) and (ii) all unpaid Hedge Obligations of the Borrower under any Hedging Agreement relating to the Term Loan B;

      seventh, pro rata to the payment in full of all Obligations (other than those referred to above) owed to the Term Loan B Lenders (pro rata as among the Term Loan B Lenders in accordance to with the amounts of the Term Loan B made by them); and

      eighth, the balance, if any, after all of the Obligations has been satisfied, shall be paid by the Agent to the Borrower or paid over to such other Person or Persons as may be required by law.

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                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

      10.1 Termination Date. Unless sooner terminated as provided in Section 9.2 or 10.2 hereof, this Agreement shall terminate (subject to Section 10.4) on the Termination Date.

      10.2 Termination by the Borrower. At any time, the Borrower may terminate this Agreement upon (i) the delivery to the Agent of an irrevocable notice of its intention to terminate this Agreement and (ii) payment in full of all the Obligations.

      10.3 Termination by the Required Term Loan A Lenders. The Agent may, and it shall at the request of the Required Term Loan A Lenders and after the Term Loan A has been paid in full at the request of the Required Term Loan B Lenders, terminate this Agreement immediately at any time during the continuance of an Event of Default under Section 9.1.

      10.4 Obligations. The termination of this Agreement shall not affect any rights of the Borrower, the Agent or any Lender arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to and after such termination have been fully disposed of, concluded or liquidated. At the termination of this Agreement, all Obligations then outstanding under this Agreement shall be due and payable without notice or demand. The Security Interest granted to the Agent under the Security Agreement and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrower's loan accounts may from time to time be temporarily in a credit position, until all of the Obligations have been paid in full after the termination hereof. All representations, warranties, covenants, waivers and agreements contained herein shall survive the termination hereof until all Obligations have been paid in full.

                                   ARTICLE 11

                                 MISCELLANEOUS

      11.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and the Lenders' rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent or any of the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, and in the manner set forth in this Agreement, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

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

      11.2 No Implied Waivers. No act, failure or delay by the Agent or any Lender, or any course of dealing, shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Agent or any Lender of any provision of this Agreement or any other Loan Document, or a breach or default hereunder or thereunder, or of any right or remedy which the Agent or any Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Agent or the Lenders shall affect their rights to require strict performance of this Agreement or any other Loan Document.

      11.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

      11.4 Governing Law. THIS AGREEMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

      11.5 Consent to Jurisdiction and Venue; Service of Process. The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Supreme Court of the State of New York for New York County, or in the United States District Court for the Southern District of New York, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. The consent to forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction. The Borrower waives any objection it may now or hereafter have to the laying of venue in the foregoing courts or that any such action has been brought in an inconvenient forum.

      11.6 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO. EACH OF THE PARTIES HERETO CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

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      11.7 Survival of Representations and Warranties and Indemnification. All
of the Borrower's representations and warranties and indemnifications contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent or any Lender or their respective agents.

      11.8 Indemnification. The Borrower hereby agrees to indemnify, defend and hold the Agent, each Lender, and their respective directors, officers, agents, employees and counsel (each an "Indemnitee" and collectively, the "Indemnitees"), harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them (except as a result of their gross negligence or wilful misconduct or a claim against a Lender or the Agent by another Lender or the Agent), whether direct, indirect or consequential, arising out of or by reason of any litigation, investigation, claim, or proceeding (whether based on any federal, state or local laws or other statutes or regulations, including, without limitation, securities or commercial laws and regulations, Environmental Laws, under common law or at equity, or on contract or otherwise) commenced or threatened, which arise out of or are in any way related to or based upon (i) the breach by the Borrower or its Subsidiaries of any of the terms of the Loan Documents, (ii) any claim of injury or damage to Persons or property, which injury or damage occurs after the Closing Date, or any other claim or demand the underlying matter of which occurred after the Closing Date which in any way relates to the Property, the Borrower, the Investor Group, or the Loan, or (iii) any Hazardous Material on, in, under or emanating from the Premises, or transported from the Premises or any act, omission to act, event or transaction related or attendant thereto or any use by the Borrower of the proceeds of the Term Loans (except for losses arising on account of the Indemnitee's gross negligence or wilful misconduct or a claim against a Lender or the Agent by another Lender or the Agent) (collectively, "Indemnified Loss"). Indemnified Loss includes, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel reasonably incurred in connection with any such litigation, investigation, claim or proceeding. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against the Borrower or any Subsidiary, or by the Borrower or any Subsidiary or any other party against any Indemnitee, which in the reasonable discretion of such Person makes it advisable for such Person to seek counsel for protection and preservation of its Security Interest, or to defend its own interest, such expenses and reasonable counsel fees shall be allowed to such Person, to the extent that the underlying matter gives rise to an indemnity under this Section 11.8; provided, however, that the Borrower shall be required to pay the reasonable attorneys' fees and expenses of one counsel for the Term Loan A Lenders and one counsel for the Term Loan B Lenders, but subject to any limitations or requirements set forth elsewhere in this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of the Indemnified Loss. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. The Borrower's obligations under this Section shall be part of the Obligations and shall be secured by the Collateral. The Borrower shall have the right to defend, with counsel reasonably acceptable to the applicable Indemnitee, against any litigation, investigation, claim or proceeding which could give rise to an Indemnified Loss, unless such litigation, investigation, claim or proceeding shall have been commenced by or on behalf of the Borrower. The Agent and each Lender agrees to give the Borrower written notice of any such litigation, investigation, claim, or proceeding

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promptly after the Agent or such Lender becomes aware thereof, but the Agent's or such Lender's failure to give such notice shall not relieve the Borrower of its obligations under this Section unless it can be proved that the Borrower or any of its Subsidiaries and Affiliates were actually prejudiced by such failure. The Borrower, if it exercises such right, shall diligently pursue such defense and shall give the applicable Indemnitee notice of the status of such defense and any material developments. The Borrower will not enter into any settlement of any litigation, investigation, claim or proceeding in which they are conducting the defense without the prior written consent of the applicable Indemnitee, which consent shall not be unreasonably withheld.

      11.9 Other Security and Guaranties. The Agent may, on behalf of the Lenders, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person other than the Borrower and/or Guarantor and hold collateral for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release any such endorser or Guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

      11.10 Fees and Expenses. The Borrower shall pay to the Agent, within thirty (30) days after receipt of a written invoice with details of such costs, expenses and advances, all reasonable out-of-pocket costs, expenses and advances that the Agent or any one representative of the Term Loan A Lenders or any one representative of the Term Loan B Lenders (provided, that at any time after an Event of Default shall be continuing the Borrower shall be liable for costs and expenses of each Lender), pays or incurs in connection with the administration of this Agreement and the other Loan Documents, or that the Agent or any representative of the Term Loan A Lenders or Term Loan B Lenders (provided, that at any time after an Event of Default shall be continuing the Borrower shall be liable for costs and expenses of each Lender) incurs in connection with enforcement hereof and thereof or the collection of the Obligations, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to the Term Loan A Lenders or Term Loan B Lenders, which shall include, without limitation, the reasonable costs and expenses of Agent's and Lenders' counsel and advisors in connection with the (i) negotiation and preparation of any amendments and modifications to this Agreement from the July 2003 draft of this Agreement and (ii) negotiation of the Mezzanine Loan Documents but shall exclude attorneys' and paralegals' fees and disbursements incurred in connection with the negotiation, preparation or consummation of the Loan Documents; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) all reasonable costs and expenses relating to any tax, lien, UCC, and municipal, departmental, bankruptcy, judgment, title searches and rating of the Term Loan A Notes requested by Agent; (d) taxes and reasonable fees and other charges paid by the Agent or the representative of the Term Loan A Lenders or Term Loan B Lenders (provided, that at any time after an Event of Default shall be continuing the Borrower shall be liable for costs and expenses of each Lender) for filing financing statements and continuation statements, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower or any other Loan Party after the Closing Date under the Loan Documents that such Loan Party fails to pay or take; (f) reasonable

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costs of Appraisals (other than the FF&E Lender Appraisal); (g) costs of inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent's employees or representatives; (h) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Accounts; (i) reasonable costs and expenses of preserving and protecting the Collateral; (j) reasonable costs and expenses payable by or chargeable to any Loan Party under any Loan Document; (k) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters); (l) all title insurance and title examination charges, including premiums for the Title Insurance Policy to the extent not paid by Aladdin; (m) all survey costs and expenses, including the cost of the Survey to the extent not paid by Aladdin; (n) all premiums for the Insurance Policies, (o) from and after the occurrence of an Event or Event of Default or as may otherwise be required under Section 7.7 of this Agreement, all costs and expenses of any engineering or environmental audits or insurance reviews reasonably required by the Agent, (p) in the event the Premises, or any portion thereof, shall be advertised for foreclosure sale and not sold, all costs in connection therewith, including reasonable attorneys' fees and disbursements, advertising costs and trustees' commission, (q) other costs and expenses incurred in connection with syndication of the Loan by any Lender, (r) all other costs and expenses payable to third parties which are incurred by Agent or the representative of the Term Loan A Lenders or the Term Loan B Lenders in connection with the Loan, if incurred after the Closing Date (provided that, notwithstanding clause (r) the Borrower shall pay the reasonable costs and expenses of Agent's and Lenders' counsel and advisors in connection with the (i) negotiation and preparation of any amendments and modifications to this Agreement from the July 2003 draft of this Agreement and
(ii) the negotiation of the Mezzanine Loan Documents) and (s) the fees and expenses incurred by the representative of the Lenders to obtain approval by the Gaming Authorities in order to serve on the board of directors or managers of the Borrower or in a comparable position as required under Section 5.1(q). Any of the foregoing costs, expenses and advances may be charged to the Borrower's loan account pursuant to Section 2.7: when paid or incurred, if any Event of Default has occurred and is continuing; or, otherwise, thirty (30) days after the Agent's demand on the Borrower for payment thereof, together with an invoice with details of such costs, expenses and advances to the extent not paid by the Borrower within such 30-day period. The Borrower shall pay from its equity all of its costs, expenses and advances in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereunder.

      11.11 Notices. All notices, demands, requests and other communication that a party is required or elects to give to any other party shall be in writing, shall be delivered (a) personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, or (b) by facsimile, telecopier or other telecommunications method, in each case with receipt confirmed and with a copy delivered also under (a) above, and shall be addressed to the party to be notified as follows:

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If to the Agent:       The Bank of New York, Asset Solutions Division
                       600 East Las Colinas Blvd.
                       Suite 1300
                       Irving, Texas  75039
                       Attention: Steve Jerard
                       Fax No.: 972.401.8557

                       with a copy to Risk Management at the above address

                       with a copy to

                       Kaye Scholer LLP
                       3 First National Plaza, Suite 4100
                       70 West Madison Street, Chicago, Ill. 60602-4231,
                       Attention: Michael Solow, Esq.

                       and to

                       Kaye Scholer LLP
                       1999 Avenue of the Stars, Suite 1600
                       Los Angeles, CA 90067,
                       Attention: Michael Santoro, Esq.

If to the Borrower:    OpBiz, L.L.C.3667
                       Las Vegas Boulevard South
                       Las Vegas, Nevada 89109
                       Attention: Donna Lehmann
                       Fax No.: (702) 785-5080

                       with a copy to:

                       Bay Harbour Management, LC
                       885 Third Avenue 34th Floor
                       New York, NY 10019
                       Attention: Joshua Revitz
                       Fax No.: (212) 371-7497

                       and

                       Jones Day
                       2727 North Harwood Street
                       Dallas, Texas 75201
                       Attention: Michael O. Weinberg, Esq.
                       Fax No.: 214-969-5100

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If to a Lender:        at its address set forth below its name on Annex A hereto

                       with a copy to

                       Kaye Scholer LLP,
                       3 First National Plaza, Suite 4100,
                       70 West Madison Street,
                       Chicago, Ill. 60602-4231311,
                       Attention: Michael Solow, Esq.,

                       and to

                       Kaye Scholer LLP,
                       1999 Avenue of the Stars, Suite 1600,
                       Los Angeles, CA 90067,
                       Attention: Michael Santoro, Esq.

      or to such other address as each party may designate for itself by like notice. Any such notice, demand, request or other communication shall be deemed given (i) when received, if personally delivered or sent by overnight courier,
(ii) four days after being sent when deposited in the United States mails, postage paid, if sent by registered or certified mail, or (iii) when receipt is acknowledged or is confirmed when delivered by facsimile, telecopier or other communications method.

      11.12 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

      11.13 Binding Effect; Assignment; Confidentiality. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no right or obligation of the Borrower may be assigned or otherwise transferred without the prior written consent of the Required Lenders, and any purported assignment or transfer without such consent shall be void.

            (b) A Lender may assign and delegate to any one or more banks or other entities with the prior written consent of the Borrower which consent shall not be unreasonably withheld or delayed (but no such consent shall be required for assignments after the occurrence of an Event of Default or with respect to Eligible Assignees) and with the written consent of the Agent, all or a portion of its outstanding Term Loans A and Term Loans B and interests, rights and obligations under this Agreement and the other Loan Documents. Each such assignment pursuant to the immediately preceding sentence shall (i) be an assignment of a constant and not a varying, ratable percentage of such Lender's interest in the Loan, (ii) be in an aggregate principal amount of at least One Million Dollars ($1,000,000) and (iii) only be permitted if the assigning Lender's unassigned interest in the Loan shall be in a principal amount of at least One Million Dollars ($1,000,000) after giving effect to such transaction unless such transaction encompasses all of such Lender's rights in and to the Loan in which case such Lender shall have assigned all of

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

its rights in and to the Loan.

      If any Lender so sells or assigns all or a part of its rights hereunder or under the Term Loan Notes, any reference in this Agreement, the Term Loan Notes or the other Loan Documents to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests, and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this
Section 11.13 shall be effected by the execution and delivery of an assignment agreement substantially in the form of Exhibit I (which shall include, without limitation, the provisions therein relating to the requirements of the Gaming Authorities) hereto (an "Assignment Agreement"). In the event of any such assignment either the assigning or the assignee Lender shall pay to the Agent a nonrefundable assignment fee of $500 and, and at the time of any assignment pursuant to this Section 11.13, (1) the signature pages hereof shall be deemed to be amended to reflect the Commitment or Commitments of the respective assignee (which shall result in a direct reduction to the respective Commitment or Commitments of the assigning Lender) and of the other Lenders, and (2) such assignee shall become a party to the Loan Documents as a Lender and such assignee shall have, to the extent of such assignment, the rights, benefits and obligations of a Lender under the Loan Documents. Each Lender and the Borrower agree to execute such documents (including without limitation amendments to this Agreement and the other Loan Documents) as shall be necessary to effect the foregoing. Nothing in this Section 11.13(b) shall prevent or prohibit any Lender from pledging its Term Loan Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

            (c) Any Lender may at any time sell to one or more financial institutions or other entities (a "Participating Lender") participating interests in the Loans, the Term Loan Notes held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder, provided, however, that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) the Participating Lender shall not have any rights under the Loan Documents (the Participating Lender's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participating Lender relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 3.7 (Taxes) and 3.11 (Indemnity) of this Agreement to the extent that the granting Lender would have been entitled to such benefits if the participation had not been entered into or sold (and accordingly, no Participating Lender shall be entitled to receive any greater amount pursuant to such Sections than the granting Lender would have been entitled to receive in respect of the amount of the participation granted by such granting Lender to such Participating Lender had no such participation been granted), (iv) the Borrower and the Agent shall continue to deal solely and directly with such granting Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) no Lender shall transfer or grant any participating interest under which the Participating Lender shall have rights to approve any amendment to, or any consent or waiver with respect to, the Loan Documents except to the extent such amendment, consent or waiver would require unanimous consent as described in Section 11.14. In the case of any participation under this Section 11.13(c), the Participating Lender shall not have any rights under

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

the Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the Borrower agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of any Event of Default, each Participating Lender shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (d) Each Lender and the Agent agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower, any Subsidiary of the Borrower, any member of the Investor Group or any of their respective Subsidiaries or Affiliates, or by the Agent on the Borrower's or Subsidiary's behalf in connection with this Agreement or any Loan Document and agrees and undertakes that neither they nor any of their Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Lender or the Agent may disclose such information: (i) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable law; (iv) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business; and (v) to such Lender's independent auditors and other professional advisors. Notwithstanding the foregoing, the Borrower authorizes each Lender to disclose to any permitted assignee or Participating Lender and any prospective permitted assignee or Participating Lender such financial and other information in such Lender's possession concerning the Borrower and its Subsidiaries which has been delivered to the Lender pursuant to this Agreement or which has been delivered to a Lender by the Borrower or the Agent in connection with the Lender's credit evaluation of the Borrower prior to entering into this Agreement, provided that such assignee or Participating Lender agrees in writing to such Lender and the Borrower to keep such information confidential to the same extent required of the Lenders hereunder. Notwithstanding anything to the contrary described herein, from the commencement of discussions with respect to this Agreement and the other Loan Documents, the parties hereto and each of their respective employees, representatives or other agents, are, and hereby confirm that they have been, permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions occurring pursuant to this Agreement and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such parties related to such tax treatment and tax structure.

      11.14 Modification. (a) This Agreement and the Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. Except as expressly set forth elsewhere in this Agreement, no amendment or waiver of any provision of this Agreement or any Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding any provision of this Section to the contrary, no waiver,

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amendment, or consent shall, unless in writing and signed by each Lender affected thereby, increase the Commitment of any Lender or subject any Lender to any additional obligations (except pursuant to an assignment by one Lender to another Lender in accordance with the terms and provisions of this Agreement).

            (b) In addition, notwithstanding any provision of this Section to the contrary, no waiver, amendment, or consent shall, unless in writing and signed by each Term Loan A Lender affected thereby, do any of the following:

                  (i) reduce the principal of, or the rate of interest on, any Term Loan A or of any fees or other amounts payable hereunder or under any Loan Document to any Term Loan A Lender;

                  (ii) change the percentage of the Term Loan A Commitments or of the aggregate unpaid principal amount of the Term Loan A which shall be required for the Term Loan A Lenders to take any action hereunder;

                  (iii) amend this Section 11.14, or the definitions of Required Lenders and Required Term Loan A Lenders; and

                  (iv) release any material portion of the Collateral except as otherwise provided herein or in any other Loan Documents;

            (c) In addition, notwithstanding any provision of this Section to the contrary, no waiver, amendment, or consent shall, unless in writing and signed by each Term Loan B Lender affected thereby, do any of the following:

                  (i) reduce the principal of, or the rate of interest on, any Term Loan B or of any fees or other amounts payable hereunder or under any Loan Document to any Term Loan B Lender;

                  (ii) change the percentage of the Term Loan B Commitments or of the aggregate unpaid principal amount of the Term Loan B which shall be required for the Term Loan B Lenders to take any action hereunder;

                  (iii) amend this Section 11.14, or the definitions of Required Lenders and Required Term Loan B Lenders; and

                  (iv) release any material portion of the Collateral except as otherwise provided herein or in any other Loan Documents;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Term Loan A Lenders and Required Term Loan B Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any Loan Document. The parties hereto agree that any provisions in this Agreement relating to the Time Share Premises (including, without limitation, the Disposition or development or operation

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thereof and any joint venture or other agreement with respect thereto) that requires consent or approval of the Lenders shall only require the consent or approval of the Required Term Loan A Lenders (other than the FF&E Lender until such time as the Initial Time Share Premises Payment is paid and thereafter the consent or approval of all of the Required Term Loan A Lenders shall be required).

      11.15 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Execution of the signature page or pages of any Loan Document by the Lenders, the Agent or any Loan Party and the delivery of such page or pages to the Agent or its counsel by facsimile shall be fully effective as if any such party had executed and delivered an original counterpart of such Loan Document.

      11.16 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      11.17 Right of Set-Off; Security Interest in Deposit Accounts. Without limitation of any other or additional rights granted by applicable law, whenever an Event of Default has occurred and is continuing, each Lender is hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Loan Party (other than Holdings) (whether or not such deposits or other indebtedness are then due and payable) against any and all of the Obligations (including interests in obligations purchased by a Lender under Section 4.6), whether or not then due and payable or contingent or unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Borrower and each Loan Party (other than Holdings) hereby further grants the Agent and each Lender a security interest in all deposits and accounts maintained with the Agent or such Lender as security for the Obligations.

      11.18 Limitation of Liability. (a) Notwithstanding anything to the contrary contained in this Agreement, in the Term Loan Notes, the Mortgage or in the other Loan Documents, no recourse shall be had for the payment of the principal, interest or other amounts owed hereunder or under the Term Loan Notes or the other Loan Documents, or for any claim based on this Agreement, the Term Loan Notes or any other Loan Document, against any Member or any of its assets (other than from the interest of such Member in the Borrower), or against any principal, partner, member, shareholder, officer, director, agent or employee of the Borrower or of any such Member (other than from the indirect interest of any such Person in the Borrower), it being expressly understood that the sole remedies of Agent and Lenders with respect to such amounts and claims shall be against the assets of the Borrower, including the Mortgaged Property and other Collateral; provided, however, that nothing contained in this Agreement (including the provisions of this Section 11.18), the Term Loan Notes or the other Loan Documents shall constitute a waiver of any of the Borrower's other obligations herein, under the Term Loan Notes,

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

the Environmental Indemnity or any other Loan Documents.

      11.19 Time Within Which to Consent to Certain Actions. Whenever this Agreement requires the Required Lenders to consent to an action or proposed action to be taken by the Borrower relating solely to a Material Operating Agreement, unless this Agreement expressly provides otherwise, such consent (i) shall not be unreasonably withheld or delayed and (ii) shall be deemed to have been given by the Required Lenders if the Required Lenders have not responded to the request for consent within 30 days of receipt thereof.

                                   ARTICLE 12

                                    THE AGENT

      In order to accomplish the transactions contemplated by this Agreement, The Bank of New York, Asset Solutions Division is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Term Loan Note by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, members, managers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the direction, request or with the approval of the Required Term Loan A Lenders (or in the event that the Term Loan A is paid in full, the Required Term Loan B Lenders) or the Required Lenders, as the context requires (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders, or all of the Term Loan A Lenders or all of the Term Loan B Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct. The Agent shall not have or be deemed to have any fiduciary duty to any Lender.

      The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Term Loan Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments and insurance proceeds so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and
(c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

      With respect to the release of Collateral, the Lenders hereby irrevocably authorize the Agent to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the other Loan Documents (i) upon termination or expiration of the Commitments, the payment and satisfaction of all obligations arising with respect to the Term Loans, all fees and expenses, or (ii) constituting property being sold or disposed of in compliance with the provisions of the Loan Documents (and the Agent may rely in good faith conclusively on any certificate

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

stating that the property is being sold or disposed of in compliance with the provisions of the Loan Documents, without further inquiry); provided, however, that (x) the Agent shall not be required to execute any release on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair any Liens upon all interests retained, all of which shall continue to constitute part of the property covered by the Loan Documents.

      In the event that (a) the Borrower fails to pay when due the principal of or interest on any Term Loan Note or any fee payable hereunder or (b) the Agent receives written notice of or otherwise becomes aware of the occurrence of a Default or an Event of Default, the Agent shall promptly give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Term Loan A Lenders (but shall not be required to take any such actions which violate any law or any term of this Agreement or any other Loan Document); provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Event or Event of Default as it shall deem advisable in the best interests of the Lenders.

      The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Term Loan Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of Knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Agent of the Lenders hereunder.

      Neither the Agent nor any of its directors, officers, members, managers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of its obligations hereunder or in connection herewith.

      The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in

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

good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

      The Agent and the Borrower may deem and treat the payee of any Term Loan Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrower.

      The Agent and/or its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, or other affiliate thereof as if it were not the Agent.

      Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, members, managers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it or such directors, officers, members, managers, employees or agents in its or their capacity as, or acting on behalf of, the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

      Each Lender acknowledges that it has, independently and without reliance upon the Agent, or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

      Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent which shall be a bank or other financial institution with an office (or an Affiliate with an office) in New York, New York, having a combined capital and

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

surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Term Loan A Lenders or Required Lenders, as the context so requires (and the Agent shall not be obligated to take any such requested action which violates applicable law or any terms of this Agreement or any other Loan Document).

                                   ARTICLE 13

                                   GUARANTEES

      Each Guarantor party hereto unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor party hereto, the due and punctual payment of the principal of and interest on the Term Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Guarantor party hereto further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

      To the fullest extent permitted by law, each Guarantor party hereto waives presentment to, demand of payment from and protest to the Borrower or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor party hereto hereunder shall not be affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent or any Lender for the Obligations or any of them; or (d) the failure of the Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

      Each Guarantor party hereto further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of the Borrower or any other Person.

      To the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be subject to any reduction, limitation, impairment or termination for any

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

reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

      Each Guarantor party hereto further agrees that its guarantee shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Obligations and the termination of the Commitments and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation or of any other Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower, Guarantor or otherwise.

      Until the Obligations are indefeasibly paid in full in cash, each Guarantor party hereto hereby waives and releases all rights of subrogation against each Loan Party and its property and all rights of indemnification, contribution and reimbursement from each Loan Party and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

      The parties hereto agree that for purposes of this Article 13, Holdings shall not be deemed to be a Guarantor.

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         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       OpBiz, L.L.C.,
                                       a Nevada limited liability company,
                                       as Borrower,
                                       By: MezzCo, L.L.C.,
                                           a Nevada limited liability company,
                                           its sole member

                                       By: EquityCo, L.L.C.,
                                           a Nevada limited liability company,
                                           its sole member

                                                 By: /s/ Douglas P. Teitelbaum
                                                     -------------------------
                                                 Name: Douglas P. Teitelbaum
                                                 Title: Manager

                                       THE BANK OF NEW YORK, ASSET
                                       SOLUTIONS DIVISION, as Administrative
                                       and Collateral Agent

                                       By: /s/ [Illegible]
                                           ------------------------------------
                                           Title:

                          Loan Agreement Signature Page

                                       ALLSTATE LIFE INSURANCE
                                       COMPANY,as a Term Loan A Lender and
                                       as a Term Loan B Lender


                                       By: /s/ Robert B. Bodett
                                           -------------------------------------
                                           Name: Robert B. Bodett
                                           Title: Authorized Signatory

                                       By: /s/ David Walsh
                                           -------------------------------------
                                           Name: David Walsh
                                           Title: Authorized Signatory

                          Loan Agreement Signature Page

                                       BDCM OPPORTUNITY FUND, L.P. by
                                       Black Diamond Capital Management, L.L.C.
                                       its General Partner, as a Term Loan A
                                       Lender and as a Term Loan B Lender

                                       By: /s/ James J. Zenni, Jr.
                                           -------------------------------------
                                           Name: James J. Zenni, Jr.
                                           Title: President & Managing Partner
                                                  Black Diamond Capital
                                                  Management, L.L.C.

                          Loan Agreement Signature Page

                                       BEAL SAVINGS BANK, as a Term Loan A
                                       Lender and as a Term Loan B Lender

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

         By: /s/ F. Beverly Casanova, II
             ---------------------------
         Name: F. Beverly Casanova, II
         Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                       BEAR STEARNS INVESTMENT PRODUCTS, as a
                                       Term Loan A Lender and as a Term Loan B
                                       Lender

                                       By: /s/ Jonathan Weiss
                                           -------------------------------------
                                           Name: Jonathan Weiss
                                           Title: Authorized Signatory

                          Loan Agreement Signature Page

                                       BLUE SQUARE FUNDING LIMITED SERIES 3, as a Term Loan A Lender and as a Term Loan B Lender

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

         By:/s/ F. Beverly Casanova, II
            ---------------------------
         Name: F. Beverly Casanova, II
         Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                       CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT
                                       SYSTEM, as a Term Loan A Lender and as a Term Loan B Lender

                                       By: Highland Capital Management, L.P. as
                                           Authorized Representatives of the
                                           Board

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

         By: /s/ F. Beverly Casanova, II
           ---------------------------
         Name: F. Beverly Casanova, II
         Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                       CHANG HWA COMMERCIAL BANK, LTD., Los
                                       Angeles Branch, as a Term Loan A Lender
                                       and as a Term Loan B Lender


                                       By: /s/ Jim Chen
                                           -------------------------------------
                                           Name: Jim Chen
                                           Title: VP & General Manager

                          Loan Agreement Signature Page

                                       COLUMBIA FLOATING RATE ADVANTAGE FUND, as a Term Loan A Lender and as a Term Loan B Lender

                                       By: Highland Capital Management, L.P.,
                                           its Investment Advisor

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

         By:/s/ F. Beverly Casanova, II
            ---------------------------
         Name: F. Beverly Casanova, II
         Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                       COLUMBIA FLOATING RATE LIMITED LIABILITY
                                       COMPANY, as a Term Loan A Lender and as a Term Loan B Lender

                                       By: Highland Capital Management, L.P.,
                                           its Investment Advisor

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

         By:/s/ F. Beverly Casanova, II
            ---------------------------
         Name: F. Beverly Casanova, II
         Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                       DB DISTRESSED OPPORTUNITIES FUND, LTD.,
                                       as a Term Loan A Lender and as a Term
                                       Loan B Lender

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

                          Loan Agreement Signature Page

                                       DURANGO INVESTMENTS L.P., as a Term Loan
                                       A Lender and as a Term Loan B Lender

                                       By: /s/ L. Scott Rand
                                           -------------------------------------
                                           Name: L. Scott Rand
                                           Title: President, Fountainhead Ltd.,
                                                  its General Partner

                          Loan Agreement Signature Page

                                       ELF FUNDING TRUST I, as a Term Loan A
                                       Lender and as a Term Loan B Lender

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

         By:/s/ F. Beverly Casanova, II
            ---------------------------
         Name: F. Beverly Casanova, II
         Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                       EPIC DISTRESSED DEBT OPPORTUNITY FUND,
                                       L.P., as a Term Loan A Lender and as a
                                       Term Loan B Lender

                                       By: /s/ [Illegible]
                                           _____________________________________
                                           Name: [Illegible]
                                           Title:

                                       By: /s/ Herbert E. Self
                                           -------------------------------------
                                           Name: Herbert E. Self
                                           Title:

                          Loan Agreement Signature Page

                                       EVENT PARTNERS DEBT ACQUISITION, LLC, as a Term Loan A Lender and as a Term Loan B Lender

                                       By:
                                           _____________________________________
                                           Name:
                                           Title:

                          Loan Agreement Signature Page

                                       GENERAL ELECTRIC CAPITAL CORPORATION, as a Term Loan A Lender and as a Term Loan B Lender

                                       By: /s/ Jennifer Lane
                                           -------------------------------------
                                           Name: Jennifer Lane
                                           Title: Senior Risk Manager

                          Loan Agreement Signature Page

                                       GLENEAGLES TRADING LLC, as a Term Loan A
                                       Lender and as a Term Loan B Lender

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

         By: /s/ F. Beverly Casanova, II
             ---------------------------
         Name: F. Beverly Casanova, II
         Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                    GMAC COMMERCIAL MORTGAGE
                                    CORPORATION, as a Term Loan A Lender
                                    and as a Term Loan B Lender

                                    By: /s/ John E. Hopkins
                                        ----------------------------------------
                                        Name:  John E. Hopkins
                                        Title: Vice-President

                          Loan Agreement Signature Page

                                    HIGHLAND LEGACY LIMITED, as a
                                    Term Loan A Lender and as a Term Loan B
                                    Lender

                                    By: Highland Capital Management, L.P. as
                                        Collateral Manager

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

      By: /s/ F. Beverly Casanova, II
          -----------------------------
          Name: F. Beverly Casanova, II
          Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                    ING PRIME RATE TRUST, as a Term
                                    Loan A Lender and as a Term Loan B
                                    Lender

                                    By: /s/ Jason Groom
                                        ----------------------------------------
                                        Name:  Jason Groom
                                        Title: Vice President

                          Loan Agreement Signature Page

                                    INTERNATIONAL COMMERCIAL BANK
                                    OF CHINA, as a Term Loan A Lender and as a Term Loan B Lender

                                    By: /s/ Nae-Yee Lung
                                        ----------------------------------------
                                        Name:   Nae-Yee Lung
                                        Title:  SVP & General Manager

                          Loan Agreement Signature Page

                                    LONGACRE MASTER FUND, LTD. as a
                                    Term Loan A Lender and as a Term Loan B
                                    Lender

                                    By: /s/ [Illegible]
                                        ----------------------------------------
                                        Name:  [Illegible]
                                        Title: Director

                          Loan Agreement Signature Page

                                    LONG LANE MASTER TRUST IV-BLACK
                                    DIAMOND, as a Term Loan A Lender and as
                                    a Term Loan B Lender

                                    By: /s/ Diana M. Himes
                                        ----------------------------------------
                                        Name:  Diana M. Himes
                                        Title: Authorized Agent

                          Loan Agreement Signature Page

                                    MORGAN STANLEY SENIOR FUNDING,
                                    INC. as a Term Loan A Lender and as a Term
                                    Loan B Lender

                                    By: /s/ Daniel Allen
                                        ----------------------------------------
                                        Name:  Daniel Allen
                                        Title: Vice President

                          Loan Agreement Signature Page

                                    MORGAN STANLEY PRIME INCOME
                                    TRUST, as a Term Loan A Lender and as a
                                    Term Loan B Lender

                                    By: /s/ Elizabeth Bodisch
                                        ----------------------------------------
                                        Name:  Elizabeth Bodisch
                                        Title: Authorized Signatory

                          Loan Agreement Signature Page

                                    NUVEEN FLOATING RATE INCOME, as a
                                    Term Loan A Lender and as a Term Loan B
                                    Lender

                                    By: /s/ Lenny Mason
                                        ----------------------------------------
                                        Name:  Lenny Mason
                                        Title:

                          Loan Agreement Signature Page

                                        NUVEEN SENIOR INCOME FUND, as a Term
                                        Loan A Lender and as a Term Loan B
                                        Lender

                                        By: /s/ Lenny Mason
                                            ____________________________________
                                            Name:  Lenny Mason
                                            Title:

                          Loan Agreement Signature Page

                                        OCM REAL ESTATE OPPORTUNITIES FUND II,
                                        L.P. (in its capacity as a FF&E Lender), as Term Loan A Lender and as a Term Loan B Lender

                                        By: Oaktree Capital Management, LLC, its
                                            General Partner

                                        By: /s/ Marc Porosoff
                                            ------------------------------------

                                        By: /s/ Bruce Nuzie
                                            ------------------------------------

                          Loan Agreement Signature Page

                                        OCM REAL ESTATE OPPORTUNITIES FUND II,
                                        L.P. (but not in its capacity as a FF&E
                                        Lender), as Term Loan A Lender and as a
                                        Term Loan B Lender

                                        By: Oaktree Capital Management, LLC, its
                                            General Partner

                                        By: /s/ Marc Porosoff
                                            ------------------------------------

                                        By: /s/ Bruce Nuzie
                                            ------------------------------------

                          Loan Agreement Signature Page

                                      OCM REAL ESTATE OPPORTUNITIES FUND III,
                                      L.P., as a Term Loan A Lender and as a
                                      Term Loan B Lender

                                      By: OCM Real Estate Opportunities Fund III
                                          GP, LLC, its general partner

                                      By: Oaktree Capital Management, LLC, its
                                          Managing Member

                                      By: /s/ Marc Porosoff
                                          --------------------------------------
                                          Name: Marc Porosoff
                                          Title: Senior Vice President, Legal

                                      By: /s/ Bruce Nuzie
                                          --------------------------------------
                                          Name: Bruce Nuzie
                                          Title: Senior Vice President

                          Loan Agreement Signature Page

                                        OPPENHEIMER SENIOR FLOATING RATE FUND,
                                        as a Term Loan A Lender and as a Term
                                        Loan B Lender

                                        By: /s/ Lisa Chaffee
                                            ------------------------------------
                                            Name:    Lisa Chaffee
                                            Title:   Manager

                          Loan Agreement Signature Page

                                        ORE HILL HUB FUND, LTD., as a Term Loan
                                        A Lender and as a Term Loan B Lender

                                        By: Ore Hill Partners, LLC

                                        Its: Investment Advisor

                                        By: /s/ Frederick Wahl
                                            ------------------------------------
                                            Name: Frederick Wahl
                                            Title: Managing Partner

                          Loan Agreement Signature Page

                                        PAM CAPITAL FUNDING, L.P., as a Term
                                        Loan A Lender and as a Term Loan B
                                        Lender

                                        By: Highland Capital Management, L.P. as
                                            Collateral Manager

                                        By:
                                            ____________________________________
                                            Name:
                                            Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

      By: /s/ F. Beverly Casanova, II
          ---------------------------
      Name: F. Beverly Casanova, II
      Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                        POST OPPORTUNITY FUND, L.P., as a Term
                                        Loan A Lender and as a Term Loan B
                                        Lender

                                        By:
                                            ____________________________________
                                            Name:
                                            Title:

The Bank of New York, Asset Solutions Division, as administrative and collateral agent (signing in accordance with the Confirmation Order)

      By: /s/ F. Beverly Casanova, II
          ---------------------------
      Name: F. Beverly Casanova, II
      Title: Director of Administrative Agent Services

                          Loan Agreement Signature Page

                                        TACONIC CAPITAL PARTNERS 1.5 LP, as a
                                        Term Loan A Lender and as a Term Loan B
                                        Lender

                                        By: /s/ Jon Jackman
                                            ------------------------------------
                                            Name: Jon Jackman
                                            Title: Principal

                          Loan Agreement Signature Page

                                        THE BANK OF NOVA SCOTIA, as a Term Loan
                                        A Lender and as a Term Loan B Lender

                                        By: /s/ Diane Emanuel
                                            ------------------------------------
                                            Name: Diane Emanuel
                                            Title: Director

                          Loan Agreement Signature Page

                                        VAN KAMPEN CLO I, LIMITED, as a Term
                                        Loan A Lender and as a Term Loan B
                                        Lender

                                        By: Van Kampen Investment Advisory Corp.
                                            As Collateral Manager

                                        By: /s/ Brad Langs
                                            ------------------------------------
                                            Name: Brad Langs
                                            Title: Executive Director

                          Loan Agreement Signature Page

                                        VAN KAMPEN CLO II, LIMITED, as a Term
                                        Loan A Lender and as a Term Loan B
                                        Lender

                                        By: Van Kampen Investment Advisory Corp.
                                            As Collateral Manager

                                        By: /s/ Brad Langs
                                            ------------------------------------
                                            Name: Brad Langs
                                            Title: Executive Director

                          Loan Agreement Signature Page

                                        VAN KAMPEN SENIOR LOAN FUND, as a Term
                                        Loan A Lender and as a Term Loan B
                                        Lender

                                        By: Van Kampen Investment Advisory Corp.

                                        By: /s/ Brad Langs
                                            ------------------------------------
                                            Name: Brad Langs
                                            Title: Executive Director

                          Loan Agreement Signature Page

                                        VAN KAMPEN SENIOR INCOME TRUST, as a
                                        Term Loan A Lender and as a Term Loan B
                                        Lender

                                        By: Van Kampen Investment Advisory Corp.

                                        By: /s/ Brad Langs
                                            ------------------------------------
                                            Name: Brad Langs
                                            Title: Executive Director

                          Loan Agreement Signature Page